Exhibit 10.4

Execution Version

EXCHANGE AGREEMENT

This Exchange Agreement (this “Agreement”) is made and entered into as of November 21, 2017, by and among Talos Production LLC, a Delaware limited liability company (the “Company”), Talos Production Finance Inc., a Delaware corporation (the “Co-Issuer” and, together with the Company, the “Issuers”), Stone Energy Corporation, a Delaware corporation (“Stone”), Sailfish Energy Holdings Corporation, a Delaware Corporation (“New Stone”), the lenders listed on Schedule A hereto (collectively, the “Institutional Bridge Loan Lenders”), the lenders listed on Schedule B hereto (collectively, the “Sponsor Bridge Loan Lenders” and together with the Institutional Bridge Loan Lenders, the “Bridge Loan Lenders”), the noteholders listed on Schedule C (or their permitted assigns) hereto (collectively, the “Sponsor Noteholders”) and the noteholders listed on Schedule D hereto (the “Stone Noteholders”). The Company, the Co-Issuer, Stone, New Stone, the Institutional Bridge Loan Lenders, the Sponsor Bridge Loan Lenders, the Stone Noteholders and the Sponsor Noteholders are collectively referred to herein as the “Parties” and individually as a “Party” as the context may require.

RECITALS

WHEREAS, reference is made to that Second Lien Bridge Loan Agreement, dated as of April 3, 2017 (the “Bridge Loan Agreement”), by and among the Issuers, as borrowers thereunder, the subsidiary guarantors party thereto from time to time, the Bridge Loan Lenders and Wilmington Trust, National Association, as administrative agent and collateral agent, pursuant to which the Bridge Loan Lenders made loans of $172,023,000 in aggregate principal amount to the Issuers (the “Bridge Loans”);

WHEREAS, reference is made to that certain indenture, dated as of February 28, 2017 (the “Stone Indenture”), by and among Stone Energy Corporation (“Stone”), as issuer thereunder, Stone Energy Offshore, L.L.C., as subsidiary guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Stone Notes Trustee”) and collateral agent, pursuant to which Stone issued $225,000,000 in aggregate principal amount of 7.500% Senior Secured Notes due 2022 (the “Stone Notes”);

WHEREAS, reference is made to that certain indenture, dated as of April 3, 2017 (the “Sponsor Notes Indenture”), by and among the Issuers, as issuers thereunder, the subsidiary guarantors party thereto from time to time and Wilmington Trust, National Association, as trustee (the “Sponsor Notes Trustee”), pursuant to which the Borrowers issued $102,000,000 in aggregate principal amount of 9.75% Senior Notes due 2022 (the “Sponsor Notes”);

WHEREAS, on November 21, 2017, Stone, New Stone, Sailfish Merger Sub Corporation (“Merger Sub”), Talos Energy LLC (“Talos Energy”) and the Company have entered into a Transaction Agreement (the “Transaction Agreement”), providing for, among other things, the combination of Talos Energy and its subsidiaries with Stone (the Transactions (as defined in the Transaction Agreement), other than the transactions described in Sections (vii) through (x) of the second recital to the Transaction Agreement, the “Combination”);

WHEREAS, on the Closing Date (as defined below), on the terms and subject to the conditions set forth herein, the Sponsor Noteholders desire to exchange (the “Sponsor Notes Exchange” and together with, the Bridge Loan Lender Exchange and the Stone Noteholder Exchange, the “Exchange”) Sponsor Notes in the principal amounts set forth opposite each Sponsor’s name on Schedule C hereto (the “Applicable Sponsor Note Amount”) for a number of shares of common stock of New Stone equal to, with respect to each Sponsor, the quotient of (x) the Applicable Sponsor Note Amount divided by (y) the last reported trading price of one share of common stock of Stone, par value $0.01 per share (“Stone Common Stock”) prior to the close of trading on the New York Stock Exchange on the last full trading day prior to the Closing Date as reported by Bloomberg;

WHEREAS, on the Closing Date, immediately following the Sponsor Notes Exchange, on the terms and subject to the conditions set forth herein, the Bridge Loan Lenders desire to exchange (the “Bridge Loan Lender Exchange”) Bridge Loans in the principal amounts set forth opposite each Bridge Loan Lender’s name on Schedules A and B for 11.00% senior secured second-priority notes of the Issuers (the “New Second Lien Notes”) in the principal amounts set forth opposite each Bridge Loan Lender’s name on Schedules A and B hereto;

WHEREAS, on the Closing Date, concurrently with the Bridge Loan Lender Exchange, on the terms and subject to the conditions set forth herein, the Stone Noteholders desire to exchange (the “Stone Noteholder Exchange”) Stone Notes in the principal amounts set forth opposite each Stone Noteholder’s name on Schedule D hereto for New Second Lien Notes in the principal amounts set forth opposite each Stone Noteholder’s name on Schedule D hereto;

WHEREAS, the New Second Lien Notes will be issued pursuant to an indenture to be entered into on the Closing Date (the “New Second Lien Notes Indenture”) by and among the Issuers, certain subsidiaries of the Issuers as guarantors thereunder, and Wilmington Trust, National Association or another trustee and collateral agent reasonably acceptable to the Parties (the “New Second Lien Notes Trustee”), substantially in the form attached hereto as Exhibit A, with such changes as are required by the New Second Lien Notes Trustee and shall accrue interest from the Closing Date;

WHEREAS, the New Second Lien Notes will be delivered in book-entry form through the facilities of the Depositary Trust Company (“DTC”), and will be deposited with, or on behalf of DTC, and registered in the name of Cede & Co., as DTC’s nominee;

WHEREAS, the Exchange will result in no new proceeds to the Issuers;

WHEREAS, following the date of this Agreement and prior to the Closing Date, the Issuers shall make an offer to all holders of Stone Notes that are not party to this Agreement and may make an offer to any or all holders of the Issuers’ 9.75% Senior Notes due 2018 (the “2018 Notes”), and that, in each case, are “accredited investors” within the meaning of Regulation D of the U.S. Securities Act of 1933 (the “Securities Act”), to exchange their Stone Notes or 2018 Notes, as the case may be, for New Second Lien Notes;

NOW, THEREFORE, in consideration of the premises and the agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

Exchange

Section 1.1 Exchange of the Sponsor Notes. On the terms and subject to the satisfaction of the conditions set forth in this Agreement, the Issuers, New Stone and the Sponsor Noteholders, severally and not jointly, agree to consummate the Sponsor Notes Exchange and certain of the transactions contemplated hereby on the Closing Date as follows:

a) Sponsor Notes Exchange. Each Sponsor Noteholder shall, severally and not jointly, surrender, transfer and deliver to New Stone its Applicable Sponsor Notes Amount of Sponsor Notes. New Stone shall then transfer and deliver such Sponsor Notes to the Company in exchange for additional equity interests in the Company (following which the Sponsor Notes shall be cancelled by operation of law), and the Company shall surrender, transfer and deliver such Sponsor Notes to the Sponsor Notes Trustee for cancellation in accordance with the terms of the Sponsor Notes Indenture through the Deposit/Withdrawal at Custodian procedures of DTC (and the Company shall promptly effect such cancellation), together with all right, title and interest to the Sponsor Notes. Such transfer of Sponsor Notes shall be made solely in exchange for the following:

(i) On the Closing Date, New Stone shall issue and deliver to each Sponsor Noteholder a number of shares of common stock of New Stone, par value $0.01 per share (“New Stone Common Stock”) equal to, with respect to such Sponsor, the quotient of (x) its Applicable Sponsor Note Amount divided by (y) the last reported trading price of Stone Common Stock prior to the close of trading on the New York Stock Exchange on the last full trading day prior to the Closing Date as reported by Bloomberg.

(ii) On the Closing Date, the Company shall make a cash payment directly to each Sponsor Noteholder equal to the accrued and unpaid interest in respect of the principal amount of Sponsor Notes so exchanged from, and including, the most recent date on which interest thereon was paid, to, but not including, the Closing Date (to be calculated in accordance with the Sponsor Notes Indenture) by wire transfer in immediately available funds to the account(s) previously provided by such Sponsor Noteholder in accordance with the Sponsor Notes Indenture.

Section 1.2 Exchange of the Bridge Loans. On the terms and subject to the satisfaction of the conditions set forth in this Agreement, the Issuers and the Bridge Loan Lenders, severally and not jointly, agree to consummate the Bridge Loan Exchange and certain of the transactions contemplated hereby on the Closing Date as follows:

a) Bridge Loan Lender Exchange. Each Bridge Loan Lender shall, severally and not jointly, transfer and deliver to the Issuers for cancellation Bridge Loans in the aggregate principal amount set forth opposite such Bridge Loan Lender’s name on Schedule A or B, as applicable, together with all right, title and interest to the Bridge Loans. Such transfer of Bridge Loans shall be made solely in exchange for the following:

(i) On the Closing Date, the Issuers shall issue and deliver to each Bridge Loan Lender New Second Lien Notes in the aggregate principal amount set forth opposite such Bridge Loan Lender’s name on Schedule A or B hereto, as applicable.

(ii) On the Closing Date, the Issuers shall issue and deliver to each Bridge Loan Lender who so elects, New Second Lien Notes in an amount equal to the accrued and unpaid interest in respect of the principal amount of Bridge Loans so exchanged from, and including, the most recent date on which interest thereon was paid, to, but not including, the Closing Date (to be calculated in accordance with the Bridge Loan Agreement).

(iii) On the Closing Date, the Issuers shall make a cash payment directly to each Bridge Loan Lender equal to the accrued and unpaid interest in respect of the principal amount of Bridge Loans so exchanged from, and including, the most recent date on which interest thereon was paid, to, but not including, the Closing Date (to be calculated in accordance with the Bridge Loan Agreement) by wire transfer in immediately available funds to the account(s) previously provided by such Bridge Loan Lender in accordance with the Bridge Loan Agreement; provided, that the Issuers will not make such payment to Bridge Loan Lenders who elect to receive the treatment set forth in Section 1.2(a)(ii).

(iv) On the Closing Date, the Company shall pay a work fee in cash to each Bridge Loan Lender equal to 2.37% of the aggregate principal amount of Bridge Loans exchanged by such Bridge Loan Lender (the “Bridge Loan Lender Work Fee”).

Section 1.3 Exchange of the Stone Notes. On the terms and subject to the satisfaction of the conditions set forth in this Agreement, the Issuers, Stone and the Stone Noteholders, severally and not jointly, agree to consummate the Stone Noteholder Exchange and certain of the transactions contemplated hereby on the Closing Date as follows:

a) Stone Noteholder Exchange. Each Stone Noteholder shall, severally and not jointly, surrender, transfer and deliver to the Issuers Stone Notes in the aggregate principal amount set forth on Schedule D. The Issuers shall then transfer and deliver such Stone Notes to Stone, and Stone shall surrender, transfer and deliver such Stone Notes to the Stone Notes Trustee for cancellation in accordance with the terms of the Stone Indenture through the Deposit/Withdrawal at Custodian procedures of DTC (and Stone shall promptly effect such cancellation), together with all right, title and interest to the Stone Notes. Such transfer of Stone Notes shall be made solely in exchange for the following:

(i) On the Closing Date, the Issuers shall issue and deliver to the Stone Noteholders New Second Lien Notes in the principal amount set forth opposite each Stone Noteholder’s name on Schedule D hereto.

(ii) On the Closing Date, the Issuers shall issue and deliver to each Stone Noteholder who so elects, New Second Lien Notes in an amount equal to the accrued and unpaid interest in respect of the principal amount of Stone Notes so exchanged from, and including, the most recent date on which interest thereon was paid, to, but not including, the Closing Date (to be calculated in accordance with the Stone Indenture).

(iii) On the Closing Date, the Issuers shall make a cash payment directly to each Stone Noteholder equal to the accrued and unpaid interest in respect of the principal amount of Stone Notes so exchanged from, and including, the most recent date on which interest thereon was paid, to, but not including, the Closing Date (to be calculated in accordance with the Stone Indenture) by wire transfer in immediately available funds to the account(s) previously provided by such Stone Noteholder in accordance with the Stone Indenture; provided, that the Issuers will not make such payment to Stone Noteholders who elect to receive the treatment set forth in Section 1.3(a)(ii).

(iv) On the Closing Date, the Company shall pay a work fee in cash to each Stone Noteholder and any other holder of Stone Notes who exchanges its Stone Notes for New Second Lien Notes equal to 2.37% of the aggregate principal amount of Stone Notes exchanged by such Stone Noteholder (the “Stone Noteholder Work Fee”).

b) Certain Matters Relating to MacKay Shields. Notwithstanding anything to the contrary in this Agreement, the Parties acknowledge that MacKay Shields LLC (“MacKay”) will have no obligation hereunder with respect to any Stone Notes that are on loan pursuant to a securities lending program or with respect to which MacKay is no longer the legal owner, beneficial owner, and/or investment advisor (but not as a result of any affirmative action or election of MacKay). MacKay agrees that it shall (i) use its reasonable efforts to cause Stone Notes not to be lent out under a securities lending program and (ii) not (and shall cause its Affiliates not to) directly or indirectly knowingly encourage, induce or facilitate any revocation of discretionary management authority with respect to any Stone Notes for which it is the investment manager.

Section 1.4 Closing. The closing of the Exchange (the “Closing”) will take place immediately following the consummation of the Combination after the satisfaction (or waiver by the applicable Parties) of the conditions set forth in Sections 1.5(a), 1.5(b) and 1.5(c) below at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel to the Issuers, or on such other date and at such other place as the Parties may agree in writing (the “Closing Date”). The transactions set forth in Sections 1.2 and 1.3 shall be deemed to take place in the order set forth in Article 2 of the Transaction Agreement. None of the Issuers, Talos Energy or Stone will pay or owe any prepayment or redemption premium or any other amount under the Bridge Loan Agreement, the Stone Indenture or the Sponsor Notes Indenture in respect of the Bridge Loans, the Stone Notes or the Sponsor Notes exchanged for New Second Lien Notes or New Stone Common Stock, as the case may be.

Section 1.5 Conditions to Closing.

(a) Obligations of the Bridge Loan Lenders. The obligation of the Bridge Loan Lenders hereunder to consummate the Bridge Loan Exchange and the transactions contemplated hereby at the Closing is subject to the satisfaction, at or before the Closing, of each of the following conditions; provided, that these conditions are for the Bridge Loan Lenders’ sole benefit and may be waived by the Bridge Loan Lenders at any time in their sole discretion by providing the other Parties with prior written notice thereof:

(i) Transaction Documents. (A) This Agreement, the New Second Lien Notes Indenture, the Collateral Agreement (as defined below), the New Second Lien Notes and a registration rights agreement consistent with the description thereof on Exhibit B hereto for the New Second Lien Notes (the “Registration Rights Agreement”) shall have been duly and validly authorized, executed and delivered (and in the case of the New Second Lien Notes, duly and validly authenticated) by all of the parties thereto, and (B) each of the New Second Lien Notes Trustee and the Bridge Loan Lenders shall have received either (x) a counterpart of this Agreement, the New Second Lien Notes Indenture, the Collateral Agreement and the New Second Lien Notes signed on behalf of each party thereto or (y) written evidence reasonably satisfactory to it (which may include telecopy or electronic transmission of a signed signature page) that each party to this Agreement, the New Second Lien Notes Indenture, the Collateral Agreement and the New Second Lien Notes has signed a counterpart of the requisite agreements.

(ii) Combination. The Combination shall have been consummated on the terms described in the Transaction Agreement on or prior to 11:59 p.m. EST on May 31, 2018 (the “Outside Date”), without giving effect to any amendment, consent, waiver or other modification thereof that is materially adverse to interests of the Bridge Loan Lenders (in their capacities as such).

(iii) Collateral. The New Second Lien Notes Trustee and the Bridge Loan Lenders shall have received:

(A)	from the Issuers and the Subsidiary Guarantors (as defined below), a counterpart of the collateral agreement and ancillary security documents (in each case in form and substance consistent with the collateral agreement and ancillary security documents with respect to the Bridge Loans and the New Second Lien Notes Indenture attached hereto as Exhibit A, and otherwise reasonably acceptable to the Stone Noteholders and the Bridge Loan Lenders) to be entered into among the Issuers, the Subsidiary Guarantors and the New Second Lien Notes Trustee, as collateral agent (the “Collateral Agreement”);

(B)

all documents and instruments, including Uniform Commercial Code or other applicable personal property and financing statements, reasonably requested by the New Second Lien Notes Trustee to be filed, registered or recorded to create the liens intended to be created by any security document and perfect such liens to the extent required by, and with the priority required by, such security document shall have been delivered to the New Second Lien Notes Trustee for filing, registration or recording and none of the collateral shall be subject to any other pledges, security interests or mortgages, except for liens permitted under the New Second Lien Notes Indenture;

(C)	all Equity Interests (as defined in the Bridge Loan Agreement) of the Co-Issuer and all Equity Interests of each Restricted Subsidiary (as defined in the Bridge Loan Agreement) directly owned by the Issuers or any Subsidiary Guarantor, in each case as of the date hereof, and required to be delivered to the agent under the new reserve-based revolving credit agreement dated on or about the Closing Date (the “Credit Agreement”) pursuant to the terms thereof, shall have been pledged pursuant to the Collateral Agreement and the New Second Lien Notes Trustee (or the agent under the Credit Agreement as bailee for the New Second Lien Notes Trustee pursuant to the Senior Lien Intercreditor Agreement (as defined below)) shall have received all certificates, if any, representing such securities pledged under the Collateral Agreement, accompanied by instruments of transfer and/or undated powers endorsed in blank; and

(D)	the results of a search of the Uniform Commercial Code filings made with respect to the Issuers and the Subsidiary Guarantors in the jurisdictions reasonably requested by the New Second Lien Notes Trustee or the Institutional Bridge Loan Lenders and the copies of the financing statements disclosed by such search.

(iv) Fees and Expenses. (A) The New Second Lien Notes Trustee shall have received all fees payable thereto pursuant to a fee agreement (the “Fee Agreement”) to be entered into with the Issuers on or prior to the Closing Date, and (B) to the extent invoiced, each Institutional Bridge Loan Lender shall have received reimbursement or payment of all reasonable out-of-pocket expenses in connection with the Bridge Loan Exchange, this Agreement, the New Second Lien Notes Indenture, the Collateral Agreement and other agreements and documents relating thereto and the negotiation thereof.

(v) Representations, Warranties and Agreements. (x) The representations and warranties of the Issuers contained in Article V hereof shall be true and correct, in the case of representations and warranties which are qualified as to materiality, and shall be true and correct in all material respects, in the case of representations and warranties that are not so qualified, and (y) the Issuers and the other subsidiaries of the Company party to the New Second Lien Notes Indenture as guarantors (the “Subsidiary Guarantors”) shall have complied in all material respects with all of their agreements set forth herein, in the New Second Lien Notes Indenture and the Collateral Agreement to be performed or satisfied at or prior to the Closing Date;

(vi) Officer’s Certificate. The Issuers shall have furnished to the Bridge Loan Lenders a certificate, dated as of the Closing Date, of the President or any Vice President and a Secretary or Treasurer of the Issuers in which such officers, to their knowledge, shall state that as of the Closing Date (x) the representations and warranties of the Issuers contained in Article V hereof are true and correct, in the case of representations and warranties which are qualified as to materiality, and true and correct in all material respects, in the case of representations and warranties that are not so qualified and (y) the Issuers and the Subsidiary Guarantors have complied in all material respects with all of their agreements set forth herein and in the New Second Lien Notes Indenture and the Collateral Agreement to be performed or satisfied at or prior to the Closing Date.

(vii) Secretary’s Certificate. With respect to the New Second Lien Notes Indenture, the New Second Lien Notes Trustee shall have received:

(i) a copy of the certificate of formation or incorporation, as applicable, including all amendments thereto, of each of the Issuers and the Subsidiary Guarantors, certified as of a recent date by the Secretary of State of Delaware or the certifying authority in such other jurisdiction in which such party is organized, and a certificate as to the good standing of the Issuers and the Subsidiary Guarantors as of a recent date from such Secretary of State or other certifying authority;

(ii) a certificate of an officer of each of the Issuers and the Subsidiary Guarantors dated the Closing Date and certifying:

(a) that attached thereto is a true and complete copy of the limited liability company agreement or by-laws, as applicable, of such person, as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (b) below;

(b) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors (or managing general partner, managing member or equivalent) of such person authorizing the execution, delivery and performance, as applicable, of the New Second Lien Notes Indenture, the Collateral Agreement, this Agreement, the Exchange, the issuance of the New Second Lien Notes, the guarantees by the Subsidiary Guarantors (the “Guarantees”) and the grants of collateral entered into on the Closing Date, and that such resolutions have not been modified, rescinded or amended and are in full force and effect on the Closing Date;

(c) that the certificate of formation or incorporation, as applicable, of such person has not been amended since the date of the last amendment thereto disclosed pursuant to clause (i) above;

(d) as to the incumbency and specimen signature of each officer executing the New Second Lien Notes Indenture, the Collateral Agreement or any other document delivered in connection therewith on behalf of Issuers and the Subsidiary Guarantors; and

(e) as to the absence of any pending proceeding for the dissolution or liquidation of the Issuers or the Subsidiary Guarantors; and

(iii) a certificate of a director or an officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary or similar officer executing the certificate pursuant to clause (ii) above.

(viii) Intercreditor Agreement. An intercreditor agreement substantially consistent with that certain Intercreditor Agreement, dated as of April 3, 2017, between Toronto Dominion (Texas) LLC, as first lien agent and Wilmington Trust, Nation Association, as second lien agent, with only such modifications thereto as are determined in good faith by the Issuers, the Institutional Bridge Loan Lenders and the Stone Noteholders as not being material and adverse to the holders of the New Second Lien Notes, and setting out the lien priorities between the Credit Agreement and the New Second Lien Notes Indenture (the “Senior Lien Intercreditor Agreement”) shall have been executed and delivered; provided, that if the Stone Notes that remain outstanding after the Closing Date are secured, such Stone Notes shall also be made subject to intercreditor arrangements so that such Stone Notes rank junior in lien priority to the Credit Agreement and rank pari passu in lien priority to the New Second Lien Notes with respect to collateral securing the Stone Notes immediately prior to the Closing Date.

(ix) No Prohibitions. No statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced or issued by any Federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, or other legal restraint or prohibition shall be in effect preventing the consummation by the Issuers, the Subsidiary Guarantors or any Bridge Loan Lender, as applicable, of the Bridge Loan Exchange, the issuance of the New Second Lien Notes or the other transactions hereby intended to be consummated on the Closing Date.

(x) Work Fee. The Bridge Loan Lenders shall have received the Bridge Loan Lender Work Fee concurrently with the closing of the Bridge Loan Lender Exchange.

(xi) Mortgages. Second-priority mortgages securing the obligations with respect to the New Second Lien Notes shall have been recorded in respect of the properties of the Company and its subsidiaries and of Stone and its subsidiaries that are subject to mortgages, as of the date hereof, securing the Bridge Loans or the Stone Notes, as applicable, and such mortgage shall be sufficient to satisfy the Collateral Coverage Minimum (as defined in the New Second Lien Notes Indenture) based on the most recent Reserve Report (as defined in the New Second Lien Notes Indenture).

(xii) Stone and Sponsor Exchange. The Stone Noteholder Exchange shall have been consummated concurrently with the closing of the Bridge Loan Lender Exchange and immediately following the Sponsor Notes Exchange.

(xiii) Tender Offer and Consent Solicitation. (i) A majority of the Stone Notes (excluding Stone Notes held by the Stone Noteholders) shall have been tendered pursuant to the Tender Offer and Consent Solicitation (as defined in the Transaction Agreement) for the consideration offered thereunder, the supplemental indenture to the Stone Notes Indenture shall have become effective (and the amendments therein (and collateral releases, if any) shall have become operative) and, after giving effect to such supplemental indenture, the transactions contemplated by this Agreement and the Transaction Agreement shall not result in a default or breach of the Stone Indenture and (ii) any remaining Stone Notes immediately upon the consummation of the transactions contemplated by this Agreement shall be unsecured or secured only by the collateral securing such Stone Notes immediately prior to the Closing Date equally and ratably with the New Second Lien Notes.

(xiv) Legal Opinion. The holders of the New Second Lien Notes and the New Second Lien Notes Trustee shall have received a written opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel to the Issuers, (A) dated the Closing Date, (B) addressed to the holders of the New Second Lien Notes and the New Second Lien Notes Trustee and (C) solely with respect to the opinions set forth on Exhibit D hereto.

(xv) Single CUSIP. As of the Closing Date, (i) all indebtedness issued in connection with this Agreement or the Tender Offer and Consent Solicitation shall be New Second Lien Notes and (ii) all New Second Lien Notes issued on the Closing Date that are (x) IAI notes shall trade under a single IAI CUSIP number, (y) Reg S notes shall trade under a single Reg S CUSIP number and (z) 144A notes shall trade under a single 144A CUSIP number.

(b) Obligations of the Stone Noteholders. The obligation of the Stone Noteholders hereunder to consummate the Stone Noteholder Exchange and the transactions contemplated hereby at the Closing is subject to the satisfaction, at or before the Closing, of each of the following conditions; provided, that these conditions are for the Stone Noteholders’ sole benefit and may be waived by the Stone Noteholders at any time in their sole discretion by providing the other Parties with prior written notice thereof:

(i) Transaction Documents. (A) This Agreement, the New Second Lien Notes Indenture, the Collateral Agreement, the New Second Lien Notes and the Registration Rights Agreement shall have been duly and validly authorized, executed and delivered (and in the case of the New Second Lien Notes, duly and validly authenticated) by all of the parties thereto, and (B) each of the New Second Lien Notes Trustee and the Stone Noteholders shall have received either (x) a counterpart of this Agreement, the New Second Lien Notes Indenture, the Collateral Agreement and the New Second Lien Notes signed on behalf of each party thereto or (y) written evidence reasonably satisfactory to it (which may include telecopy or electronic transmission of a signed signature page) that each party to this Agreement, the New Second Lien Notes Indenture, the Collateral Agreement and the New Second Lien Notes has signed a counterpart of the requisite agreements.

(ii) Combination. The Combination shall have been consummated on the terms described in the Transaction Agreement on or prior to the Outside Date, without giving effect to any amendment, consent, waiver or other modification thereof that is materially adverse to interests of the Stone Noteholders (in their capacities as such).

(iii) Collateral. The New Second Lien Notes Trustee and the Stone Noteholders shall have received:

(A)	from the Issuers and the Subsidiary Guarantors, a counterpart of the Collateral Agreement;

(B)	all documents and instruments, including Uniform Commercial Code or other applicable personal property and financing statements, reasonably requested by the New Second Lien Notes Trustee to be filed, registered or recorded to create the liens intended to be created by any security document and perfect such liens to the extent required by, and with the priority required by, such security document shall have been delivered to the New Second Lien Notes Trustee for filing, registration or recording and none of the collateral shall be subject to any other pledges, security interests or mortgages, except for liens permitted under the New Second Lien Notes Indenture;

(C)	all Equity Interests of the Co-Issuer and all Equity Interests of each Restricted Subsidiary directly owned by the Issuers or any Subsidiary Guarantor, in each case as of the date hereof, and required to be delivered to the agent under the Credit Agreement pursuant to the terms thereof, shall have been pledged pursuant to the Collateral Agreement and the New Second Lien Notes Trustee (or the agent under the Credit Agreement as bailee for the New Second Lien Notes Trustee pursuant to the Senior Lien Intercreditor Agreement) shall have received all certificates, if any, representing such securities pledged under the Collateral Agreement, accompanied by instruments of transfer and/or undated powers endorsed in blank; and

(D)	the results of a search of the Uniform Commercial Code filings made with respect to the Issuers and the Subsidiary Guarantors in the jurisdictions reasonably requested by the New Second Lien Notes Trustee or the Stone Noteholders and the copies of the financing statements disclosed by such search.

(iv) Fees and Expenses. (A) The New Second Lien Notes Trustee shall have received all fees payable thereto pursuant to the Fee Agreement to be entered into with the Issuers on or prior to the Closing Date and (B) to the extent invoiced, each Stone Noteholder shall have received reimbursement or payment of all reasonable out-of-pocket expenses in connection with the Stone Noteholder Exchange, this Agreement, the New Second Lien Notes Indenture, the Collateral Agreement and other agreements and documents relating thereto and the negotiation thereof.

(v) Representations, Warranties and Agreements. (x) The representations and warranties of the Issuers contained in Article V hereof shall be true and correct, in the case of representations and warranties which are qualified as to materiality, and shall be true and correct in all material respects, in the case of representations and warranties that are not so qualified, and (y) the Issuers and the Subsidiary Guarantors shall have complied in all material respects with all of their agreements set forth herein, in the New Second Lien Notes Indenture and the Collateral Agreement to be performed or satisfied at or prior to the Closing Date;

(vi) Officer’s Certificate. The Issuers shall have furnished to the Stone Noteholders a certificate, dated as of the Closing Date, of the President or any Vice President and a Secretary or Treasurer of the Issuers in which such officers, to their knowledge, shall state that as of the Closing Date (x) the representations and warranties of the Issuers contained in Article V hereof are true and correct, in the case of representations and warranties which are qualified as to materiality, and true and correct in all material respects, in the case of representations and warranties that are not so qualified and (y) the Issuers and the Subsidiary Guarantors have complied in all material respects with all of their agreements set forth herein and in the New Second Lien Notes Indenture and the Collateral Agreement to be performed or satisfied at or prior to the Closing Date.

(vii) Secretary’s Certificate. With respect to the New Second Lien Notes Indenture, the New Second Lien Notes Trustee shall have received:

(i) a copy of the certificate of formation or incorporation, as applicable, including all amendments thereto, of each of the Issuers and the Subsidiary Guarantors, certified as of a recent date by the Secretary of State of Delaware or the certifying authority in such other jurisdiction in which such party is organized, and a certificate as to the good standing of the Issuers and the Subsidiary Guarantors as of a recent date from such Secretary of State or other certifying authority;

(ii) a certificate of an officer of each of the Issuers and the Subsidiary Guarantors dated the Closing Date and certifying:

(a) that attached thereto is a true and complete copy of the limited liability company agreement or by-laws, as applicable, of such person, as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (b) below;

(b) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors (or managing general partner, managing member or equivalent) of such person authorizing the execution, delivery and performance, as applicable, of the New Second Lien Notes Indenture, the Collateral Agreement, this Agreement, the Exchange, the issuance of the New Second Lien Notes, the Guarantees and the grants of collateral entered into on the Closing Date, and that such resolutions have not been modified, rescinded or amended and are in full force and effect on the Closing Date;

(c) that the certificate of formation or incorporation, as applicable, of such person has not been amended since the date of the last amendment thereto disclosed pursuant to clause (i) above;

(d) as to the incumbency and specimen signature of each officer executing the New Second Lien Notes Indenture, the Collateral Agreement or any other document delivered in connection therewith on behalf of Issuers and the Subsidiary Guarantors; and

(e) as to the absence of any pending proceeding for the dissolution or liquidation of the Issuers or the Subsidiary Guarantors; and

(iii) a certificate of a director or an officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary or similar officer executing the certificate pursuant to clause (ii) above.

(viii) Intercreditor Agreement. The Senior Lien Intercreditor Agreement shall have been executed and delivered; provided, that if the Stone Notes that remain outstanding after the Closing Date are secured, such Stone Notes shall also be made subject to intercreditor arrangements so that such Stone Notes rank junior in lien priority to the Credit Agreement and rank pari passu in lien priority to the New Second Lien Notes with respect to collateral securing the Stone Notes immediately prior to the Closing Date.

(ix) Work Fee. The Stone Noteholders and any other holders of Stone Notes who exchange their Stone Notes for New Second Lien Notes shall have received the Stone Noteholder Work Fee concurrently with the closing of the Stone Noteholder Exchange.

(x) Mortgages. Second-priority mortgages securing the obligations with respect to the New Second Lien Notes shall have been recorded in respect of the properties of the Company and its subsidiaries and of Stone and its subsidiaries that are subject to mortgages, as of the date hereof, securing the Bridge Loans or the Stone Notes, as applicable, and such mortgage shall be sufficient to satisfy the Collateral Coverage Minimum (as defined in the New Second Lien Notes Indenture) based on the most recent Reserve Report (as defined in the New Second Lien Notes Indenture).

(xi) No Prohibitions. No statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced or issued by any Federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, or other legal restraint or prohibition shall be in effect preventing the consummation by the Issuers, the Subsidiary Guarantors or any Stone Noteholder, as applicable, of the Stone Noteholder Exchange, the issuance of the New Second Lien Notes or the other transactions hereby intended to be consummated on the Closing Date.

(xii) Bridge Loan Lender and Sponsor Notes Exchange. The Bridge Loan Lender Exchange shall have been consummated concurrently with the closing of the Stone Noteholder Exchange and immediately following the Sponsor Notes Exchange.

(xiii) Tender Offer and Consent Solicitation. (i) A majority of the Stone Notes (excluding Stone Notes held by the Stone Noteholders) shall have been tendered pursuant to the Tender Offer and Consent Solicitation (as defined in the Transaction Agreement) for the consideration offered thereunder, the supplemental indenture to the Stone Notes Indenture shall have become effective (and the amendments therein (and collateral releases, if any) shall have become operative) and, after giving effect to such supplemental indenture, the transactions contemplated by this Agreement and the Transaction Agreement shall not result in a default or breach of the Stone Indenture and (ii) any remaining Stone Notes immediately upon the consummation of the transactions contemplated by this Agreement shall be unsecured or secured only by the collateral securing such Stone Notes immediately prior to the Closing Date equally and ratably with the New Second Lien Notes.

(xiv) Legal Opinion. The holders of the New Second Lien Notes and the New Second Lien Notes Trustee shall have received a written opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel to the Issuers, (A) dated the Closing Date, (B) addressed to the holders of the New Second Lien Notes and the New Second Lien Notes Trustee and (C) solely with respect to the opinions set forth on Exhibit D hereto.

(xv) Single CUSIP. As of the Closing Date, (i) all indebtedness issued in connection with this Agreement or the Tender Offer and Consent Solicitation shall be New Second Lien Notes and (ii) all New Second Lien Notes issued on the Closing Date that are (x) IAI notes shall trade under a single IAI CUSIP number, (y) Reg S notes shall trade under a single Reg S CUSIP number and (z) 144A notes shall trade under a single 144A CUSIP number.

(c) Obligations of the Sponsor Noteholders. The obligation of the Sponsor Noteholders hereunder to consummate the Sponsor Notes Exchange and the transactions contemplated hereby at the Closing is subject to the satisfaction, at or before the Closing, of each of the following conditions; provided, that these conditions are for the Sponsor Noteholders’ sole benefit and may be waived by the Sponsor Noteholders at any time in their sole discretion by providing the other Parties with prior written notice thereof:

(i) Transaction Documents. This Agreement shall have been duly and validly authorized, executed and delivered by all of the parties thereto.

(ii) Combination. The Combination shall have been consummated on the terms described in the Transaction Agreement on or prior to the Outside Date, without giving effect to any amendment, consent, waiver or other modification thereof that is materially adverse to interests of the Sponsor Noteholders (in their capacities as such).

(iii) Issuer Representations, Warranties and Agreements. (x) The representations and warranties of the Issuers contained in Article V hereof shall be true and correct, in the case of representations and warranties which are qualified as to materiality, and shall be true and correct in all material respects, in the case of representations and warranties that are not so qualified, and (y) the Issuers shall have complied in all material respects with all of their agreements set forth herein to be performed or satisfied at or prior to the Closing Date.

(iv) New Stone Representations, Warranties and Agreements. (x) The representations and warranties of New Stone contained in Article VI hereof shall be true and correct, in the case of representations and warranties which are qualified as to materiality, and shall be true and correct in all material respects, in the case of representations and warranties that are not so qualified, and (y) New Stone shall have complied in all material respects with all of their agreements set forth herein to be performed or satisfied at or prior to the Closing Date.

(v) Officer’s Certificate. The Issuers shall have furnished to the Sponsor Noteholders a certificate, dated as of the Closing Date, of the President or any Vice President and a Secretary or Treasurer of the Issuers in which such officers, to their knowledge, shall state that as of the Closing Date (x) the representations and warranties of the Issuers contained in Article V hereof are true and correct, in the case of representations and warranties which are qualified as to materiality, and true and correct in all material respects, in the case of representations and warranties that are not so qualified and (y) the Issuers have complied in all material respects with all of their agreements set forth herein to be performed or satisfied at or prior to the Closing Date.

(vi) Officer’s Certificate. New Stone shall have furnished to the Sponsor Noteholders a certificate, dated as of the Closing Date, of the President or any Vice President and a Secretary or Treasurer of New Stone in which such officers, to their knowledge, shall state that as of the Closing Date (x) the representations and warranties of New Stone contained in Article VI hereof are true and correct, in the case of representations and warranties which are qualified as to materiality, and true and correct in all material respects, in the case of representations and warranties that are not so qualified and (y) New Stone has complied in all material respects with all of its agreements set forth herein to be performed or satisfied at or prior to the Closing Date.

(vii) Secretary’s Certificate. With respect to the New Stone Common Stock, the Sponsor Noteholders shall have received:

(i) a copy of the certificate of formation or incorporation, as applicable, including all amendments thereto, of New Stone, certified as of a recent date by the Secretary of State of Delaware or the certifying authority in such other jurisdiction in which such party is organized, and a certificate as to the good standing of New Stone as of a recent date from such Secretary of State or other certifying authority;

(ii) a certificate of an officer of New Stone dated the Closing Date and certifying:

(a) that attached thereto is a true and complete copy of the limited liability company agreement or by-laws, as applicable, of such person, as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (b) below;

(b) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors (or managing general partner, managing member or equivalent) of such person authorizing the execution, delivery and performance, as applicable, of this Agreement and the Exchange and the issuance of the New Stone Common Stock on the Closing Date, and that such resolutions have not been modified, rescinded or amended and are in full force and effect on the Closing Date;

(c) that the certificate of formation or incorporation, as applicable, of such person has not been amended since the date of the last amendment thereto disclosed pursuant to clause (i) above;

(d) as to the incumbency and specimen signature of each officer executing any document delivered in connection with this Agreement, the Exchange or the issuance of the New Common Stock on behalf of New Stone; and

(e) as to the absence of any pending proceeding for the dissolution or liquidation of New Stone; and

(iii) a certificate of a director or an officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary or similar officer executing the certificate pursuant to clause (ii) above.

(viii) No Prohibitions. No statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced or issued by any Federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, or other legal restraint or prohibition shall be in effect preventing the consummation by the Issuers, New Stone or any Sponsor Noteholder, as applicable, of the Sponsor Notes Exchange, the issuance of the New Stone Common Stock or the other transactions hereby intended to be consummated on the Closing Date.

(ix) Bridge Loan Lender and Stone Noteholder Exchange. The Bridge Loan Lender Exchange and the Sponsor Notes Exchange shall have been consummated immediately following the closing of the Sponsor Notes Exchange.

ARTICLE II

Representations and Warranties of the Bridge Loan Lenders

Each Bridge Loan Lender hereby makes the following representations and warranties on behalf of itself individually and each such Bridge Loan Lender makes no representation as to the Issuers or any other Bridge Loan Lender:

Section 2.1 Organization; Requisite Authority. Each Bridge Loan Lender is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each Bridge Loan Lender possesses all requisite power and authority necessary to consummate the Bridge Loan Exchange and the transactions contemplated by this Agreement and to transfer the Bridge Loans to the Issuers.

Section 2.2 Authorization. The execution, delivery and performance of this Agreement has been duly authorized by each Bridge Loan Lender. This Agreement, when executed and delivered by each Bridge Loan Lender in accordance with the respective terms hereof, shall constitute a valid and binding obligation of such Bridge Loan Lender, enforceable against such Bridge Loan Lender in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles.

Section 2.3 Information; Consultation with Counsel and Advisors. Each Bridge Loan Lender is entering into this Agreement as principal (and not as agent or in any other capacity); none of the Issuers, or any of the Issuers’ affiliates or agents, are acting as a fiduciary for it; it is entering into this Agreement with a full understanding of the terms, conditions and risks thereof. Each Bridge Loan Lender (a) has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisers in connection herewith to the extent such Bridge Loan Lender has deemed necessary, (b) has had a reasonable opportunity to ask questions of and receive answers from officers and representatives of the Issuers concerning its financial condition and results of operations and the Bridge Loan Exchange to which this Agreement relates, and any such questions have been answered to its satisfaction, and (c) has conducted its own due diligence on the Issuers and the Bridge Loan Exchange and has made its own investment decisions based upon its own judgment, due diligence and advice from such advisers as such Bridge Loan Lender has deemed necessary and not upon any view expressed by or on behalf of the Issuers.

Section 2.4 Broker’s Fees. None of the Bridge Loan Lenders has retained or authorized any investment banker, broker, finder or other intermediary to act on behalf of such Bridge Loan Lender or incurred any liability for any banker’s, broker’s or finder’s fees or commissions in connection with the transactions contemplated by this Agreement.

Section 2.5 Ownership. Each Bridge Loan Lender is the beneficial owner of the aggregate principal amount of and is entitled to any and all accrued and unpaid interest on the Bridge Loans set forth on Schedule A or Schedule B, as the case may be. Upon delivery to the Issuers of the Bridge Loans, and upon each Bridge Loan Lender’s receipt of the New Second Lien Notes, as consideration in respect thereof as set forth herein, pursuant to this Agreement, good and valid title to the Bridge Loans owned by each Bridge Loan Lender will pass to the Issuers, free and clear of any liens, claims, encumbrances, security interests, options or charges of any kind.

Section 2.6 Accredited Investor. Each Bridge Loan Lender is an “accredited investor” within the meaning of Regulation D of the Securities Act.

Section 2.7 No Registration. Each Bridge Loan Lender acknowledges that on the Closing Date the New Second Lien Notes will have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act.

ARTICLE III

Representations and Warranties of the Stone Noteholders

Each Stone Noteholder hereby makes the following representations and warranties on behalf of itself individually and each such Stone Noteholder makes no representation as to Stone or any other Stone Noteholder:

Section 3.1 Organization; Requisite Authority. Each Stone Noteholder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each Stone Noteholder possesses all requisite power and authority necessary to consummate the Stone Notes Exchange and the transactions contemplated by this Agreement and to transfer Stone Notes to the Issuers as contemplated by Section 1.3(a).

Section 3.2 Authorization. The execution, delivery and performance of this Agreement has been duly authorized by each Stone Noteholder. This Agreement, when executed and delivered by each Stone Noteholder in accordance with the respective terms hereof, shall constitute a valid and binding obligation of such Stone Noteholder, enforceable against such Stone Noteholder in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles.

Section 3.3 Information; Consultation with Counsel and Advisors. Each Stone Noteholder is either (i) the sole owner of its Stone Notes or (ii) has all necessary investment or voting discretion with respect to its Stone Notes and has the power and authority to bind the owner(s) of such Stone Notes to the terms of this Agreement; none of the Issuers, or any of the Issuers’ affiliates or agents, are acting as a fiduciary for any Stone Noteholder; each Stone Noteholder is entering into this Agreement with a full understanding of the terms, conditions and risks thereof. Each Stone Noteholder or its investment advisor (a) has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisers in connection herewith to the extent such Stone Noteholder has deemed necessary, (b) has had a reasonable opportunity to ask questions of and receive answers from officers and representatives of the Issuers concerning its financial condition and results of operations and the Stone Notes Exchange to which this Agreement relates, and any such questions have been answered to its satisfaction, and (c) has conducted its own due diligence on the Issuers and the Stone Notes Exchange and has made its own investment decisions based upon its own judgment, due diligence and advice from such advisers as such Stone Noteholder has deemed necessary and not upon any view expressed by or on behalf of the Issuers.

Section 3.4 Broker’s Fees. None of the Stone Noteholders has retained or authorized any investment banker, broker, finder or other intermediary to act on behalf of such Stone Noteholder or incurred any liability for any banker’s, broker’s or finder’s fees or commissions in connection with the transactions contemplated by this Agreement.

Section 3.5 Ownership. Each Stone Noteholder is the beneficial owner of (or otherwise has sole discretionary management authority with respect to) the aggregate principal amount of and is entitled to any and all accrued and unpaid interest on the Stone Notes set forth on Schedule D. Upon delivery to the Issuers of the Stone Notes, and upon each Stone Noteholder’s receipt of the New Second Lien Notes, as consideration in respect thereof as set forth herein, pursuant to this Agreement, good and valid title to the Stone Notes delivered by such Stone Noteholder will pass to the Issuers, free and clear of any liens, claims, encumbrances, security interests, options or charges of any kind.

Section 3.6 Accredited Investor. Each Stone Noteholder is an “accredited investor” within the meaning of Regulation D of the Securities Act.

Section 3.7 No Registration. Each Stone Noteholder acknowledges that as of the Closing Date the New Second Lien Notes will have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act.

ARTICLE IV

Representations and Warranties of the Sponsor Noteholders

Each Sponsor Noteholder hereby makes the following representations and warranties on behalf of itself individually and each such Sponsor Noteholder makes no representation as to the Issuers or any other Sponsor Noteholder:

Section 4.1 Organization; Requisite Authority. Each Sponsor Noteholder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each Sponsor Noteholder possesses all requisite power and authority necessary to consummate the Sponsor Notes Exchange and the transactions contemplated by this Agreement and to transfer the Sponsor Notes to New Stone.

Section 4.2 Authorization. The execution, delivery and performance of this Agreement has been duly authorized by each Sponsor Noteholder. This Agreement, when executed and delivered by each Sponsor Noteholder in accordance with the respective terms hereof, shall constitute a valid and binding obligation of such Sponsor Noteholder, enforceable against such Sponsor Noteholder in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles.

Section 4.3 Information; Consultation with Counsel and Advisors. Each Sponsor Noteholder is entering into this Agreement as principal (and not as agent or in any other capacity); none of New Stone, or any of New Stone’s affiliates or agents, are acting as a fiduciary for it; it is entering into this Agreement with a full understanding of the terms, conditions and risks thereof. Each Sponsor Noteholder (a) has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisers in connection herewith to the extent such Sponsor Noteholder has deemed necessary, (b) has had a reasonable opportunity to ask questions of and receive answers from officers and representatives of New Stone concerning its financial condition and results of operations and the Sponsor Notes Exchange to which this Agreement relates, and any such questions have been answered to its satisfaction, and (c) has conducted its own due diligence on New Stone and the Sponsor Noteholder and has made its own investment decisions based upon its own judgment, due diligence and advice from such advisers as such Sponsor Noteholder has deemed necessary and not upon any view expressed by or on behalf of New Stone.

Section 4.4 Broker’s Fees. None of the Sponsor Noteholders has retained or authorized any investment banker, broker, finder or other intermediary to act on behalf of such Sponsor Noteholder or incurred any liability for any banker’s, broker’s or finder’s fees or commissions in connection with the transactions contemplated by this Agreement.

Section 4.5 Ownership. Each Sponsor Noteholder is the beneficial owner of the aggregate principal amount of and is entitled to any and all accrued and unpaid interest on the Sponsor Notes set forth on Schedule C. Upon delivery to New Stone of the Sponsor Notes, and upon each Sponsor Noteholder’s receipt of the New Stone Common Stock, as consideration in respect thereof as set forth herein, pursuant to this Agreement, good and valid title to the Sponsor Notes owned by each Sponsor Noteholder will pass to New Stone, free and clear of any liens, claims, encumbrances, security interests, options or charges of any kind.

Section 4.6 Accredited Investor. Each Sponsor Noteholder is an “accredited investor” within the meaning of Regulation D of the Securities Act.

ARTICLE V

Representations, Warranties and Covenants of the Issuers

The Issuers hereby make the following representations as of the date hereof:

Section 5.1 Representations and Warranties.

(i) Each of the Company and the Co-Issuer has been duly incorporated or formed and is a validly existing limited liability company or corporation in good standing under the laws of the State of Delaware, with power and authority (corporate or other) to own its properties and conduct its business; and each of the Company and the Co-Issuer is duly qualified to do business as a foreign entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be duly qualified or in good standing would not individually or in the aggregate have a material adverse effect on the condition (financial or other), business, properties, results of operations or prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).

(ii) Each subsidiary of the Company listed on Schedule E (the “Company Subsidiaries”) hereto has been duly incorporated or formed and is an existing corporation or other entity in good standing under the laws of the jurisdiction of its incorporation or formation, with corporate and/or other similar power and authority to own its properties and conduct its business; and each Company Subsidiary is duly qualified to do business as a foreign corporation or other entity in good standing (in each case, to the extent such concept exists) in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be duly qualified or in good standing would not individually or in the aggregate have a Material Adverse Effect; all of the issued and outstanding capital stock or other ownership interests of each Company Subsidiary has been duly authorized and validly issued and, in the case of any such corporation, is fully paid and non-assessable; and the capital stock or other ownership interests of each Company Subsidiary, directly or through subsidiaries, is owned free from liens, encumbrances and defects except liens permitted by both the Bridge Loan Agreement and the Sponsor Notes Indenture.

(iii) Each of the Company, the Co-Issuer and the Company Subsidiaries that will be Subsidiary Guarantors has (or will have on the Closing Date) all requisite limited liability company, corporate, partnership or similar, as applicable, power and authority to execute, as applicable, the New Second Lien Notes Indenture and the Collateral Agreement and carry out the transactions contemplated thereby and perform its obligations contemplated thereunder. The New Second Lien Notes Indenture and the Collateral Agreement will be, as of the Closing Date, duly authorized by the Company, the Co-Issuer and Company Subsidiaries that will be Subsidiary Guarantors; the New Second Lien Notes will be, as of the Closing Date, duly authorized by the Issuers and the guarantees of the New Second Lien Notes by the Subsidiary Guarantors (the “Guarantees”) will be duly authorized by the Subsidiary Guarantors; and the New Second Lien Notes Indenture and the Collateral Agreement, when executed and delivered by the Company, the Co-Issuer and the Subsidiary Guarantors and assuming due authorization, execution and delivery by the New Second Lien Notes Trustee, will have been duly executed and delivered by the Company, the Co-Issuer and the Subsidiary Guarantors, and, on the Closing Date, the New Second Lien Indenture, the New Second Lien Notes and the Collateral Agreement will constitute valid and legally binding obligations of the Issuers, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and, on the Closing Date, the Guarantees and the Collateral Agreement will constitute valid and legally binding obligations of the Company Subsidiaries that will be Subsidiary Guarantors, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(iv) This Agreement has been duly authorized, executed and delivered by the Company and the Co-Issuer and is a valid and binding agreement of the Company and the Co-Issuer, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(v) Assuming the accuracy of the representations and warranties of the Bridge Loan Lenders, the Stone Noteholders and the Sponsor Noteholders made pursuant to Articles II, III and IV, no consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required (except as may be required as a result of the identity or status of the Bridge Loan Lenders, the Stone Noteholders or the Sponsor Noteholders) for the consummation of the transactions contemplated by this Agreement, or the execution, delivery and performance of the New Second Lien Notes Indenture, the Collateral Agreement, the New Second Lien Notes, the consummation of the Exchange or the Guarantees or the issuance of the New Second Lien Notes, except such as will have been obtained on or prior to the Closing Date; for such other consents, approvals, authorizations or orders as would not have a Material Adverse Effect; and with respect to deliverables permitted to be provided after the Closing Date pursuant to this Agreement or the New Second Lien Notes Indenture, such filings and recordings as may be required to perfect liens in connection with the New Second Lien Notes Indenture and the Collateral Agreement and any other security documents for the New Second Lien Notes.

(vi) When the New Second Lien Notes are issued, the guarantees of the Company Subsidiaries that will be Subsidiary Guarantors with respect to the New Second Lien Notes will be duly authorized by each Company Subsidiary that will be a Subsidiary Guarantor. When the New Second Lien Notes are issued, executed and authenticated in accordance with the terms of the New Second Lien Notes Indenture, and assuming the New Second Lien Notes have been delivered pursuant to this Agreement, the guarantees of each Company Subsidiary that will be a Subsidiary Guarantor endorsed thereon will constitute valid and legally binding obligations of the Company Subsidiaries that will be Subsidiary Guarantors, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(vii) The execution, delivery and performance of the New Second Lien Notes Indenture, the Collateral Agreement and this Agreement and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien or encumbrance (other than Permitted Liens (as defined in the New Second Lien Notes Indenture)) upon any property or assets of the Company or any Company Subsidiary pursuant to, (i) assuming the accuracy of the representations and warranties of the Bridge Loan Lenders, the Stone Noteholders and the Sponsor Noteholders made pursuant to Articles II, III and IV, any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any Company Subsidiary or any of their properties, or (ii) any agreement or instrument to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary is bound or to which any of the properties of the Company or any Company Subsidiary is subject, or (iii) the charter or by-laws or any equivalent organizational document of the Company or any Company Subsidiary, except, in the case of clauses (i) and (ii), where such breach, violation or default would not, individually or in the aggregate, have a Material Adverse Effect.

(viii) None of the Company, the Co-Issuer or any Company Subsidiary that will be a Subsidiary Guarantor is an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940 (the “Investment Company Act”); and none of the Company, the Co-Issuer or any Company Subsidiary that will be a Subsidiary Guarantor, is, and after giving effect to the Exchange and the issuance of the New Second Lien Notes, will be an “investment company” as defined in the Investment Company Act.

(ix) After due inquiry, the Company and its subsidiaries (the “Applicable Group”), on a consolidated basis taken as a whole, are, and immediately after giving effect to the transactions contemplated by this Agreement, including the consummation of the Exchange and the issuance of the New Second Lien Notes, will be, Solvent. As used herein, the term “Solvent” means, with respect to the Applicable Group (on a consolidated basis, taken as a whole), that as of the date of determination (a) the sum of the Applicable Group’s debt (including contingent liabilities) does not exceed the present fair saleable value, taken on a going concern basis of the Applicable Group’s assets; (b) the Applicable Group’s capital is not unreasonably small in relation to its business as contemplated on the date hereof; and (c) the Applicable Group does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they mature in the ordinary course of business. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that the Applicable Group reasonably expects to become an actual or matured liability. The New Second Lien Notes are not being issued with the intent to hinder, delay or defraud either present or future creditors of any member of the Applicable Group.

ARTICLE VI

Representations, Warranties and Covenants of New Stone

New Stone hereby make the following representations as of the date hereof:

Section 6.1 Representations and Warranties.

(i) New Stone has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business; and New Stone is duly qualified to do business as a foreign entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be duly qualified or in good standing would not individually or in the aggregate have a material adverse effect on the condition (financial or other), business, properties, results of operations or prospects of New Stone and its subsidiaries and affiliates, taken as a whole (a “New Stone Material Adverse Effect”).

(ii) This Agreement has been duly authorized, executed and delivered by New Stone and is a valid and binding agreement of New Stone, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(iii) Assuming the accuracy of the representations and warranties of the Bridge Loan Lenders, the Stone Noteholders and the Sponsor Noteholders made pursuant to Articles II, III and IV, no consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required (except as may be required as a result of the identity or status of the Bridge Loan Lenders, the Stone Noteholder or the Sponsor Noteholders) for the consummation of the transactions contemplated by this Agreement, or the issuance of the New Stone Common Stock, except such as will have been obtained on or prior to the Closing Date and for such other consents, approvals, authorizations or orders as would not have a New Stone Material Adverse Effect.

(iv) The shares of New Stone Common Stock when issued and delivered in the Sponsor Notes Exchange in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable and free of any liens or encumbrances (other than those imposed by applicable law) and issued in compliance with all applicable federal and state securities laws.

(v) New Stone is not an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940 (the “Investment Company Act”); and New Stone is not, and after giving effect to the Sponsor Notes Exchange and the issuance of the New Stone Common Stock, will not be an “investment company” as defined in the Investment Company Act.

(vi) The execution, delivery and performance of this Agreement and compliance with the terms and provisions thereof (including the issuance of the New Stone Common Stock) will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien or encumbrance (other than Permitted Liens (as defined in the New Second Lien Notes Indenture)) upon any property or assets of New Stone or any subsidiary thereof pursuant to, (i) assuming the accuracy of the representations and warranties of the Bridge Loan Lenders, the Stone Noteholders and the Sponsor Noteholders made pursuant to Articles II, III and IV, any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over New Stone or any subsidiary thereof or any of their properties, or (ii) any agreement or instrument to which New Stone or any subsidiary thereof is a party or by which New Stone or any subsidiary thereof is bound or to which any of the properties of New Stone or any subsidiary thereof is subject, or (iii) the charter or by-laws or any equivalent organizational document of New Stone or any subsidiary thereof, except, in the case of clauses (i) and (ii), where such breach, violation or default would not, individually or in the aggregate, have a New Stone Material Adverse Effect.

ARTICLE VII

Representations, Warranties and Covenants of Stone

Stone hereby make the following representations as of the date hereof:

Section 7.1 Representations and Warranties.

(i) Stone has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business; and Stone is duly qualified to do business as a foreign entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be duly qualified or in good standing would not individually or in the aggregate have a material adverse effect on the condition (financial or other), business, properties, results of operations or prospects of Stone and its subsidiaries and affiliates, taken as a whole (a “Stone Material Adverse Effect”).

(ii) This Agreement has been duly authorized, executed and delivered by Stone and is a valid and binding agreement of Stone, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(iii) Assuming the accuracy of the representations and warranties of the Bridge Loan Lenders, the Stone Noteholders and the Sponsor Noteholders made pursuant to Articles II, III and IV, no consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required (except as may be required as a result of the identity or status of the Bridge Loan Lenders, the Stone Noteholder or the Sponsor Noteholders) for the consummation of the transactions contemplated by this Agreement, except such as will have been obtained on or prior to the Closing Date and for such other consents, approvals, authorizations or orders as would not have a Stone Material Adverse Effect.

(iv) Stone is not an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940 (the “Investment Company Act”); and Stone is not, and after giving effect to the Exchange and other transactions contemplated hereby, will not be an “investment company” as defined in the Investment Company Act.

(v) The execution, delivery and performance of this Agreement and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien or encumbrance (other than Permitted Liens (as defined in the New Second Lien Notes Indenture)) upon any property or assets of Stone or any subsidiary thereof pursuant to, (i) assuming the accuracy of the representations and warranties of the Bridge Loan Lenders, the Stone Noteholders and the Sponsor Noteholders made pursuant to Articles II, III and IV, any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over Stone or any subsidiary thereof or any of their properties, or (ii) any agreement or instrument to which Stone or any subsidiary thereof is a party or by which Stone or any subsidiary thereof is bound or to which any of the properties of Stone or any subsidiary thereof is subject, or (iii) the charter or by-laws or any equivalent organizational document of Stone or any subsidiary thereof, except, in the case of clauses (i) and (ii), where such breach, violation or default would not, individually or in the aggregate, have a Stone Material Adverse Effect.

ARTICLE VIII

Miscellaneous Provisions

Section 8.1 Termination. In the event that (i) the Closing Date does not occur on or before the date that is the Outside Date or (ii) the Transaction Agreement is terminated without the consummation of the Combination having occurred, then this Agreement and the Parties’ agreements to consummate the Exchange, shall automatically terminate without further action or notice and without further obligation to any Party. In the event that the payment of the principal amount of the Stone Notes is accelerated in accordance with Section 602 of the Stone Notes Indenture, the Bridge Loan Lenders may terminate their obligations under this Agreement. In the event that payment of the principal amount of the Bridge Loans is accelerated in accordance with Section 7.02 of the Bridge Loan Agreement, the Stone Noteholders may terminate their obligations under this Agreement.

Section 8.2 Notice. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed first class mail (postage prepaid) with return receipt requested or sent by reputable overnight courier service (charges prepaid). Notices will be deemed to have been given hereunder when delivered personally, three business days after deposit in the U.S. mail postage prepaid with return receipt requested and one business day after deposit postage prepaid with a reputable overnight courier service for delivery on the next business day. The addresses and facsimile numbers for any such notices shall be, unless changed by the applicable Party via notice to the other Parties in accordance herewith:

If to the Issuers:

c/o Talos Production LLC

1600 Smith Street, Suite 5000

Houston, TX 77002

Attention: Chief Financial Officer

Fax: 713-351-4100

and

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019

Attention: Gregory Ezring

 Tracey Zaccone

Fax: 212-757-3990

and

Vinson & Elkins LLP

1001 Fannin Street, Suite 2500

Houston, TX 77002

Attention: Stephen M. Gill

 Lande A. Spottswood

Fax: 713-615-5956

If to the Sponsor Bridge Loan Lenders or Sponsor Noteholders:

c/o Apollo Management, L.P.

9 West 57th Street, 43rd Floor

New York, NY 10019

Attention: Rakesh Wilson and Chief Legal Officer

Fax: 646-417-6651

and

c/o Riverstone Holdings LLC

712 5th Avenue, 51st Floor

New York, NY 10019

Attention: Robert Tichio and Chief Legal Officer

Fax: 212-933-0077

If to Institutional Bridge Loan Lenders:

c/o Bain Capital Credit, LP

200 Clarendon Street

Boston MA 02116

and

c/o GSO Capital Partners LP

345 Park Ave, 31st Floor

New York, NY 10154

If to Stone Noteholders:

c/o Franklin Advisers, Inc.

One Franklin Parkway

San Mateo, CA 94403

Attention: Brendan Circle; Chris Chen

Email: Brendan.circle@franklintempleton.com;

chris.chen@franklintempleton.com

c/o MacKay Shields LLC

1345 Avenue of the Americas

New York, NY 10105

Attention: Dohyun Cha (Dohyun.cha@mackayshields.com)

With a copy to: Young Lee (young.lee@mackayshields.com)

With a copy to (which shall not constitute notice):

Akin Gump Strauss Hauer & Feld LLP

1111 Louisiana Street, 45th Floor

Houston, TX 77002

Attention: John Goodgame

                 Rebecca Tyler

Facsimile: (713) 236-0822

Email:      jgoodgame@akingump.com

                rtyler@akingump.com

c/o Josh Morse

Ann Lawrence

DLA Piper LLP (US)

555 Mission Street, Suite 2400

San Francisco, CA 94105-2933

Section 8.3 Entire Agreement. This Agreement and the other documents and agreements executed and delivered among the parties hereto and thereto in connection with the Exchange embody the entire agreement and understanding of the parties hereto and thereto with respect to the subject matter hereof and thereof, and supersede all prior and contemporaneous oral or written agreements, representations, warranties, contracts, correspondence, conversations, memoranda and understandings between or among the parties or any of their agents, representatives or affiliates relative to such subject matter, including, without limitation, any term sheets, emails or draft documents exchanged in connection with the negotiation of the Exchange or otherwise.

Section 8.4 Assignment; Binding Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns. No Party hereto shall assign (a) this Agreement or any rights or obligations hereunder, (b) any of the Bridge Loans or Sponsor Notes held by such Parties, or (c) so long as such Party remains the legal owner, beneficial owner and/or investment advisor or manager of or with power and/or authority to bind such Stone Notes, any of the Stone Notes, without in each case the prior written consent of the other Parties hereto; provided, however, that the Bridge Loan Lenders, the Stone Noteholders and the Sponsor Noteholders may assign their rights and obligations hereunder and their Bridge Loans, Stone Notes or Sponsor Notes, as applicable, to any other person without the prior written consent of any other Party, so long such other person executes a joinder to this Agreement in the form attached as Exhibit C by which such other person agrees to be bound by the obligations of such transferring person under this Agreement.

Section 8.5 Counterparts. This Agreement may be executed in multiple counterparts, and on separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Any counterpart or other signature hereupon delivered by facsimile or other electronic transmission shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such Party.

Section 8.6 Remedies Cumulative. Each party hereto acknowledges that the remedies at law of the other parties for a breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, without posting any bond or furnishing other security, and in addition to all other remedies that may be available, shall be entitled to equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available and no party shall oppose the granting of such relief on the basis that money damages would be sufficient. Except as otherwise provided herein, all rights and remedies of the parties under this Agreement are cumulative and without prejudice to any other rights or remedies available at law; provided, however, that if a Party hereto has exercised its remedies in connection with a purported event of default under the Bridge Loan Agreement, the Stone Indenture or the Sponsor Notes Indenture, such Party shall not be entitled to seek specific performance of any provisions of this Agreement.

Section 8.7 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York; provided, however, that the determination as to whether the Combination has been consummated in accordance with the terms of the Transaction Agreement shall be governed by the law governing the Transaction Agreement. Each Party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such Party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

Section 8.8 No Third Party Beneficiaries or Other Rights. Nothing herein shall grant to or create in any person not a party hereto, or any such person’s dependents or heirs, any right to any benefits hereunder, and no such party shall be entitled to sue any Party to this Agreement with respect thereto.

Section 8.9 Waiver; Consent. This Agreement may not be changed, amended, terminated, augmented, rescinded or discharged (other than in accordance with its terms), in whole or in part, except by a writing executed by the Parties hereto. No waiver of any of the provisions or conditions of this Agreement or any of the rights of a Party hereto shall be effective or binding unless such waiver shall be in writing and signed by the Party claimed to have given or consented thereto. Except to the extent otherwise agreed in writing, no waiver of any term, condition or other provision of this Agreement, or any breach thereof shall be deemed to be a waiver of any other term, condition or provision or any breach thereof, or any subsequent breach of the same term, condition or provision, nor shall any forbearance to seek a remedy for any non-compliance or breach be deemed to be a waiver of a Party’s rights and remedies with respect to such non-compliance or breach.

Section 8.10 Word Meanings. The words such as “herein,” “hereinafter,” “hereof” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The singular shall include the plural, and vice versa, unless the context otherwise requires. The masculine shall include the feminine and neuter, and vice versa, unless the context otherwise requires.

Section 8.11 Further Assurances. The Parties hereto each hereby agree to execute and deliver, or cause to be executed and delivered, such other documents, instruments and agreements, and take such other actions, including giving any further assurances, as any Party may reasonably request in connection with the transactions contemplated by and in this Agreement. In addition, subject to the terms and conditions set forth in this Agreement, each of the Parties shall use its reasonable best efforts (subject to, and in accordance with, applicable law) to take promptly, or to cause to be taken, all actions, and to do promptly, or to cause to be done, and to assist and to cooperate with the other Parties in doing, all things necessary, proper or advisable under applicable laws to consummate and make effective the transactions contemplated hereby, including the obtaining of all necessary, proper or advisable consents, approvals or waivers from third parties and the execution and delivery of any additional instruments reasonably necessary, proper or advisable to consummate the transactions contemplated hereby.

Section 8.12 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Section 8.13 Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

Section 8.14 Tax Treatment. The Parties agree (i) that for U.S. federal and other applicable income tax purposes, exchange of a Bridge Loan or a Stone Note for a New Second Lien Note, pursuant to the terms of this Agreement, is an exchange, for purposes of applying Section 1.1001-1(a) of the United States Treasury Regulations, of each such Bridge Loan or Stone Note pursuant to Section 1.1001-3 of the United States Treasury Regulations, (ii) that the New Second Lien Notes are part of the same issue pursuant to Section 1.1275-1(f) of the United States Treasury Regulations, (iii) that the issue price of the New Second Lien Notes shall be determined in accordance with the applicable provisions of Section 1.1273-2 of the United States Treasury Regulations, and (iv) to file all U.S. federal income tax and state income tax and franchise tax returns in a manner consistent with the foregoing.

Section 8.15 Fees and Expenses of Bridge Loan Lenders. Whether or not the transactions contemplated by this Agreement are consummated, the Company agrees to reimburse the Institutional Bridge Loan Lenders for all invoices, reasonable out-of-pocket expenses in connection with the Bridge Loan Exchange, this Agreement, the New Second Lien Notes Indenture, the Collateral Agreement and other agreements and documents relating thereto, including fees, expenses and disbursements of one primary legal counsel and one local counsel in each applicable jurisdiction. This Section 8.15 shall survive the termination or expiration of this Agreement.

[THE REMAINDER OF THIS PAGE HAS BEEN LEFT BLANK INTENTIONALLY.]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.

Institutional Bridge Loan Lenders:

BLACKSTONE/GSO STRATEGIC CREDIT FUND
By: GSO / Blackstone Debt Funds Management LLC, as Collateral Manager

By:	/s/ Sean Cort
Name:	Sean Cort
Title:	Authorized Signatory

FOXFIELDS FUNDING LLC
BRYN MAWR FUNDING LLC
By: FS Energy and Power Fund, as Sole Member
By: GSO Capital Partners LP, as Sub-Adviser

By:	/s/ Sean Cort
Name:	Sean Cort
Title:	Authorized Signatory

FS INVESTMENT CORPORATION II
By: GSO / Blackstone Debt Funds Management LLC, as Sub-Adviser

By:	/s/ Sean Cort
Name:	Sean Cort
Title:	Authorized Signatory

FS INVESTMENT CORPORATION III
By: GSO / Blackstone Debt Funds Management LLC, as Sub-Adviser

By:	/s/ Sean Cort
Name:	Sean Cort
Title:	Authorized Signatory

[Signature Page to Exchange Agreement]

FUTURE FUND BOARD OF GUARDIANS
By: Bain Capital Credit, LP, as Investment Manager

By:	/s/ Andrew S. Viens
Name:	Andrew S. Viens
Title:	Executive Vice President

BAIN CAPITAL HIGH INCOME PARTNERSHIP, L.P.

By:	/s/ Andrew S. Viens
Name:	Andrew S. Viens
Title:	Executive Vice President

BAIN CAPITAL CREDIT MANAGED ACCOUNT (TCCC), L.P.

By:	/s/ Andrew S. Viens
Name:	Andrew S. Viens
Title:	Executive Vice President

KAISER FOUNDATION HOSPITALS
By: Bain Capital Credit, LP, as Investment Adviser and Manager

By:	/s/ Andrew S. Viens
Name:	Andrew S. Viens
Title:	Executive Vice President

KAISER PERMANENTE GROUP TRUST
By: Bain Capital Credit, LP, as Investment Adviser and Manager

By:	/s/ Andrew S. Viens
Name:	Andrew S. Viens
Title:	Executive Vice President

[Signature Page to Exchange Agreement]

BAIN CAPITAL CREDIT MANAGED ACCOUNT (PSERS), L.P.

By:	/s/ Andrew S. Viens
Name:	Andrew S. Viens
Title:	Executive Vice President

CHI OPERATING INVESTMENT PROGRAM L.P.
By: Bain Capital Credit, LP, as Investment Adviser and Manager

By:	/s/ Andrew S. Viens
Name:	Andrew S. Viens
Title:	Executive Vice President

BAIN CAPITAL SENIOR LOAN FUND PUBLIC LIMITED COMPANY
By: Bain Capital Credit, LP, as Investment Manager

By:	/s/ Andrew S. Viens
Name:	Andrew S. Viens
Title:	Executive Vice President

BAIN CAPITAL CREDIT RIO GRANDE FMC, L.P.

By:	/s/ Andrew S. Viens
Name:	Andrew S. Viens
Title:	Executive Vice President

BAIN CAPITAL SENIOR LOAN FUND, L.P.

By:	/s/ Andrew S. Viens
Name:	Andrew S. Viens
Title:	Executive Vice President

[Signature Page to Exchange Agreement]

SUNSUPER POOLED SUPERANNUATION TRUST
By: Bain Capital Credit, LP, as Manager

By:	/s/ Andrew S. Viens
Name:	Andrew S. Viens
Title:	Executive Vice President

FIRSTENERGY SYSTEM MASTER RETIREMENT TRUST
By: Bain Capital Credit, LP, as Manager

By:	/s/ Andrew S. Viens
Name:	Andrew S. Viens
Title:	Executive Vice President

CATHOLIC HEALTH INITIATIVES MASTER TRUST
By: Bain Capital Credit, LP, as Investment Adviser and Manager

By:	/s/ Andrew S. Viens
Name:	Andrew S. Viens
Title:	Executive Vice President

AON HEWITT GROUP TRUST – HIGH YIELD PLUS BOND FUND
By: Bain Capital Credit, LP, as Manager

By:	/s/ Andrew S. Viens
Name:	Andrew S. Viens
Title:	Executive Vice President

[Signature Page to Exchange Agreement]

LOS ANGELES COUNTY EMPLOYEES RETIREMENT ASSOCIATION
By: Bain Capital Credit, LP, as Manager

By:	/s/ Andrew S. Viens
Name:	Andrew S. Viens
Title:	Executive Vice President

SEARS HOLDINGS PENSION TRUST
By: Bain Capital Credit, LP, as Investment Manager

By:	/s/ Andrew S. Viens
Name:	Andrew S. Viens
Title:	Executive Vice President

BAIN CAPITAL SENIOR LOAN FUND (SRI), L.P.

By:	/s/ Andrew S. Viens
Name:	Andrew S. Viens
Title:	Executive Vice President

BAIN CAPITAL DISTRESSED AND SPECIAL SITUATIONS 2013 (D), L.P.

By:	/s/ Andrew S. Viens
Name:	Andrew S. Viens
Title:	Executive Vice President

BAIN CAPITAL DISTRESSED AND SPECIAL SITUATIONS 2013 (AIV II MASTER), L.P.

By:	/s/ Andrew S. Viens
Name:	Andrew S. Viens
Title:	Executive Vice President

[Signature Page to Exchange Agreement]

BAIN CAPITAL CREDIT MANAGED ACCOUNT (E), L.P.

By:	/s/ Andrew S. Viens
Name:	Andrew S. Viens
Title:	Executive Vice President

SAN FRANCISCO CITY AND COUNTY EMPLOYEES’ RETIREMENT SYSTEM
By: Bain Capital Credit, LP, as Investment Manager

By:	/s/ Andrew S. Viens
Name:	Andrew S. Viens
Title:	Executive Vice President

AMERICAN CENTURY CAPITAL PORTFOLIOS, INC. – AC ALTERNATIVES INCOME FUND
By: Bain Capital Credit, LP, as Subadvisor

By:	/s/ Andrew S. Viens
Name:	Andrew S. Viens
Title:	Executive Vice President

BLUE CROSS OF CALIFORNIA
By: Bain Capital Credit, LP, as Investment Manager

By:	/s/ Andrew S. Viens
Name:	Andrew S. Viens
Title:	Executive Vice President

[Signature Page to Exchange Agreement]

BAIN CAPITAL CREDIT (AUSTRALIA) PTY LTD IN ITS CAPACITY AS TRUSTEE OF QCT
By: Bain Capital Credit, LP, as Manager

By:	/s/ Andrew S. Viens
Name:	Andrew S. Viens
Title:	Executive Vice President

[Signature Page to Exchange Agreement]

Sponsor Bridge Loan Lenders:

REV DIRECT (CAYMAN), L.P.

By:	/s/ Thomas Walker
Name:	Thomas Walker
Title:	Authorized Person

REV TE/ECI (CAYMAN), L.P.

By:	/s/ Thomas Walker
Name:	Thomas Walker
Title:	Authorized Person

[Signature Page to Exchange Agreement]

THETA I, LLC

By:	Apollo Investment Fund VII, L.P.
its sole member

By:	Apollo Advisors VII, L.P.,
its general partner

By:	Apollo Capital Management VII, LLC,
its general partner

By:	/s/ Laurie D. Medley
Name: Laurie D. Medley
Title: Vice President

THETA II, LLC

By:	Apollo Overseas Partners (Delaware 892) VII, L.P.
its sole member

By:	Apollo Advisors VII, L.P.,
its general partner

By:	Apollo Capital Management VII, LLC,
its general partner

By:	/s/ Laurie D. Medley
Name: Laurie D. Medley
Title: Vice President

THETA III, LLC

By:	Apollo Overseas Partners (Delaware) VII, L.P.
its sole member

By:	Apollo Advisors VII, L.P.,
its general partner

By:	Apollo Capital Management VII, LLC,
its general partner

By:	/s/ Laurie D. Medley
Name: Laurie D. Medley
Title: Vice President

[Signature Page to Exchange Agreement]

THETA IV, LLC

By:	Apollo Overseas Partners VII, L.P.
its sole member

By:	Apollo Advisors VII, L.P.,
its managing partner

By:	Apollo Capital Management VII, LLC,
its general partner

By:	/s/ Laurie D. Medley
Name: Laurie D. Medley
Title: Vice President

THETA NR, LLC

By:	Apollo Natural Resources Partners, L.P.
its sole member

By:	Apollo ANRP Advisors, L.P.,
its general partner

By:	Apollo ANRP Capital Management, LLC,
its general partner

By:	/s/ Laurie D. Medley
Name: Laurie D. Medley
Title: Vice President

THETA V, LLC

By:	Apollo Investment Fund (PB) VII, L.P.
its sole member

By:	Apollo Advisors VII, L.P.,
its general partner

By:	Apollo Capital Management VII, LLC,
its general partner

By:	/s/ Laurie D. Medley
Name: Laurie D. Medley
Title: Vice President

[Signature Page to Exchange Agreement]

Stone Noteholders:

FRANKLIN ADVISERS, INC., as investment manager on behalf of certain funds and accounts that are holders of Stone Notes, as set forth on Schedule D attached hereto.

By:	/s/ Edward Perks
Name:	Edward Perks
Title:	Executive Vice President

MACKAY SHIELDS LLC, as investment manager on behalf of certain of its clients that are holders of Stone Notes, which clients hold on the date hereof an aggregate principal amount of Stone Notes set forth on Schedule D attached hereto.

By:	/s/ Andrew Susser
Name:	Andrew Susser
Title:	Executive Managing Director

[Signature Page to Exchange Agreement]

TALOS PRODUCTION LLC

By:	/s/ Timothy S. Duncan
Name:	Timothy S. Duncan
Title:	President & CEO

TALOS PRODUCTION FINANCE INC.

By:	/s/ Timothy S. Duncan
Name:	Timothy S. Duncan
Title:	President & CEO

[Signature Page to Exchange Agreement]

SAILFISH ENERGY HOLDINGS CORPORATION

By:	/s/ James M. Trimble
Name:	James M. Trimble
Title:	Interim Chief Executive Officer and President

STONE ENERGY CORPORATION

By:	/s/ Neal P. Goldman
Name:	Neal P. Goldman
Title:	Chairman of the Board

[Signature Page to Exchange Agreement]

Schedule A

Institutional Bridge Loan Lenders	Principal Amount of Bridge Loans
Blackstone/GSO Strategic Credit Fund	$2,000,000
Bryn Mawr Funding LLC	$32,450,000
Foxfields Funding LLC	$10,800,000
FS Investment Corporation II	$4,500,000
FS Investment Corporation III	$4,500,000
Future Fund Board of Guardians	$9,020,000
Bain Capital High Income Partnership, L.P.	$19,848,000
Bain Capital Credit Managed Account (TCCC), L.P.	$2,350,000
Kaiser Foundation Hospitals	$1,100,000
Kaiser Permanente Group Trust	$1,050,000
Bain Capital Credit Managed Account (PSERS), L.P.	$2,879,000
CHI Operating Investment Program L.P.	$1,050,000
Bain Capital Senior Loan Fund Public Limited Company	$1,125,000
Bain Capital Credit Rio Grande FMC, L.P.	$525,000
Bain Capital Senior Loan Fund, L.P.	$2,250,000
Sunsuper Pooled Superannuation Trust	$650,000
FirstEnergy System Master Retirement Trust	$1,075,000
Catholic Health Initiatives Master Trust	$550,000
Aon Hewitt Group Trust – High Yield Plus Bond Fund	$550,000
Los Angeles County Employees Retirement Association	$1,324,000
Sears Holdings Pension Trust	$3,550,000
Bain Capital Senior Loan Fund (SRI), L.P.	$325,000
Bain Capital Distressed and Special Situations 2013 (D), L.P.	$4,462,000
Bain Capital Distressed and Special Situations 2013 (AIV II Master), L.P.	$10,395,000
Bain Capital Credit Managed Account (E), L.P.	$11,425,000
San Francisco City and County Employees’ Retirement System	$25,000
American Century Capital Portfolios, Inc. – AC Alternatives Income Fund	$500,000
Blue Cross of California	$800,000
Bain Capital Credit (Australia) Pty Ltd in its capacity as trustee of QCT	$1,050,000

Schedule B

Sponsor Bridge Loan Lender	Principal Amount of Bridge Loans
REV DIRECT (CAYMAN), L.P	$11,155,000
REV TE/ECI (CAYMAN), L.P	$6,298,000
Theta I, LLC	$7,669,000
Theta II, LLC	$2,917,000
Theta III, LLC	$1,165,000
Theta IV, LLC	$2,913,000
Theta V, LLC	$298,000
Theta NR, LLC	$7,480,000

Schedule C

Sponsor Noteholders	Principal Amount of Sponsor Notes
REV DIRECT (CAYMAN), L.P	$28,520,000
REV TE/ECI (CAYMAN), L.P	$16,103,000
Theta I, LLC	$19,607,000
Theta II, LLC	$7,459,000
Theta III, LLC	$2,978,000
Theta IV, LLC	$7,448,000
Theta V, LLC	$761,000
Theta NR, LLC	$19,124,000

Schedule D

Stone Noteholder	Principal Amount of Stone Notes
MacKay Shields clients	$49,472,557
FCF-Franklin Income Fund	$72,845,556
FTVIPT-Franklin Income VIP Fund	$6,452,837
FTIF-Franklin Income Fund	$3,454,104
JNL/Franklin Templeton Income Fund	$2,518,350
FT Opportunistic Distressed Fund, Ltd.	$605,745

Schedule E

1.	Talos Production Finance Inc.

2.	Talos Energy Operating Company LLC

3.	Talos Energy Operating GP LLC

4.	Talos Energy International LLC

5.	Talos Energy Offshore LLC

6.	Talos Gulf Coast LLC

7.	Talos Gulf Coast Offshore LLC

8.	Talos Gulf Coast Onshore LLC

9.	Energy Resource Technology GOM, LLC

10.	CKB Petroleum, LLC

11.	Talos Mex Holding Coöperatief U.A.

12.	Talos Mex B.V.

13.	Rio Norte Offshore Company, S. DE R.L. DE C.V

14.	TALOS ENERGY MÉXICO 2, S. DE R.L. DE C.V.

15.	TALOS ENERGY MÉXICO 7, S. DE R.L. DE C.V.

16.	Phoenix-Durango Offshore Company, S. DE R.L. DE C.V.

17.	TALOS ENERGY OFFSHORE MÉXICO 2, S. DE R.L. DE C.V.

18.	TALOS ENERGY OFFSHORE MÉXICO 7, S. DE R.L. DE C.V.

19.	Talos Management Intermediary LLC

20.	Talos Management Holdings LLC

EXHIBIT A – Form of Indenture

(Attached.)

TALOS PRODUCTION LLC

and

TALOS PRODUCTION FINANCE INC.

as Issuers

and the Subsidiary Guarantors party hereto from time to time

11.00% Second-Priority Senior Secured Notes due 2022

INDENTURE

Dated as of [•]

and

[•]

as Trustee and Collateral Agent

i

(cont’d)

(cont’d)

(cont’d)

Appendix A	–	Provisions Relating to Initial Notes and Additional Notes

(cont’d)

EXHIBIT INDEX

Exhibit A	–	Form of Initial Note
Exhibit B	–	Form of Transferee Letter of Representation
Exhibit C	–	Form of Supplemental Indenture

v

CROSS-REFERENCE TABLE

TIA Section		Indenture Section
310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	7.10
	(a)(4)	7.10
	(b)	7.08; 7.10
	(c)	N.A.
311	(a)	7.11
	(b)	7.11
	(c)	N.A.
312	(a)	2.06
	(b)	13.03
	(c)	13.03
313	(a)	7.06
	(b)(1)	7.06
	(b)(2)	7.06
	(c)	7.06
	(d)	7.06
314	(a)	4.02; 4.09
	(b)	4.09
	(c)(1)	13.04
	(c)(2)	13.04
	(c)(3)	N.A.
	(d)	11.08
	(e)	13.05
	(f)	4.10
315	(a)	7.01
	(b)	7.05
	(c)	7.01
	(d)	7.01
	(e)	6.11
316	(a) (last sentence)	13.06
	(a)(1)(A)	6.05
	(a)(1)(B)	6.04
	(a)(2)	N.A.
	(b)	6.07
317	(a)(1)	6.08
	(a)(2)	6.09
	(b)	2.05
318	(a)	13.01

N.A. Means Not Applicable.

Note: This Cross-Reference Table shall not, for any purposes, be deemed to be part of this Indenture.

INDENTURE, dated as of [•], among TALOS PRODUCTION LLC, a Delaware limited liability company (together with its successors and assigns, “Holdings”), TALOS PRODUCTION FINANCE INC., a Delaware corporation (together with its successors and assigns, the “Co-Issuer” and, together with Holdings, the “Issuers”), the Subsidiary Guarantors party hereto from time to time (as defined below) and [•], as trustee (the “Trustee”) and as collateral agent.

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the holders of (i) $[•] aggregate principal amount of the Issuers’ 11.00% Second-Priority Senior Secured Notes due 2022 issued on the date hereof (the “Initial Notes”), (ii) Exchange Notes issued in exchange for the Initial Notes and (iii) Additional Notes issued from time to time (together with the Initial Notes and the Exchange Notes, the “Notes”):

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01 Definitions.

“Acquired Indebtedness” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged, consolidated or amalgamated with or into or became a Restricted Subsidiary of such specified Person, and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

Acquired Indebtedness will be deemed to have been Incurred, with respect to clause (1) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary and, with respect to clause (2) of the preceding sentence, on the date of consummation of such acquisition of such assets.

“Additional Assets” means:

(1) any properties or assets used or useful in the Oil and Gas Business;

(2) capital expenditures by Holdings or a Restricted Subsidiary in the Oil and Gas Business;

(3) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by Holdings or another Restricted Subsidiary; or

(4) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

provided, however, that, in the case of clauses (3) and (4), such Restricted Subsidiary is primarily engaged in the Oil and Gas Business.

“Additional Notes” means the Notes issued under the terms of this Indenture subsequent to the Issue Date.

“Additional Refinancing Amount” means, in connection with the Incurrence of any Indebtedness, Disqualified Stock or Preferred Stock Incurred to refund, refinance or defease any existing Indebtedness, Disqualified Stock or Preferred Stock, the aggregate principal amount of additional Indebtedness, Disqualified Stock or Preferred Stock Incurred to pay interest, premiums or defeasance costs, in each case in an amount equal to the amount required by the instruments governing such existing Indebtedness (whether such existing Indebtedness is redeemed pursuant to a tender offer, optional redemption or otherwise), and fees and expenses Incurred in connection therewith.

“Adjusted Consolidated Net Tangible Assets” means (without duplication), as of the date of determination, the remainder of:

(a) the sum of:

(i) estimated discounted future net revenues from proved oil and gas reserves of Holdings and its Restricted Subsidiaries calculated in accordance with SEC guidelines before any provincial, territorial, state, federal or foreign income taxes, as estimated by Holdings in a reserve report prepared as of the end of Holdings’ most recently completed fiscal year for which audited financial statements are available, as increased by, as of the date of determination, the estimated discounted future net revenues from (A) estimated proved oil and gas reserves acquired since such year end, which reserves were not reflected in such year end reserve report, and (B) estimated oil and gas reserves attributable to upward revisions of estimates of proved oil and gas reserves (including the impact to discounted future net revenues related to development costs previously estimated in the last year end reserve report, but only to the extent such costs were actually incurred since the date of the last year end reserve report) since such year end due to exploration, development, exploitation or other activities, increased by the accretion of discount from the date of the last year end reserve report to the date of determination and decreased by, as of the date of determination, the estimated discounted future net revenues from (C) estimated proved oil and gas reserves included in the last year end reserve report that shall have been produced or disposed of since such year end, and (D) estimated oil and gas reserves included therein that are subsequently removed from the proved oil and gas reserves of Holdings and its Restricted Subsidiaries as so calculated due to downward revisions of estimates of proved oil and gas reserves since such year end due to changes in geological conditions or other factors which would, in accordance with standard industry practice, cause such revisions, provided, that (x) in the case of such year end reserve report and any adjustments since such year end pursuant to clauses (A), (B) and (D), the estimated discounted future net revenues from proved oil and gas reserves shall be determined in their entirety using oil, gas and other hydrocarbon prices and costs that are either (1) calculated in accordance with SEC guidelines and, with respect to such adjustments under clauses (A), (B) or (D), calculated with such prices and costs as if the end of the most recent fiscal quarter preceding the date of determination for which such information is available to Holdings were year end or (2) if Holdings so elects at any time, calculated in accordance with the foregoing clause (1), except that when pricing of future net revenues of proved oil and gas reserves under SEC guidelines is not based on a contract price and is instead based upon benchmark, market or posted pricing, the pricing for each month of estimated future production from such proved oil and gas reserves not subject to contract pricing shall be based upon NYMEX (or successor) published forward prices for the most comparable hydrocarbon commodity applicable to such production month (adjusted for energy content, quality and basis differentials, with such basis differentials determined as provided in the definition of “Borrowing Base” and giving application to the last sentence of such definition hereto), as such forward prices are published as of the year end date of such reserve report or, with respect to post-year end adjustments under clauses (A), (B) or (D), the last day of the most recent fiscal quarter preceding the date of determination, (y) the pricing of estimated proved reserves that have been produced or disposed since year end as set forth in clause (D) shall be based upon the applicable pricing elected for the prior year end reserve report as provided in clause (x), and (z) in each of cases (A), (B), (C) and (D) as estimated by Holdings’ petroleum engineers or any independent petroleum engineers engaged by Holdings for that purpose;

(ii) the capitalized costs that are attributable to Oil and Gas Properties of Holdings and its Restricted Subsidiaries to which no proved oil and gas reserves are attributable, based on Holdings’ books and records as of a date no earlier than the date of Holdings’ latest annual or quarterly consolidated financial statements;

(iii) the Net Working Capital on a date no earlier than the date of Holdings’ latest annual or quarterly consolidated financial statements;

(iv) assets related to commodity risk management activities less liabilities related to commodity risk management activities, in each case to the extent that such assets and liabilities arise in the ordinary course of the Oil and Gas Business; and

(v) the greater of (A) the net book value of other tangible assets (including, without limitation, investments in unconsolidated Restricted Subsidiaries and mineral rights held under lease or other contractual arrangement) of Holdings and its Restricted Subsidiaries, as of a date no earlier than the date of Holdings’ latest annual or quarterly consolidated financial statements, and (B) the appraised value, as estimated by independent appraisers within the immediately preceding 12 months, of other tangible assets (including, without limitation, investments in unconsolidated Restricted Subsidiaries and mineral rights held under lease or other contractual arrangement) of Holdings and its Restricted Subsidiaries, as of a date no earlier than the date of Holdings’ latest audited consolidated financial statements (it being understood that Holdings shall not be required to obtain any appraisal of any assets); minus

(b) the sum of:

(i) any amount included in clauses (a)(i) through (a)(v) above that is attributable to minority interests;

(ii) any net gas balancing liabilities of Holdings and its Restricted Subsidiaries reflected in Holdings’ latest audited consolidated financial statements;

(iii) to the extent included in clause (a)(i) above, the estimated discounted future net revenues, calculated in accordance with SEC guidelines (utilizing the prices and costs as provided in clause (a)(i)), attributable to reserves which are required to be delivered to third parties to fully satisfy the obligations of Holdings and its Restricted Subsidiaries with respect to Volumetric Production Payments (determined, if applicable, using the schedules specified with respect thereto); and

(iv) to the extent included in clause (a)(i) above, the estimated discounted future net revenues, calculated in accordance with SEC guidelines (utilizing prices and costs as provided in clause (a)(i)), attributable to reserves subject to Dollar-Denominated Production Payments which, based on the estimates of production and price assumptions included in determining the estimated discounted future net revenues specified in clause (a)(i) above, would be necessary to fully satisfy the payment obligations of Holdings and its Restricted Subsidiaries with respect to Dollar-Denominated Production Payments (determined, if applicable, using the schedules specified with respect thereto).

If Holdings changes its method of accounting from the full cost method of accounting to the successful efforts or a similar method, “Adjusted Consolidated Net Tangible Assets” will continue to be calculated as if Holdings were still using the full cost method of accounting.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Aggregate Special Cap” means an amount equivalent to 20% of EBITDA for the applicable four quarter period, prior to giving effect to the exclusions, add-backs and operating expense reductions and other operating improvements or synergies that are subject to the Aggregate Special Cap.

“All-in Yield” means the yield payable to all lenders providing the applicable Indebtedness in the primary syndication thereof, whether in the form of interest rate, premiums, margin, original issue discount, up-front fees, rate floors or otherwise; provided, that original issue discount and up-front fees shall be equated to interest rate assuming a 4-year life to maturity (or, if less, the remaining life of such loans); and, provided, further, that “All-in Yield”

shall not include arrangement, commitment, underwriting, structuring or similar fees paid to arrangers for such loans (not to exceed 2.00%) or customary consent fees for an amendment paid generally to consenting lenders, default rate of 2.00%, customary administrative agency and collateral agency fees, changes in the underlying LIBOR rate (or similar rate) or base rate not caused by any amendment, supplement, modification, or replacement to such Indebtedness, and customary letter of credit issuance fees.

“Applicable Premium” means the excess of (A) the present value of all remaining required interest payments through the first anniversary of the Issue Date (excluding accrued and unpaid interest), plus the present value of the redemption price of the Notes being redeemed set forth in Paragraph 5 of the Note, assuming a redemption date of the first anniversary of the Issue Date, in each case computed using a discount rate equal to the Treasury Rate plus 50 basis points over the then outstanding principal amount of the Notes being redeemed. For purposes of this definition, “Treasury Rate” means the rate per annum equal to the yield to maturity at the time of computation of the United States Treasury securities with a constant maturity as compiled and published in the most recent Federal Reserve Statistical Release H-15 (519) that has become publicly available at least two (2) Business Days prior to such time (or, if such Statistical Release is no longer published, any publicly available source of similar market data) most nearly equal to the period from such date of prepayment to the first anniversary of the Issue Date; provided, however, that if the period from such date of prepayment to the first anniversary of the Issue Date is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given.

“Approved Petroleum Engineers” shall mean (a) Netherland, Sewell & Associates, Inc., (b) Ryder Scott Company, L.P., (c) W. D. Van Gonten & Co. Petroleum Engineering, (d) DeGolyer and MacNaughton, (e) Cawley, Gillespie & Associates, Inc., (f) Miller and Lents, Ltd. and (g) at the Issuers’ option, any other independent petroleum engineers selected by the Issuers and reasonably acceptable to the administrative agent under the Credit Agreement governing Indebtedness incurred under Section 4.03(b)(i).

“Asset Sale” means:

(1) the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets (including by way of Production Payments and Reserve Sales and Sale/ Leaseback Transactions) (other than an operating lease entered into in the ordinary course of the Oil and Gas Business) (each referred to in this definition as a “disposition”); or

(2) the issuance or sale of Equity Interests (other than directors’ qualifying shares and shares issued to foreign nationals or other third parties to the extent required by applicable law) of any Restricted Subsidiary (other than to Holdings or another Restricted Subsidiary) (whether in a single transaction or a series of related transactions), in each case other than:

(a) a disposition of cash, Cash Equivalents or Investment Grade Securities or obsolete, damaged or worn out property or equipment in the ordinary course of business;

(b) the disposition of all or substantially all of the assets of Holdings in a manner permitted pursuant to Section 5.01 or any disposition that constitutes a Change of Control;

(c) any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under Section 4.04;

(d) any disposition of assets of Holdings or any Restricted Subsidiary or issuance or sale of Equity Interests of Holdings or any Restricted Subsidiary, which assets or Equity Interests so disposed or issued have an aggregate Fair Market Value (as determined in good faith by Holdings) of less than $15.0 million, provided that dispositions pursuant to this clause (d) shall not exceed $20.0 million in any 12 month consecutive period;

(e) any disposition of property or assets, or the issuance of securities, by a Restricted Subsidiary to Holdings or by Holdings or a Restricted Subsidiary to a Restricted Subsidiary;

(f) [reserved];

(g) foreclosure or any similar action with respect to any property or other asset of Holdings or any of the Restricted Subsidiaries;

(h) [reserved];

(i) the lease, assignment or sublease of, or any transfer related to a “reverse build to suit” or similar transaction in respect of, any real or personal property in the ordinary course of business;

(j) the disposition of (i) inventory and other goods held for sale, including Hydrocarbons and other mineral products in the ordinary course of business, (ii) obsolete, worn out, used or surplus equipment, vehicles and other assets (other than accounts receivable) in the ordinary course of business (including any asset (other than Oil and Gas Properties) that is no longer necessary, used or useful for the business of Holdings or its Restricted Subsidiaries or is replaced by equipment of at least comparable value and use), and (iii) dispositions to landlords of improvements made to leased real property pursuant to customary terms of leases entered into in the ordinary course of business;

(k) any grant in the ordinary course of business of any license of patents, trademarks, know-how or any other intellectual property;

(l) in the ordinary course of business, any swap of assets, or lease, assignment or sublease of any real or personal property, in exchange for services (including in connection with any outsourcing arrangements) of comparable or greater value or usefulness to the business of Holdings and the Restricted Subsidiaries as a whole, as determined in good faith by Holdings;

(m) [reserved];

(n) any financing transaction with respect to property built or acquired by Holdings or any Restricted Subsidiary after the Issue Date, including any Sale/Leaseback Transaction or asset securitization permitted by this Indenture;

(o) dispositions in connection with Permitted Liens;

(p) any disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than Holdings or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition;

(q) the sale of any property in a Sale/Leaseback Transaction within twelve months of the acquisition of such property;

(r) dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

(s) any surrender, expiration or waiver of contract rights or oil and gas leases or the settlement, release, recovery on or surrender of contract, tort or other claims of any kind;

(t) [reserved];

(u) any Production Payments and Reserve Sales; provided that any such Production Payments and Reserve Sales, other than incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists and other providers of technical services to an Issuer or a Restricted Subsidiary, shall have been created, incurred, issued, assumed or guaranteed in connection with the financing of, and within 60 days after the acquisition of, the property that is subject thereto;

(v) the abandonment, farm-out pursuant to a Farm-Out Agreement, lease or sublease of developed or underdeveloped Oil and Gas Properties owned or held by an Issuer or any Restricted Subsidiary in the ordinary course of business and which are usual and customary in the Oil and Gas Business generally or in the geographic region in which such activities occur; and

(w) a disposition (whether or not in the ordinary course of business) of any Oil and Gas Property or interest therein to which no proved or probable reserves are attributable at the time of such disposition;

provided that, notwithstanding anything above to the contrary, no Production Payment and Reserve Sale shall be deemed to not constitute an Asset Sale pursuant to clauses (a) through (w) above, other than pursuant to clauses (d) and (u) above.

“Authorized Officer” means as to any Person, the Chairman of the Board of Directors, the President, the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer, any Executive Vice President, Senior Vice President or Vice President, the Treasurer, the Assistant or Vice Treasurer, the Vice President-Finance, the General Counsel, the Secretary, the Assistant Secretary and any manager, managing member or general partner, in each case, of such Person, and any other senior officer designated as such in writing to the Trustee by such Person. Any document delivered hereunder that is signed by an Authorized Officer shall be conclusively presumed to have been authorized by all necessary corporate, limited liability company, partnership and/or other action on the part of an Issuer or any Subsidiary Guarantor and such Authorized Officer shall be conclusively presumed to have acted on behalf of such Person.

“Bank Indebtedness” means any and all amounts payable under or in respect of (a) the Credit Agreement and the other Credit Agreement Documents, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), repaid, refunded, refinanced or otherwise modified from time to time (including after termination of the Credit Agreement), including any agreement extending the maturity thereof, refinancing or replacing all or any portion of the Indebtedness under such agreement or agreements or any successor or replacement agreement or agreements or increasing the amount loaned or issued thereunder or altering the maturity thereof, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Holdings whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof and (b) whether or not the Indebtedness referred to in clause (a) remains outstanding, if designated by Holdings to be included in this definition, one or more (A) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, reserve-based loans, or letters of credit, (B) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), or (C) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time.

“Board of Directors” means, as to any Person, the board of directors or managers, as applicable, of such Person (or, if such Person is a partnership, the board of directors or other governing body of the general partner of such Person) or any duly authorized committee thereof. In the case of Holdings, the Board of Directors of Holdings shall be deemed to include the Board of Directors of Holdings or any direct or indirect parent of Holdings, as appropriate.

“Borrowing Base” means, at any date of determination, an amount equal to the amount of (a) 65% of the net present value discounted at 9% of proved developed producing (PDP) reserves, plus (b) 35% of the net present value discounted at 9% of proved developed non-producing (PDNP) reserves, plus (c) 25% of the net present value discounted at 9% of proven undeveloped (PUD) reserves, plus or minus (d) 65% of the net present value discounted at 9% of the future receipts expected to be paid to or by Holdings and its Restricted Subsidiaries under commodity hedging agreements (other than basis differential commodity hedging agreements), netted against the price described below, plus or minus (e) 65% of the net present value discounted at 9% of the future receipts expected to be paid to or by Holdings and its Restricted Subsidiaries under basis differential commodity hedging agreements, in each case for Holdings and its Restricted Subsidiaries, and (i) for purposes of clauses (a) through (d) above, as estimated by Holdings in a reserve report prepared by Holdings’ petroleum engineers applying the relevant NYMEX (or successor) published forward prices for the most comparable hydrocarbon commodity adjusted for relevant energy content, quality and basis differentials (before any state or federal or other income tax) and (ii) for purposes of clauses (d) and (e) above, as estimated by Holdings applying, if available, the relevant NYMEX (or successor) published forward basis differential or, if such NYMEX (or successor) forward basis differential is unavailable, in good faith based on historical basis differential (before any state or federal or other income tax). For any months beyond the term included in published NYMEX (or successor) forward pricing, the price used will be equal to the last published contract escalated at 1.5% per annum.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law to close in New York City.

“Calculation Date” shall have the meaning set forth in the definition of “Fixed Charge Coverage Ratio.”

“Capital Stock” means:

(1) in the case of a corporation, corporate stock or shares;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP; provided that any obligations of Holdings or its Restricted Subsidiaries, or of a special purpose or other entity not consolidated with Holdings and its Restricted Subsidiaries, either existing on the Issue Date or created prior to any recharacterization described below (or any refinancings thereof) (i) that were not included on the consolidated balance sheet of Holdings as capital lease obligations and (ii) that are subsequently recharacterized as capital lease obligations or, in the case of such a special purpose or other entity becoming consolidated with Holdings and its Restricted Subsidiaries, due to a change in accounting treatment or otherwise, shall for all purposes not be treated as Capitalized Lease Obligations or Indebtedness.

“Capitalized Software Expenditures” shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a Person and its Restricted Subsidiaries during such period in respect of licensed or purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of such Person and such Restricted Subsidiaries.

“Cash Equivalents” means:

(1) U.S. dollars, pounds sterling, euros, the national currency of any member state in the European Union or such local currencies held by an entity from time to time in the ordinary course of business;

(2) securities issued or directly and fully guaranteed or insured by the U.S. government or any country that is a member of the European Union or any agency or instrumentality thereof in each case maturing not more than two years from the date of acquisition;

(3) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances, in each case with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $250.0 million and whose long-term debt is rated “A” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency);

(4) repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper issued by a corporation (other than an Affiliate of Holdings) rated at least “A-1” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) and in each case maturing within one year after the date of acquisition;

(6) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition;

(7) Indebtedness issued by Persons (other than the Significant Issue Date Equityholders or any of their Affiliates) with a rating of “A” or higher from S&P or “A-2” or higher from Moody’s (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition; and

(8) investment funds investing at least 95% of their assets in securities of the types described in clauses (1) through (7) above.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“Change of Control” means the occurrence of either of the following:

(1) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all the assets of Holdings and its Subsidiaries, taken as a whole, to a Person other than any of the Permitted Holders; or

(2) Holdings becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than any of the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation, amalgamation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), of more than 50% of the total voting power of the Voting Stock of Holdings.

“Code” means the Internal Revenue Code of 1986, as amended.

“Co-Investors” shall mean the Significant Issue Date Equityholders, excluding in each case any of their respective operating portfolio companies.

“Collateral” means all property subject or purported to be subject, from time to time, to a Lien under any Security Documents.

“Collateral Agent” means [•], acting in its capacity as “Collateral Agent” under this Indenture and under the Security Documents and any successor thereto in such capacity.

“Collateral Agreement” means the Collateral Agreement (Second Lien) among the Issuers, each Subsidiary Guarantor and the Collateral Agent, entered into on the Issue Date, as may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms and in accordance with this Indenture.

“Collateral Coverage Minimum” means that the Mortgaged Properties shall represent at least 90% of the PV-10 of the Issuers’ and the Subsidiary Guarantors’ total Proved Reserves and at least 90% of the PV-10 of the Issuers’ and the Subsidiary Guarantors’ total Proved Developed Producing Reserves, in each case, included in the most recent Reserve Report prepared as of each June 30th and December 31st of each fiscal year.

“Consolidated Depreciation, Depletion and Amortization Expense” means, with respect to any Person for any period, the total amount of depreciation, depletion and amortization expense, including accretion on asset retirement obligations in accordance with ASC 410 Asset Retirement and Environmental Obligations, the amortization of intangible assets, deferred financing fees and Capitalized Software Expenditures and amortization of unrecognized prior service costs and actuarial gains and losses related to pensions and other post-employment benefits, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of:

(1) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted in computing Consolidated Net Income (including amortization of original issue discount, the interest component of Capitalized Lease Obligations, and net payments and receipts (if any) pursuant to interest rate Hedging Obligations and excluding amortization of deferred financing fees, any interest attributable to Dollar-Denominated Production Payments, debt issuance costs, commissions, fees and expenses, expensing of any bridge, commitment or other financing fees and non-cash interest expense attributable to movement in mark to market valuation of Hedging Obligations or other derivatives (in each case permitted hereunder) under GAAP); plus

(2) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; plus

(3) [reserved]; minus

(4) interest income for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by Holdings to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Total Indebtedness as of the last day of the then applicable Test Period to (b) EBITDA for such Test Period. In the event that Holdings or any of its Restricted Subsidiaries Incurs, repays, repurchases or redeems any Indebtedness or issues, repurchases or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Consolidated Leverage Ratio is being calculated but prior to the event for which the calculation of the Consolidated Leverage Ratio is made (the “Leverage Ratio Calculation Date”), then the Consolidated Leverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period; provided that Holdings may elect pursuant to an

Officers’ Certificate delivered to the Trustee to treat all or any portion of the commitment under any Indebtedness as being Incurred at such time, in which case any subsequent Incurrence of Indebtedness under such commitment shall not be deemed, for purposes of this calculation, to be an Incurrence at such subsequent time.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business, and any operational changes that Holdings or any Restricted Subsidiary has determined to make and/or made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Leverage Ratio Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations, discontinued operations and other operational changes (and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into Holdings or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation, amalgamation, discontinued operation or operational change, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Consolidated Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger, amalgamation, consolidation or operational change had occurred at the beginning of the applicable four-quarter period. If since the beginning of such period any Restricted Subsidiary is designated an Unrestricted Subsidiary or any Unrestricted Subsidiary is designated a Restricted Subsidiary, then the Consolidated Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such designation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to any event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of Holdings. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of Holdings as set forth in an Officers’ Certificate, to reflect operating expense reductions and other operating improvements or synergies reasonably expected to result from the applicable event on or prior to the date that is 12 months after such applicable event; provided that the aggregate amount of operating expense reductions and other operating improvements or synergies added to EBITDA pursuant to this paragraph or the third paragraph of the definition of Fixed Charge Coverage Ratio, plus the aggregate amount of cash items excluded and resulting in an increase to Consolidated Net Income pursuant to clause (1) in the definition of Consolidated Net Income, plus the aggregate amount of cash items added back to EBITDA pursuant to clause (6) in the definition of EBITDA, shall not exceed, in any applicable four quarter period, the Aggregate Special Cap.

If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Leverage Ratio Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness if such Hedging Obligation has a remaining term in excess of 12 months). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of Holdings to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a Eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as Holdings may designate.

For purposes of this definition, any amount in a currency other than U.S. dollars will be converted to U.S. dollars based on the average exchange rate for such currency for the most recent twelve month period immediately prior to the date of determination in a manner consistent with that used in calculating EBITDA for the applicable period.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis; provided, however, that, without duplication:

(1) any (a) net after-tax extraordinary or nonrecurring gains or losses (less all fees and expenses relating thereto) or expenses or charges, (b) any severance expenses, acquisition integration costs, expenses or charges related to any issuance of Equity Interests, Investment, acquisition, disposition, recapitalization or issuance, repayment, refinancing, amendment or modification of Indebtedness (in each case, whether or not successful) and (c) hurricane costs and charges, shall be excluded; provided that the aggregate amount of cash items excluded and resulting in an increase to Consolidated Net Income pursuant to this clause (1), plus the aggregate amount of cash items added back to EBITDA pursuant to clause (6) in the definition of EBITDA, plus the aggregate amount of operating expense reductions and other operating improvements or synergies added to EBITDA pursuant to the third paragraph of the definition of Fixed Charge Coverage Ratio or the third paragraph of the definition of Consolidated Leverage Ratio, shall not exceed, in any applicable four quarter period, the Aggregate Special Cap;

(2) effects of purchase accounting adjustments (including the effects of such adjustments pushed down to such Person and such Subsidiaries) in amounts required or permitted by GAAP, resulting from the application of purchase accounting or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded;

(3) the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period;

(4) any net after-tax income or loss (less all fees and expenses or charges relating thereto) from disposed, abandoned, transferred, closed or discontinued operations or fixed assets and any net after-tax gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations or fixed assets or attributable to business dispositions or other asset dispositions other than in the ordinary course of business (as determined in good faith by management of Holdings) shall be excluded;

(5) [reserved];

(6) any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of indebtedness, Hedging Obligations or other derivative instruments shall be excluded;

(7) the Net Income for such period of any Person that is not a Subsidiary of such Person, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period;

(8) solely for the purpose of determining the amount available for Restricted Payments under clause (1) of the definition of “Cumulative Credit,” the Net Income for such period of any Restricted Subsidiary (other than any Subsidiary Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restrictions with respect to the payment of dividends or similar distributions have been legally waived; provided that the Consolidated Net Income of such Person shall be increased by the amount of dividends or other distributions or other payments actually paid in cash (or converted into cash) by any such Restricted Subsidiary to such Person, to the extent not already included therein;

(9) an amount equal to the amount of Tax Distributions actually made to any parent or equity holder of such Person in respect of such period in accordance with clause (xii) of Section 4.04(b) shall be included as though such amounts had been paid as income taxes directly by such Person for such period;

(10) any impairment charges or asset write-offs, in each case pursuant to GAAP, the amortization of intangibles arising pursuant to GAAP, and any impairment charges, asset write-offs or write-down, including ceiling test write-downs, on Oil and Gas Properties under GAAP or SEC guidelines shall be excluded;

(11) any non-cash expense realized or resulting from stock option plans, employee benefit plans or post-employment benefit plans, or grants or sales of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other rights shall be excluded;

(12) [reserved];

(13) [reserved];

(14) [reserved];

(15) [reserved];

(16) any currency translation gains and losses related to currency remeasurements of Indebtedness, and any net loss or gain resulting from hedging transactions for currency exchange risk, shall be excluded; and

(17) (a) to the extent covered by insurance and actually reimbursed, or, so long as such Person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (i) not denied by the applicable carrier in writing within 180 days and (ii) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption shall be excluded and (b) amounts estimated in good faith to be received from insurance in respect of lost revenues or earnings in respect of liability or casualty events or business interruption shall be included (with a deduction for amounts actually received up to such estimated amount to the extent included in Net Income in a future period less a deduction for any amounts so added back to the extent not so received within 365 days).

Notwithstanding the foregoing, for the purpose of Section 4.04 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries or Restricted Subsidiaries to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under Section 4.04 pursuant to clauses (4) and (5) of the definition of “Cumulative Credit.”

“Consolidated Non-Cash Charges” means, with respect to any Person for any period, the non-cash expenses (other than Consolidated Depreciation, Depletion and Amortization Expense) of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person for such period on a consolidated basis and otherwise determined in accordance with GAAP, provided that if any such non-cash expenses represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA in such future period to the extent paid, but excluding from this proviso, for the avoidance of doubt, amortization of a prepaid cash item that was paid in a prior period.

“Consolidated Taxes” means, with respect to any Person for any period, the provision for taxes based on income, profits or capital, including, without limitation, state, franchise, property and similar taxes, foreign withholding taxes (including penalties and interest related to such taxes or arising from tax examinations) and any Tax Distributions taken into account in calculating Consolidated Net Income.

“Consolidated Total Indebtedness” means, as of any date of determination, an amount equal to the sum (without duplication) of (1) the aggregate principal amount of all outstanding Indebtedness of Holdings and the Restricted Subsidiaries (excluding any undrawn letters of credit) consisting of Capitalized Lease Obligations, bankers’ acceptances and Indebtedness for borrowed money, plus (2) the aggregate amount of all outstanding Disqualified Stock of Holdings and the Restricted Subsidiaries and all Preferred Stock of Restricted Subsidiaries, with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences, in each case determined on a consolidated basis in accordance with GAAP.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent:

(1) to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2) to advance or supply funds:

(a) for the purchase or payment of any such primary obligation; or

(b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Contractual Requirement” means any term, covenant, condition or provision of any indenture, loan agreement, lease agreement, mortgage, deed of trust, agreement or other instrument to which Holdings or any of the Restricted Subsidiaries is a party or by which it or any of its property or assets is bound.

“Corporate Trust Office” means the designated office of the Trustee in the United States of America at which at any time its corporate trust business shall be administered, or such other address as the Trustee may designate from time to time by notice to the holders and the Issuers, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the holders and the Issuers).

“Credit Agreement” means (i) the Credit Agreement entered into on [•] among [•], as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), repaid, refunded, refinanced or otherwise modified from time to time, including any agreement extending the maturity thereof, refinancing or replacing all or any portion of the Indebtedness under such agreement or agreements or any successor or replacement agreement or agreements or increasing the amount loaned or issued thereunder or altering the maturity thereof; provided, that in no event shall any lenders under the Credit Agreement include (i) any affiliates of each of Apollo Global Management, LLC or Riverstone Holdings LLC or (ii) any funds managed, advised or sub-advised by the persons described in the foregoing clause (i).

“Credit Agreement Documents” means the collective reference to the Credit Agreement, any notes issued pursuant thereto and the guarantees thereof, and the collateral documents relating thereto, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified, in whole or in part, from time to time.

“Cumulative Credit” means the sum of (without duplication):

(1) 50% of the Consolidated Net Income of Holdings for the period from the Issue Date to the end of Holdings’ most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (taken as one accounting period, the “Reference Period”) (or, in case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit), plus

(2) 100% of the aggregate net proceeds, including cash and the Fair Market Value (as determined in good faith by Holdings) of property other than cash, received by Holdings after the Issue Date (other than net proceeds to the extent such net proceeds have been used to Incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to Section 4.03(b)(xiii)) from the issue or sale of Equity Interests of Holdings or any direct or indirect parent entity of Holdings (excluding Refunding Capital Stock (as defined below), Designated Preferred Stock and Disqualified Stock), including Equity Interests issued upon exercise of warrants or options (other than an issuance or sale to Holdings or a Restricted Subsidiary), plus

(3) 100% of the aggregate amount of contributions to the capital of Holdings received in cash and the Fair Market Value (as determined in good faith by Holdings) of property other than cash after the Issue Date (other than Refunding Capital Stock, Designated Preferred Stock, and Disqualified Stock and other than contributions to the extent such contributions have been used to Incur Indebtedness, Disqualified Stock, or Preferred Stock pursuant to Section 4.03(b)(xiii)), plus

(4) 100% of the principal amount of any Indebtedness, or the liquidation preference or maximum fixed repurchase price, as the case may be, of any Disqualified Stock of Holdings or any Restricted Subsidiary issued after the Issue Date (other than Indebtedness or Disqualified Stock issued to a Restricted Subsidiary) which has been converted into or exchanged for Equity Interests in Holdings (other than Disqualified Stock) or any direct or indirect parent of Holdings (provided in the case of any such parent, such Indebtedness or Disqualified Stock is retired or extinguished), plus

(5) 100% of the aggregate amount received by Holdings or any Restricted Subsidiary in cash and the Fair Market Value (as determined in good faith by Holdings) of property other than cash received by Holdings or any Restricted Subsidiary from:

(A) the sale or other disposition (other than to Holdings or a Restricted Subsidiary) of Restricted Investments made by Holdings and its Restricted Subsidiaries and from repurchases and redemptions of such Restricted Investments from Holdings and its Restricted Subsidiaries by any Person (other than Holdings or any of its Restricted Subsidiaries) and from repayments of loans or advances, and releases of guarantees, which constituted Restricted Investments,

(B) the sale (other than to Holdings or a Restricted Subsidiary) of the Capital Stock of an Unrestricted Subsidiary, or

(C) a distribution or dividend from an Unrestricted Subsidiary, plus

(6) in the event any Unrestricted Subsidiary has been redesignated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, Holdings or a Restricted Subsidiary, the Fair Market Value (as determined in good faith by Holdings) of the Investment of Holdings or its Restricted Subsidiaries in such Unrestricted Subsidiary (which, if the Fair Market Value of such investment shall exceed $25.0 million, shall be determined by the Board of Directors of Holdings) at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable) (other than in each case to the extent that the designation of such Subsidiary as an Unrestricted Subsidiary constituted a Permitted Investment).

“Customary Intercreditor Agreement” means (a) in connection with the incurrence of Pari Passu Indebtedness that is to be secured by Liens on the Collateral securing such Pari Passu Indebtedness that shall rank equal in priority to the Liens on the Collateral securing the Notes Obligations, the Senior Lien Intercreditor Agreement (and a joinder to such Senior Lien Intercreditor Agreement shall be executed with respect to such Pari Passu Indebtedness) and (b) to the extent executed in connection with the incurrence of Indebtedness secured by junior Liens, an intercreditor agreement substantially in the form of the Senior Lien Intercreditor Agreement where the Notes Obligations shall be the senior obligations thereunder (with such modifications as may be necessary or appropriate in light of prevailing market conditions and are not materially adverse to the holders of Notes, taken as a whole).

“Debt Exchange Agreement” means that certain exchange agreement, dated as of [•], 2017, among the Issuers, Stone Energy Corporation, the lenders listed on the signature pages thereto, the noteholders listed on the signature pages thereto, providing for the exchange of the Notes for the Issuers’ 11.00% Second Lien Bridge Loans and for the Stone Notes.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Designated Non-cash Consideration” means the Fair Market Value (as determined in good faith by Holdings) of non-cash consideration received by Holdings or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation, less the amount of Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.

“Designated Preferred Stock” means Preferred Stock of Holdings or any direct or indirect parent of Holdings (other than Disqualified Stock), that is issued for cash (other than to Holdings or any of its Subsidiaries or an employee stock ownership plan or trust established by Holdings or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officers’ Certificate, on the issuance date thereof.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is redeemable or exchangeable), or upon the happening of any event:

(1) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than as a result of a change of control or asset sale),

(2) is convertible or exchangeable for Indebtedness or Disqualified Stock of such Person, or

(3) is redeemable at the option of the holder thereof, in whole or in part (other than solely as a result of a change of control or asset sale),

in each case prior to 91 days after the earlier of the maturity date applicable to any Notes or the date the Notes are no longer outstanding; provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided, further, however, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of Holdings or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by such Person in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided, further, that any class of Capital Stock of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Capital Stock that is not Disqualified Stock shall not be deemed to be Disqualified Stock.

“Dollar-Denominated Production Payments” means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“Domestic Subsidiary” means a Restricted Subsidiary that is not a Foreign Subsidiary.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period plus, without duplication, to the extent the same was deducted in calculating Consolidated Net Income:

(1) Consolidated Taxes; plus

(2) Fixed Charges; plus

(3) Consolidated Depreciation, Depletion and Amortization Expense; plus

(4) Consolidated Non-Cash Charges; plus

(5) hurricane costs and charges (for the avoidance of doubt, without duplication of amounts excluded and resulting in an increase to Consolidated Net Income pursuant to clause (1) in the definition of Consolidated Net Income); plus

(6) business optimization expenses and other restructuring charges, reserves or expenses (which, for the avoidance of doubt, shall include, without limitation, the effect of inventory optimization programs, facility closures, facility consolidations, retention, systems establishment costs, contract termination costs, future lease commitments and excess pension charges); provided that the aggregate amount of cash items added back to EBITDA pursuant to this clause (6), plus the aggregate amount of cash items excluded and resulting in an increase to Consolidated Net Income pursuant to clause (1) in the definition of Consolidated Net Income, plus the aggregate amount of operating expense reductions and other operating improvements or synergies added to EBITDA pursuant to the third paragraph of the definition of Fixed Charge Coverage Ratio or the third paragraph of the definition of Consolidated Leverage Ratio, shall not exceed, in any applicable four quarter period, the Aggregate Special Cap; plus

(7) [reserved]; plus

(8) any costs or expense Incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of Holdings or a Subsidiary Guarantor or net cash proceeds of an issuance of Equity Interests of Holdings (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation of the Cumulative Credit; plus

(9) the amount of any management, monitoring, consulting, transaction and advisory fees and related expenses paid to the Significant Issue Date Equityholders (or any accruals relating to such fees and related expenses) during such period to the extent otherwise permitted by Section 4.07, including, if applicable the amount of termination fees paid pursuant to clause (xx) thereof, in an aggregate amount not to exceed $500,000 in any calendar year pursuant to this clause (9); plus

(10) [reserved]; plus

(11) [reserved]; plus

(12) exploration expenses or costs (to the extent Holdings adopts the “successful efforts” method); and

less, without duplication, to the extent the same increased Consolidated Net Income,

(13) the sum of (x) the amount of deferred revenues that are amortized during such period and are attributable to reserves that are subject to Volumetric Production Payments and (y) amounts recorded in accordance with GAAP as repayments of principal and interest pursuant to Dollar-Denominated Production Payments; and

(14) non-cash items increasing Consolidated Net Income for such period (excluding the recognition of deferred revenue or any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that reduced EBITDA in any prior period and any items for which cash was received in a prior period).

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any public or private sale after the Issue Date of common Capital Stock or Preferred Stock of Holdings or any direct or indirect parent of Holdings, as applicable (other than Disqualified Stock), other than:

(1) public offerings with respect to Holdings’ or such direct or indirect parent’s common stock registered on Form S-4 or Form S-8; and

(2) issuances to any Subsidiary of Holdings.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Exchange Notes” means the Notes of the Issuers issued pursuant to this Indenture in exchange for, and in an aggregate principal amount equal to or not in excess of, the Initial Notes or any Additional Notes, if applicable, in compliance with the terms of the Registration Rights Agreement.

“Exchange Offer Registration Statement” means the registration statement filed with the SEC in connection with the Registered Exchange Offer.

“Excluded Property” has the meaning set forth in the Collateral Agreement.

“Excluded Subsidiary” means (a) any Unrestricted Subsidiary, (b) any Subsidiary that is not a Wholly Owned Subsidiary (for so long as such Subsidiary remains a non-Wholly Owned Subsidiary), (c) any Foreign Subsidiary, (d) any FSHCO, (e) any Domestic Subsidiary that is a direct or indirect Subsidiary of a Foreign Subsidiary and (f) any Subsidiary (other than a Significant Subsidiary) that (i) did not, as of the last day of the fiscal quarter of Holdings most recently ended, have assets with a value in excess of 5.0% of the Total Assets or revenues representing in excess of 5.0% of total revenues of Holdings and the Restricted Subsidiaries on a consolidated basis as of such date and (ii) taken together with all other such Subsidiaries as of the last day of the fiscal quarter of Holdings most recently ended, did not have assets with a value in excess of 10.0% of the Total Assets or revenues representing in excess of 10.0% of total revenues of Holdings and the Restricted Subsidiaries on a consolidated basis as of such date.

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

“Farm-In Agreement” means an agreement whereby a Person agrees to pay all or a share of the drilling, completion or other expenses of one or more exploratory or development wells (which agreement may be subject to a maximum payment obligation, after which expenses are shared in accordance with the working or participation interests therein or in accordance with the agreement of the parties) or perform the drilling, completion or other operation on such well or wells as all or a part of the consideration provided in exchange for an ownership interest in an Oil and Gas Property.

“Farm-Out Agreement” means a Farm-In Agreement, viewed from the standpoint of the party that transfers an ownership interest to another.

“First-Priority After-Acquired Property” means any property of Holdings or any Subsidiary Guarantor that secures any Secured Bank Indebtedness that is not already subject to the Lien under the Security Documents.

“First-Priority Lien Obligations” means (i) all Secured Bank Indebtedness that is secured by the Collateral on a senior basis to the Liens securing the Notes Obligations and (ii) all other obligations of Holdings or any of its Restricted Subsidiaries in respect of Hedging Obligations or obligations in respect of cash management services in each case owing to a Person that is a holder of Secured Bank Indebtedness or an Affiliate of such holder at the time of entry into such Hedging Obligations or obligations in respect of cash management services.

“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that Holdings or any of its Restricted Subsidiaries Incurs, repays, repurchases or redeems any Indebtedness or issues, repurchases or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period; provided that Holdings may elect pursuant to an Officers’ Certificate delivered to the Trustee to treat all or any portion of the commitment under any Indebtedness as being Incurred at such time, in which case any subsequent Incurrence of Indebtedness under such commitment shall not be deemed, for purposes of this calculation, to be an Incurrence at such subsequent time.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business, and any operational changes that Holdings or any Restricted Subsidiary has determined to make and/or made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations, discontinued operations and other operational changes (and the change of any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into Holdings or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation, amalgamation, discontinued operation or operational change, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger, amalgamation, consolidation or operational change had occurred at the beginning of the applicable four-quarter period. If since the beginning of such period any Restricted Subsidiary is designated an Unrestricted Subsidiary or any Unrestricted Subsidiary is designated a Restricted Subsidiary, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such designation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to any event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of Holdings. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of Holdings as set forth in an Officers’ Certificate, to reflect operating expense reductions and other operating improvements or synergies reasonably expected to result from the applicable event on or prior to the date that is 12 months after such applicable event; provided that the aggregate amount of operating expense reductions and other operating improvements or synergies added to EBITDA pursuant to this paragraph or the third paragraph of the definition of Consolidated Leverage Ratio, plus the aggregate amount of cash items excluded and resulting in an increase to Consolidated Net Income pursuant to clause (1) in the definition of Consolidated Net Income, plus the aggregate amount of cash items added back to EBITDA pursuant to clause (6) in the definition of EBITDA, shall not exceed, in any applicable four quarter period, the Aggregate Special Cap.

If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness if such Hedging Obligation has a remaining term in excess of 12 months). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of Holdings to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a Eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as Holdings may designate.

For purposes of this definition, any amount in a currency other than U.S. dollars will be converted to U.S. dollars based on the average exchange rate for such currency for the most recent twelve month period immediately prior to the date of determination in a manner consistent with that used in calculating EBITDA for the applicable period.

“Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of: (1) Consolidated Interest Expense (excluding amortization or write-off of deferred financing costs) of such Person for such period, and (2) all cash dividend payments (excluding items eliminated in consolidation) on any series of Preferred Stock or Disqualified Stock of such Person and its Restricted Subsidiaries.

“Foreign Subsidiary” means a Restricted Subsidiary not organized or existing under the laws of the United States of America or any state thereof or the District of Columbia.

“FSHCO” shall mean any Domestic Subsidiary that owns (directly or through its Subsidiaries) no material assets other than the Equity Interests of one or more Foreign Subsidiaries that are CFCs.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date. For the purposes of this Indenture, the term “consolidated” with respect to any Person shall mean such Person consolidated with its Restricted Subsidiaries, and shall not include any Unrestricted Subsidiary, but the interest of such Person in an Unrestricted Subsidiary will be accounted for as an Investment.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under:

(1) currency exchange, interest rate or commodity swap agreements (including commodity swaps, commodity options, forward commodity contracts, basis differential swaps, spot contracts, fixed-price physical delivery contracts or other similar agreements or arrangements in respect of Hydrocarbons), currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and

(2) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices.

Notwithstanding the foregoing, agreements or obligations to physically sell any commodity at any index-based price shall not be considered Hedging Obligations.

“holder” or “noteholder” means the Person in whose name a Note is registered on the Registrar’s books.

“Holdings” means Talos Production LLC, together with its successors or assigns.

“Hydrocarbons” means oil, natural gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and products refined or processed therefrom.

“Incur” means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such person becomes a Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary.

“Indebtedness” means, with respect to any Person:

(1) the principal and premium (if any) of any indebtedness of such Person, whether or not contingent, (a) in respect of borrowed money, (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof), (c) representing the deferred and unpaid purchase price of any property (except any such balance that constitutes (i) a trade payable or similar obligation to a trade creditor Incurred in the ordinary course of business, (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and (iii) liabilities accrued in the ordinary course of business), which purchase price is due more than six months after the date of placing the property in service or taking delivery and title thereto, (d) in respect of Capitalized Lease Obligations, or (e) representing any Hedging Obligations, if and to the extent that any of the foregoing indebtedness would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(2) to the extent not otherwise included, any obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise, the obligations referred to in clause (1) of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business); and

(3) to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided, however, that the amount of such Indebtedness will be the lesser of: (a) the Fair Market Value (as determined in good faith by Holdings) of such asset at such date of determination, and (b) the amount of such Indebtedness of such other Person;

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (1) Contingent Obligations Incurred in the ordinary course of business and not in respect of borrowed money; (2) deferred or prepaid revenues; (3) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller; (4) [reserved]; (5) [reserved]; (6) Production Payments and Reserve Sales; (7) any obligation of a Person in respect of a Farm-In Agreement or similar arrangement whereby such Person agrees to pay all or a share of the drilling, completion or other expenses of an exploratory or development well (which agreement may be subject to a maximum payment obligation, after which expenses are shared in accordance with the working or participation interest therein or in accordance with the agreement of the parties) or perform the drilling, completion or other operation on such well in exchange for an ownership interest in an oil or gas property; (8) any obligations under Hedging Obligations; provided that such agreements are entered into for bona fide hedging purposes of Holdings or its Restricted Subsidiaries (as determined in good faith by the Board of Directors or senior management of Holdings, whether or not accounted for as a hedge in accordance with GAAP) and, in the case of any foreign exchange contract, currency swap agreement, futures contract, option contract or other similar agreement, such agreements are related to business transactions of Holdings or its Restricted Subsidiaries entered into in the ordinary course of business and, in the case of any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement, such agreements substantially correspond in terms of notional amount, duration and interest rates, as applicable, to Indebtedness of Holdings or its Restricted Subsidiaries Incurred without violation of this Indenture; (9) obligations in respect of surety and bonding requirements of Holdings and its Restricted Subsidiaries; and (10) in-kind obligations relating to net oil, natural gas liquids or natural gas balancing positions arising in the ordinary course of business.

Notwithstanding anything in this Indenture to the contrary, Indebtedness shall not include, and shall be calculated without giving effect to, the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness; and any such amounts that would have constituted Indebtedness under this Indenture but for the application of this sentence shall not be deemed an Incurrence of Indebtedness under this Indenture.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Independent Financial Advisor” means an accounting, appraisal or investment banking firm or consultant, in each case of nationally recognized standing, that is, in the good faith determination of Holdings, qualified to perform the task for which it has been engaged.

“Interest Payment Date” has the meaning set forth in Exhibit A hereto.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(1) securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Cash Equivalents),

(2) securities that have a rating equal to or higher than Baa3 (or equivalent) by Moody’s and BBB- (or equivalent) by S&P, but excluding any debt securities or loans or advances between and among Holdings and its Subsidiaries,

(3) investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment and/or distribution, and

(4) corresponding instruments in countries other than the United States customarily utilized for high quality investments and in each case with maturities not exceeding two years from the date of acquisition.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit and advances to customers and commission, travel and similar advances to officers, employees and consultants made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and Section 4.04:

(1) “Investments” shall include the portion (proportionate to Holdings’ equity interest in such Subsidiary) of the Fair Market Value (as determined in good faith by Holdings) of the net assets of a Subsidiary of Holdings at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, Holdings shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary equal to an amount (if positive) equal to:

(a) Holdings’ “Investment” in such Subsidiary at the time of such redesignation less

(b) the portion (proportionate to Holdings’ equity interest in such Subsidiary) of the Fair Market Value (as determined in good faith by Holdings) of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value (as determined in good faith by Holdings) at the time of such transfer, in each case as determined in good faith by the Board of Directors of Holdings.

“Issue Date” means [•].

“Junior Lien Obligations” means the Obligations with respect to other Indebtedness permitted to be Incurred under this Indenture, which is by its terms intended to be secured by the Collateral on a basis junior to the Notes; provided such Lien is permitted to be Incurred under this Indenture.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or similar encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction); provided that in no event shall an operating lease be deemed to constitute a Lien.

“Management Group” means the group consisting of the directors, managers, executive officers and other management personnel of Holdings or any direct or indirect parent of Holdings, as the case may be, on the Issue Date together with (1) any new directors or managers whose election by such boards of directors or managers or whose nomination for election by the shareholders of Holdings or any direct or indirect parent of Holdings, as applicable, was approved by a vote of a majority of the directors or managers of Holdings or any direct or indirect parent of Holdings, as applicable, then still in office who were either directors or managers on the Issue Date or whose election or nomination was previously so approved and (2) executive officers and other management personnel of Holdings or any direct or indirect parent of Holdings, as applicable, hired at a time when the directors or managers on the Issue Date together with the directors or managers so approved constituted a majority of the directors or managers of Holdings or any direct or indirect parent of Holdings, as applicable.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Mortgaged Properties” means each parcel of real estate and improvements thereto with respect to which a Mortgage is required to be granted on the Issue Date pursuant to the Debt Exchange Agreement or thereafter pursuant to Section 4.16.

“Mortgages” means, collectively, the mortgages, trust deeds, deeds of trust, deeds to secure debt, assignment of as-extracted collateral, fixture filing and other security documents delivered with respect to Mortgaged Properties substantially in the form of Exhibit D hereto (with such changes thereto as may be necessary to account for local law matters).

“Net Income” means, with respect to any Person, the net income (loss) of such Person and its Restricted Subsidiaries, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Net Proceeds” means the aggregate cash proceeds received by Holdings or any Restricted Subsidiary in respect of any Asset Sale (including, without limitation, any cash received in respect of or upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding the assumption by the acquiring person of Indebtedness relating to the disposed assets or other consideration received in any other non-cash form), net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration (including, without limitation, legal, accounting and investment banking fees, and brokerage and sales commissions), and any relocation expenses Incurred as a result thereof, taxes paid or payable as a result thereof (including Tax Distributions and after taking into account any available tax credits or deductions and any tax sharing arrangements related solely to such disposition), amounts required to be applied to the repayment of principal, premium (if any) and interest on Indebtedness required (other than pursuant to Section 4.06(b)(i)) to be paid as a result of such transaction, amounts paid in connection with the termination of Hedging Obligations related to Indebtedness repaid with such proceeds or hedging oil, natural gas and natural gas liquid production in notional volumes corresponding to the Oil and Gas Properties subject to such Asset Sale, and any deduction of appropriate amounts to be provided by Holdings as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by Holdings after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Net Working Capital” means (a) all current assets of Holdings and its Restricted Subsidiaries, except current assets from commodity price risk management activities arising in the ordinary course of the Oil and Gas Business less (b) all current liabilities of Holdings and its Restricted Subsidiaries, except current liabilities (i) associated with asset retirement obligations relating to Oil and Gas Properties, (ii) included in Indebtedness and (iii) any current liabilities from commodity price risk management activities arising in the ordinary course of the Oil and Gas Business, in each case as set forth in the consolidated financial statements of Holdings prepared in accordance with GAAP.

“Notes Documents” means this Indenture, the Notes, the Subsidiary Guarantees, the Security Documents and the Senior Lien Intercreditor Agreement.

“Notes Early Maturity Test Date” means the date that is 91 days prior to April 3, 2022 (or, if such date is not a Business Day, the Business Day immediately preceding such date).

“Notes Maturity Date” means April 3, 2022; provided that if, on the Notes Early Maturity Test Date, the aggregate principal amount of Stone Notes outstanding exceeds $25.0 million, the Notes Maturity Date shall be the Notes Early Maturity Test Date.

“Notes Obligations” means Obligations in respect of the Notes, this Indenture, the Subsidiary Guarantees and the Security Documents, including, for the avoidance of doubt, Obligations in respect of Exchange Notes and guarantees thereof.

“NYMEX” means the New York Mercantile Exchange.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any Indebtedness; provided, that Obligations with respect to the Notes shall not include fees or indemnifications in favor of third parties other than the Trustee and the holders of the Notes.

“Officers’ Certificate” means a certificate signed on behalf of Holdings by two Authorized Officers of Holdings, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of Holdings, which meets the requirements set forth in this Indenture.

“Oil and Gas Business” means:

(1) the business of acquiring, exploring, exploiting, developing, producing, operating and disposing of interests in oil, natural gas, natural gas liquids, liquefied natural gas and other Hydrocarbons and mineral properties or products produced in association with any of the foregoing;

(2) the business of gathering, marketing, distributing, treating, processing, storing, refining, selling and transporting of any production from such interests or properties and products produced in association therewith and the marketing of oil, natural gas, other Hydrocarbons and minerals obtained from unrelated Persons;

(3) any other related energy business, including power generation and electrical transmission business, directly or indirectly, from oil, natural gas and other Hydrocarbons and minerals produced substantially from properties in which Holdings or its Restricted Subsidiaries, directly or indirectly, participate;

(4) any business relating to oil field sales and service; and

(5) any business or activity relating to, arising from, or necessary, appropriate, incidental or ancillary to the activities described in the foregoing clauses (1) through (4) of this definition.

“Oil and Gas Properties” means all properties, including equity or other ownership interests therein, owned by a Person which contain or are believed to contain oil and gas reserves or other reserves of Hydrocarbons.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to Holdings.

“Other Second-Lien Obligations” means other Indebtedness of Holdings and its Restricted Subsidiaries that is equally and ratably secured with the Notes as permitted by this Indenture and is designated by Holdings as an Other Second-Lien Obligation.

“Pari Passu Indebtedness” means: (a) with respect to an Issuer, the Notes and any Indebtedness which ranks pari passu in right of payment to the Notes; and (b) with respect to any Subsidiary Guarantor, its Subsidiary Guarantee and any Indebtedness which ranks pari passu in right of payment to such Subsidiary Guarantor’s Subsidiary Guarantee.

“Permitted Business Investment” means any Investment and/or expenditure made in the ordinary course of business and which are of a nature that is or shall have become customary in the Oil and Gas Business generally or in the geographic region in which such activities occur, including investments or expenditures for actively exploiting, exploring for, acquiring, developing, producing, processing, gathering, marketing, distributing, storing, or transporting oil, natural gas or other Hydrocarbons and minerals (including with respect to plugging and abandonment) through agreements, transactions, interests or arrangements which permit one to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of the Oil and Gas Business jointly with third parties, including:

(1) Investments in ownership interests (including equity or other ownership interests) in oil, natural gas, other Hydrocarbons and minerals properties, liquefied natural gas facilities, processing facilities, gathering systems, pipelines, storage facilities or related systems or ancillary real property interests;

(2) Investments in the form of or pursuant to operating agreements, working interests, royalty interests, mineral leases, processing agreements, Farm-In Agreements, Farm-Out Agreements, contracts for the sale, transportation or exchange of oil, natural gas, other Hydrocarbons and minerals, production sharing agreements, participation agreements, development agreements, area of mutual interest agreements, unitization agreements, pooling agreements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited), subscription agreements, stock purchase agreements, stockholder agreements and other similar agreements (including for limited liability companies) with third parties; and

(3) Investments in direct or indirect ownership interests in drilling rigs and related equipment, including, without limitation, transportation equipment.

“Permitted Holders” means, at any time, each of (i) the Co-Investors, (ii) the Management Group, (iii) any direct or indirect parent entity of Holdings as of the Issue Date, (iv) any Person that has no material assets other than the Capital Stock of Holdings and, directly or indirectly, holds or acquires 100% of the total voting power of the Voting Stock of Holdings, and of which no other Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), other than any of the other Permitted Holders specified in clauses (i) and (ii) above, holds more than 50% of the total voting power of the Voting Stock thereof and (v) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) the members of which include any of the Permitted Holders specified in clauses (i) and (ii) above and that, directly or indirectly, hold or acquire beneficial ownership of the Voting Stock of Holdings (a “Permitted Holder Group”), so long as (1) each member of the Permitted Holder Group has voting rights proportional to the percentage of ownership interests held or acquired by such member and (2) no Person or other “group” (other than Permitted Holders specified in clauses (i) and (ii) above) beneficially owns more than 50% on a fully diluted basis of the Voting Stock held by the Permitted Holder Group. Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of this Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Permitted Investments” means:

(1) any Investment in Holdings or any Restricted Subsidiary; provided however, that the primary business of such Restricted Subsidiary is the Oil and Gas Business;

(2) any Investment in Cash Equivalents or Investment Grade Securities;

(3) any Investment by Holdings or any Restricted Subsidiary in a Person if as a result of such Investment (a) such Person becomes a Restricted Subsidiary, or (b) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, Holdings or a Restricted Subsidiary;

(4) any Investment in securities or other assets not constituting Cash Equivalents and received in connection with an Asset Sale made pursuant to Section 4.06 or any other disposition of assets not constituting an Asset Sale;

(5) any Investment existing on, or made pursuant to binding commitments existing on, the Issue Date or an Investment consisting of any extension, modification or renewal of any Investment existing on the Issue Date; provided that the amount of any such Investment may be increased (x) as required by the terms of such Investment as in existence on the Issue Date or (y) as otherwise permitted under this Indenture;

(6) advances to employees, taken together with all other advances made pursuant to this clause (6), not to exceed $2.0 million at any one time outstanding;

(7) any Investment acquired by Holdings or any Restricted Subsidiary (a) in exchange for any other Investment or accounts receivable held by Holdings or such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable, or (b) as a result of a foreclosure by Holdings or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(8) Hedging Obligations permitted under clause (x) of Section 4.03(b);

(9) [reserved];

(10) additional Investments by Holdings or any Restricted Subsidiary having an aggregate Fair Market Value (as determined in good faith by Holdings), taken together with all other Investments made pursuant to this clause (10) that are at that time outstanding, not to exceed $37.5 million (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (10) is made in any Person that is not Holdings or a Restricted Subsidiary at the date of the making of such Investment and such Person becomes Holdings or a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (10) for so long as such Person continues to be Holdings or a Restricted Subsidiary;

(11) loans and advances to officers, directors, managers or employees for business-related travel expenses, moving expenses and other similar expenses, in each case Incurred in the ordinary course of business or consistent with past practice or to fund such person’s purchase of Equity Interests of Holdings or any direct or indirect parent of Holdings;

(12) Investments the payment for which consists of Equity Interests of Holdings (other than Disqualified Stock) or any direct or indirect parent of Holdings, as applicable; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of the definition of “Cumulative Credit”;

(13) any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with Section 4.07(b) (except transactions described in clauses (ii), (iv), (vi), (ix)(B) and (xvi) of such Section);

(14) Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(15) (x) guarantees issued in accordance with Section 4.03 and Section 4.11 including, without limitation, any guarantee or other obligation issued or Incurred under the Credit Agreement in connection with any letter of credit issued for the account of Holdings or any of its Subsidiaries (including with respect to the issuance of, or payments in respect of drawings under, such letters of credit) and (y) guarantees of performance or other obligations (other than Indebtedness) arising in the ordinary course in the Oil and Gas Business, including obligations under Hydrocarbon exploration, development, joint operating and related agreements and licenses, concessions or operating leases related to the Oil and Gas Business;

(16) Investments consisting of or to finance purchases and acquisitions of inventory, supplies, materials, services or equipment or purchases of contract rights or licenses or leases of intellectual property;

(17) [reserved];

(18) [reserved];

(19) [reserved];

(20) Investments of a Restricted Subsidiary acquired after the Issue Date or of an entity merged into, amalgamated with, or consolidated with Holdings or a Restricted Subsidiary in a transaction that is not prohibited by Section 5.01(a) after the Issue Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(21) any Investment in any Subsidiary of Holdings or any joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business; and

(22) Permitted Business Investments.

“Permitted Liens” means, with respect to any Person:

(1) pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure plugging and abandonment obligations or public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(2) Liens imposed by law, such as landlord’s, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, construction or other like Liens securing obligations that are not overdue by more than 30 days or that are being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

(3) Liens for taxes, assessments or other governmental charges not yet due or payable or that are being contested in good faith by appropriate proceedings;

(4) Liens (A) in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business and (B) securing other obligations in respect of surety and bonding requirements in connection with the Transactions;

(5) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6) (A) Liens on assets of a Restricted Subsidiary that is not a Subsidiary Guarantor securing Indebtedness of such Restricted Subsidiary permitted to be Incurred pursuant to Section 4.03;

(B) Liens securing Indebtedness Incurred under the Credit Agreement, including any letter of credit facility relating thereto, that was permitted to be Incurred pursuant to clause (i) of Section 4.03(b);

(C) Liens securing Indebtedness permitted to be Incurred pursuant to clause (xvi) of Section 4.03(b); provided that in the case of clause (xvi), such Lien extends only to the assets acquired and, after giving effect to such acquisition, on a pro forma basis, the Fixed Charge Coverage Ratio of Holdings for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is Incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.25 to 1.00;

(D) Liens securing the Notes Obligations issued on the Issue Date; and

(E) Liens securing Other Second-Lien Obligations permitted to be Incurred pursuant to clause (iv) of Section 4.03(b);

(7) Liens existing on the Issue Date (other than Liens in favor of the lenders under the Credit Agreement and Liens securing the Notes Obligations)1;

(8) Liens on assets, property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by Holdings or any Restricted Subsidiary;

(9) Liens on assets or property at the time Holdings or a Restricted Subsidiary acquired the assets or property, including any acquisition by means of a merger, amalgamation or consolidation with or into Holdings or any Restricted Subsidiary; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens may not extend to any other property owned by Holdings or any Restricted Subsidiary (other than pursuant to after-acquired property clauses in effect with respect to such Lien at the time of acquisition on property of the type that would have been subject to such Lien notwithstanding the occurrence of such acquisition);

(10) Liens securing Indebtedness or other obligations of Holdings or a Restricted Subsidiary owing to Holdings or another Restricted Subsidiary permitted to be Incurred in accordance with Section 4.03;

(11) Liens securing Hedging Obligations not Incurred in violation of this Indenture; provided that with respect to Hedging Obligations relating to Indebtedness, such Lien extends only to the property securing such Indebtedness;

(12) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13) leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of Holdings or any of the Restricted Subsidiaries;

[1]	Note to Draft: Stone Notes that remain outstanding following the Issue Date may remain secured under this basket (if the collateral is not stripped).

(14) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by Holdings and the Restricted Subsidiaries in the ordinary course of business;

(15) Liens in favor of Holdings or any Subsidiary Guarantor;

(16) [reserved];

(17) deposits made in the ordinary course of business to secure liability to insurance carriers;

(18) Liens on the Equity Interests of Unrestricted Subsidiaries;

(19) grants of software and other technology licenses in the ordinary course of business;

(20) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (7), (8), (9), (10), (11) and (15); provided, however, that (w) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), (x) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7), (8), (9), (10), (11) and (15) at the time the original Lien became a Permitted Lien under this Indenture, and (B) an amount necessary to pay any interest, premiums or defeasance costs required by the instruments governing such existing Indebtedness (whether such existing Indebtedness is redeemed pursuant to a tender offer, optional redemption or otherwise) and fees and expenses Incurred in connection therewith, (y) if the Indebtedness being refinanced, refunded, extended, renewed or replaced is secured by a Lien that is junior to the Liens securing the Notes, such new Lien shall be junior to the Liens securing the Notes and (z) if the Indebtedness being refinanced, refunded, extended, renewed or replaced is secured by a lien that is pari passu to the Liens securing the Notes, such new Lien shall be either pari passu or junior to the Liens securing the Notes;

(21) Liens on equipment of Holdings or any Restricted Subsidiary granted in the ordinary course of business to Holdings’ or such Restricted Subsidiary’s client at which such equipment is located;

(22) judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(23) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(24) Liens (A) Incurred to secure cash management services or to implement cash pooling arrangements in the ordinary course of business and (B) on cash and Cash Equivalents and letters of credit securing any surety and bonding requirements;

(25) other Liens securing obligations the outstanding principal amount of which does not, taken together with the principal amount of all other obligations secured by Liens Incurred under this clause (25) that are at that time outstanding, exceed $50.0 million; provided that First-Priority Lien Obligations and Other Second-Lien Obligations secured under this clause (25) shall be subject to the Senior Lien Intercreditor Agreement and any Junior Lien Obligations secured under this clause (25) shall be subject to a Customary Intercreditor Agreement; provided, further, that unsecured Indebtedness and Junior Lien Obligations shall not be exchanged for Other Second-Lien Obligations or Indebtedness that is secured on a senior basis to the Notes pursuant to this clause (25);

(26) any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(27) any amounts held by a trustee in the funds and accounts under an indenture securing any revenue bonds issued for the benefit of Holdings or any Restricted Subsidiary, under any indenture or other debt agreement issued in escrow pursuant to customary escrow arrangements pending the release thereof, or under any indenture or other debt agreement pursuant to customary discharge, redemption or defeasance provisions;

(28) Liens arising by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depository or financial institution;

(29) Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with any appeal or other proceedings for review;

(30) Liens (i) in favor of credit card companies pursuant to agreements therewith and (ii) in favor of customers;

(31) Liens in respect of Production Payments and Reserve Sales;

(32) Liens arising under Farm-Out Agreements, Farm-In Agreements, division orders, contracts for the sale, purchase, exchange, transportation, gathering or processing of Hydrocarbons, unitizations and pooling designations, declarations, orders and agreements, development agreements, joint venture agreements, partnership agreements, operating agreements, royalties, royalty trusts, master limited partnerships, working interests, net profits interests, joint interest billing arrangements, participation agreements, production sales contracts, area of mutual interest agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, and other agreements which are customary in the Oil and Gas Business; provided, however, in all instances that such Liens are limited to the assets that are the subject of the relevant agreement, program, order, trust, partnership or contract; provided further such Liens shall not secure Indebtedness for borrowed money;

(33) Liens on pipelines or pipeline facilities that arise by operation of law;

(34) any (a) interest or title of a lessor or sublessor under any lease, liens reserved in oil, gas or other Hydrocarbons, minerals, leases for bonus, royalty or rental payments and for compliance with the terms of such leases; (b) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to (including, without limitation, ground leases or other prior leases of the demised premises, mortgages, mechanics’ liens, tax liens and easements); or (c) subordination of the interest of the lessee or sublessee under such lease to any restrictions or encumbrance referred to in the preceding clause (b); and

(35) Liens securing Junior Lien Obligations, provided that the Notes are secured on a senior priority basis to the obligations so secured until such time as such obligations are no longer secured by a Lien; provided further that Junior Lien Obligations secured under this clause (35) shall be subject to a Customary Intercreditor Agreement.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Petroleum Industry Standards” shall mean the Definitions for Oil and Gas Reserves promulgated by the Society of Petroleum Engineers (or any generally recognized successor) as in effect at the time in question.

“Preferred Stock” means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution, or winding up.

“Prior Notes Exchange” means the exchange on April 3, 2017 of the Issuers’ 9.75% Senior Notes due 2018 for the Issuers’ 11.00% Second Lien Bridge Loans.

“Production Payments and Reserve Sales” means the grant or transfer by Holdings or a Restricted Subsidiary to any Person of a royalty, overriding royalty, net profits interest, production payment (whether volumetric or dollar-denominated), partnership or other interest in Oil and Gas Properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties where the holder of such interest has recourse solely to such production or proceeds of production, subject to the obligation of the grantor or transferor to operate and maintain, or cause the subject interests to be operated and maintained, in a reasonably prudent manner or other customary standard or subject to the obligation of the grantor or transferor to indemnify for environmental, title or other matters customary in the Oil and Gas Business, including any such grants or transfers.

“Proved Developed Reserves” shall mean oil and gas reserves that, in accordance with Petroleum Industry Standards, are classified as both “Proved Reserves” and one of the following: (a) “Developed Producing Reserves” or (b) “Developed Non-Producing Reserves.”

“Proved Reserves” shall mean oil and gas reserves that, in accordance with Petroleum Industry Standards, are classified as both “Proved Reserves” and one of the following: (a) “Developed Producing Reserves”, (b) “Developed Non-Producing Reserves” or (c) “Undeveloped Reserves”.

“Public Parent Company” means any direct or indirect parent company of Holdings that has any class of its Capital Stock listed for trading on a United States national securities exchange.

“PV-10” shall mean, with respect to any Proved Reserves expected to be produced from any Oil and Gas Properties, the net present value, discounted at 10% per annum, of the future net revenues expected to accrue to the Issuers’ and the Subsidiary Guarantors’ collective interests in such reserves during the remaining expected economic lives of such reserves, calculated in accordance with the most recent Bank Price Deck (as defined in the Credit Agreement) provided to Holdings by the administrative agent under the Credit Agreement governing Indebtedness incurred under Section 4.03(b)(i) pursuant to [Section 2.14(i)] of such Credit Agreement (or any analogous provision).

“Rating Agency” means (1) each of Moody’s and S&P and (2) if Moody’s or S&P ceases to rate the Notes for reasons outside of Holdings’ control, a “nationally recognized statistical rating organization” within the meaning of Rule 17g-1 under the Exchange Act selected by Holdings or any direct or indirect parent of Holdings as a replacement agency for Moody’s or S&P, as the case may be.

“RBL Agent” means the agent for secured parties holding First-Priority Lien Obligations, as appointed pursuant to the Senior Lien Intercreditor Agreement. The RBL Agent is initially the administrative agent under the Credit Agreement.

“Record Date” has the meaning specified in Exhibit A hereto.

“Registration Rights Agreement” means, with respect to the Initial Notes issued on the Issue Date, the Registration Rights Agreement dated the Issue Date, among the Issuers, the Subsidiary Guarantors party thereto and certain holders of the Notes.

“Reserve Report” shall mean a reserve engineers’ report, internally prepared by Holdings and audited by an Approved Petroleum Engineer, with respect to the Oil and Gas Properties of the Issuers and the Subsidiary Guarantors, or any other reserve report in form and substance reasonably equivalent (as determined in good faith by Holdings), setting forth, as of each June 30th or December 31st the Proved Reserves and the Proved Developed Reserves attributable to the Oil and Gas Properties of the Issuers and the Subsidiary Guarantors, together with a projection of the rate of production and future net revenues, operating expenses (including production taxes and ad valorem expenses) and capital expenditures with respect thereto as of such date, based upon the most recent Bank Price Deck (as defined in the Credit Agreement) provided to Holdings by the administrative agent under the Credit Agreement pursuant to [Section 2.14(i)] thereof (or any analogous provision).

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Payments” shall have the meaning set forth in Section 4.04(a).

“Restricted Subsidiary” means, with respect to any Person, any Subsidiary of such Person other than an Unrestricted Subsidiary of such Person. Unless otherwise indicated in this Indenture, all references to Restricted Subsidiaries shall mean Restricted Subsidiaries of Holdings.

“S&P” means S&P Global Ratings or any successor to the rating agency business thereof.

“Sale/Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired by Holdings or a Restricted Subsidiary whereby Holdings or such Restricted Subsidiary transfers such property to a Person and Holdings or such Restricted Subsidiary leases it from such Person, other than leases between Holdings and a Restricted Subsidiary or between Restricted Subsidiaries.

“SEC” means the Securities and Exchange Commission.

“Second Priority Lien Obligations” means (a) the Notes Obligations and (b) all Other Second-Lien Obligations.

“Secured Bank Indebtedness” means any Bank Indebtedness that is secured by a Permitted Lien Incurred or deemed Incurred pursuant to clause (6)(B) or clause (25) of the definition of Permitted Liens.

“Secured Indebtedness” means any Consolidated Total Indebtedness secured by a Lien.

“Secured Parties” means, collectively, the Trustee, the Collateral Agent and the holders of the Notes.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Documents” means the security agreements, pledge agreements, collateral assignments, mortgages and related agreements, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time, creating the security interests in the Collateral for the benefit of the Collateral Agent and the holders of the Notes as contemplated by this Indenture.

“Senior Lien Intercreditor Agreement” means (i) the intercreditor agreement among the RBL Agent, the Collateral Agent, and the other parties from time to time party thereto, entered into on the Issue Date, as it may be amended, restated, supplemented or otherwise modified from time to time or (ii) any replacement thereof that contains terms not materially less favorable to the holders of the Notes than the intercreditor agreement referred to in clause (i).

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of Holdings within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC (or any successor provision).

“Similar Business” means a business, the majority of whose revenues are derived from the activities of Holdings and its Subsidiaries as of the Issue Date or any business or activity that is reasonably similar or complementary thereto or a reasonable extension, development or expansion thereof or ancillary thereto.

“Significant Issue Date Equityholders” means (i) each of Apollo Global Management, LLC, Riverstone Holdings LLC, Franklin Advisers, Inc., MacKay Shields LLC and any of their respective Affiliates other than any portfolio companies (collectively, the “Equity Investor”) and (ii) any Person that forms a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) with the Equity Investor; provided that the Equity Investor (x) owns a majority of the voting power and (y) controls a majority of the Board of Directors of Holdings.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

“Stone Notes” means the 7.500% Senior Secured Notes due 2022 issued by Stone Energy Corporation pursuant to that certain indenture, dated as of February 28, 2017, by and among Stone Energy Corporation, as issuer thereunder, Stone Energy Offshore, L.L.C., as subsidiary guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee.

“Subordinated Indebtedness” means (a) with respect to an Issuer, any Indebtedness of such Issuer which is by its terms subordinated in right of payment to the Notes, and (b) with respect to any Subsidiary Guarantor, any Indebtedness of such Subsidiary Guarantor which is by its terms subordinated in right of payment to its Subsidiary Guarantee.

“Subsidiary” means, with respect to any Person, (1) any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, and (2) any partnership, joint venture or limited liability company of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such

Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Subsidiary Guarantee” means any guarantee of the obligations of the Issuers under this Indenture and the Notes by any Subsidiary Guarantor in accordance with the provisions of this Indenture.

“Subsidiary Guarantor” means any Subsidiary that Incurs a Subsidiary Guarantee; provided that upon the release or discharge of such Person from its Subsidiary Guarantee in accordance with this Indenture, such Subsidiary ceases to be a Subsidiary Guarantor.

“Talos 2018 Notes” means the notes issued pursuant to that certain Indenture, dated as of February 6, 2013, by and among the Issuers, the subsidiary guarantors party thereto from time to time and Wilmington Trust, National Association, as trustee, as amended, restated, amended and restated, supplemented or otherwise modified from time to time for the Issuers’ 9.75% Senior Notes due 2018 outstanding from and after the Issue Date.

“Tax Distributions” means any distributions described in Section 4.04(b)(xii).

“Test Period” means on any date of determination, four consecutive fiscal quarters of Holdings then last ended (taken as one accounting period) for which financial statements have been delivered pursuant to Section 4.02(a); provided that prior to the first date financial statements have been delivered pursuant to Section 4.02(a), the Test Period in effect shall be the four fiscal quarter period ended [•].

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of this Indenture.

“Total Assets” means the total consolidated assets of Holdings and the Restricted Subsidiaries, as shown on the most recent balance sheet of Holdings, without giving effect to any amortization of the amount of intangible assets since September 30, 2012, calculated on a pro forma basis after giving effect to any subsequent acquisition or disposition of a Person or business.

“Transaction Expenses” means any fees or expenses incurred or paid by Holdings or any of its Subsidiaries in connection with the Transactions, this Indenture and the other Notes Documents and the transactions contemplated hereby and thereby.

“Transactions” means, collectively, (i) the Prior Notes Exchange, (ii) the combination of Talos Energy LLC and its subsidiaries with Stone Energy Corporation pursuant to the Transaction Agreement, dated as of [•], 2017 and (iii) the execution and delivery of this Indenture, the payment of Transaction Expenses and the other transactions contemplated by the Transaction Agreement, the Debt Exchange Agreement, this Indenture and the Notes Documents.

“Trust Officer” means:

(1) any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, trust officer, assistant trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who will shall have direct responsibility for the administration of this Indenture, and

(2) who shall have direct responsibility for the administration of this Indenture.

“Trustee” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

“Uniform Commercial Code” or “UCC” means the New York Uniform Commercial Code as in effect from time to time.

“Unrestricted Subsidiary” means:

(1) any Subsidiary of Holdings that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of Holdings in the manner provided below; and

(2) any Subsidiary of an Unrestricted Subsidiary;

Holdings may designate any Subsidiary of Holdings (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on any property of, Holdings or any other Subsidiary of Holdings that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that

(i) the Subsidiary to be so designated and its Subsidiaries do not at the time of designation have and do not thereafter Incur any Indebtedness pursuant to which the lender has recourse to any of the assets of Holdings or any of the Restricted Subsidiaries (other than pursuant to customary Liens or related arrangements under any oil and gas royalty trust or master limited partnership); and

(ii) (a) the Subsidiary to be so designated has total consolidated assets of $1,000 or less; or

(b) if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under Section 4.04.

Holdings may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation:

(x) (1) Holdings could Incur $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test under Section 4.03(a), or (2) the Fixed Charge Coverage Ratio of Holdings and its Restricted Subsidiaries would be no less than such ratio immediately prior to such designation, in each case on a pro forma basis taking into account such designation, and

(y) no Event of Default shall have occurred and be continuing.

Any such designation by Holdings shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors or any committee thereof of Holdings giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Government Obligations” means securities that are:

(1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged, or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in each case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depository receipt.

“Volumetric Production Payments” means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertaking and obligations in connection therewith.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness or Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing (1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment, by (2) the sum of all such payments.

“Wholly Owned Restricted Subsidiary” is any Wholly Owned Subsidiary that is a Restricted Subsidiary.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares or shares required pursuant to applicable law) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

SECTION 1.02 Other Definitions.

Term	Section
$1.03(j)
Additional Interest	Appendix A
Affiliate Transaction	4.07(a)
Agent Members	Appendix A
Asset Sale Offer	4.06(b)(iii)
Bankruptcy Law	6.01
Change of Control Offer	4.08(b)
Co-Issuer	Preamble
covenant defeasance option	8.01(b)
Covenant Suspension Event	4.15
Custodian	6.01
Definitive Note	Appendix A
Depository	Appendix A
Event of Default	6.01
Excess Proceeds	4.06(b)(iii)
Global Notes	Appendix A
Global Notes Legend	Appendix A
Holdings	Preamble
IAI	Appendix A
incorporated provision	13.01
Increased Amount	4.12(d)
Initial Notes	Preamble
Initial Purchasers	Appendix A
Issuers	Preamble
legal defeasance option	8.01(b)
Notes	Preamble
Notes Custodian	Appendix A
Notice of Default	6.01
Offer Period	4.06(f)
Paying Agent	2.04(a)
protected purchaser	2.08
QIB	Appendix A
Refinancing Indebtedness	4.03(b)(xv)
Refunding Capital Stock	4.04(b)(ii)
Registrar	2.04(a)
Regulation S	Appendix A
Regulation S Global Notes	Appendix A
Regulation S Notes	Appendix A
Reporting Entity	4.02(b)

Term	Section
Restricted Notes Legend	Appendix A
Restricted Payments	4.04(a)
Restricted Period	Appendix A
Retired Capital Stock	4.04(b)(ii)
Reversion Date	4.15
Rule 144A	Appendix A
Rule 144A Global Notes	Appendix A
Rule 144A Notes	Appendix A
Rule 501	Appendix A
Subsidiary Guaranteed Obligations	12.01(a)
Successor Holdco	5.01(a)(i)
Successor Subsidiary Guarantor	5.01(b)(i)
Suspended Covenants	4.15
Transfer Restricted Definitive Notes	Appendix A
Transfer Restricted Global Notes	Appendix A
Transfer Restricted Notes	Appendix A
U.S. dollars	1.03(j)
Unrestricted Definitive Notes	Appendix A
Unrestricted Global Notes	Appendix A

SECTION 1.03 Rules of Construction. Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c) “or” is not exclusive;

(d) “including” means including without limitation;

(e) words in the singular include the plural and words in the plural include the singular;

(f) unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness and Secured Indebtedness shall not be deemed subordinate or junior to other Secured Indebtedness merely because it has a junior priority with respect to the same collateral;

(g) the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

(h) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater;

(i) unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP;

(j) “$” and “U.S. dollars” each refer to United States dollars, or such other money of the United States of America that at the time of payment is legal tender for payment of public and private debts; and

(k) whenever in this Indenture or the Notes there is mentioned, in any context, principal, interest or any other amount payable under or with respect to any Notes, such mention shall be deemed to include mention of the payment of Additional Interest, to the extent that, in such context, Additional Interest is, was or would be payable in respect thereof.

SECTION 1.04 Incorporation by Reference of TIA. Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture.

The following Trust Indenture Act terms used in this Indenture have the following meanings:

“indenture securities” means the Notes;

“indenture security holder” means a holder of a Note;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes and the Guarantees means the Issuers and the Guarantors, respectively, and any successor obligor upon the Notes and the Guarantees, respectively.

All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by SEC rule under the Trust Indenture Act have the meanings so assigned to them.

ARTICLE II

THE NOTES

SECTION 2.01 Amount of Notes. The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture on the Issue Date is $[•]2.

The Issuers may from time to time after the Issue Date issue Additional Notes under this Indenture in an unlimited principal amount, so long as (i) the Incurrence of the Indebtedness represented by such Additional Notes is at such time permitted by Section 4.03 and the Liens with respect thereto are permitted by Section 4.12 and (ii) such Additional Notes are issued in compliance with the other applicable provisions of this Indenture. With respect to any Additional Notes issued after the Issue Date (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 2.07, 2.08, 2.09, 3.08, 4.06(g), 4.08(c) or Appendix A), there shall be (a) established in or pursuant to a resolution of the Board of Directors of each Issuer and (b) (i) set forth or determined in the manner provided in an Officers’ Certificate or (ii) established in one or more indentures supplemental hereto, prior to the issuance of such Additional Notes:

(1) the aggregate principal amount of such Additional Notes which may be authenticated and delivered under this Indenture;

(2) the issue price and issuance date of such Additional Notes, including the date from which interest on such Additional Notes shall accrue;

(3) if applicable, that such Additional Notes shall be issuable in whole or in part in the form of one or more Global Notes and, in such case, the respective depositaries for such Global Notes, the form of any legend or legends which shall be borne by such Global Notes in addition to or in lieu of those set forth in Exhibit A hereto and any circumstances in addition to or in lieu of those set forth in Section 2.2 of Appendix A in which any such Global Note may be exchanged in whole or in part for Additional Notes registered, or any transfer of such Global Note in whole or in part may be registered, in the name or names of Persons other than the depositary for such Global Note or a nominee thereof; and

(4) if applicable, that such Additional Notes that are not Transfer Restricted Notes shall not be issued in the form of Initial Notes as set forth in Exhibit A hereto.

If any of the terms of any Additional Notes are established by action taken pursuant to a resolution of the Board of Directors of each Issuer, a copy of an appropriate record of such action shall be certified by the Secretary or any Assistant Secretary of each Issuer and delivered to the Trustee at or prior to the delivery of the Officers’ Certificate or an indenture supplemental hereto setting forth the terms of the Additional Notes.

[2]

Note to Draft: The amount of Notes on the Issue Date will equal (1) full amount of Talos second lien bridge loans, (2) amount of Stone Notes exchanging into Notes and (3) any Talos 2018 Notes exchanging into Notes.

The Initial Notes and any Additional Notes may, at the Issuers’ option, be treated as a single class for all purposes under this Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase; provided that if the Additional Notes are not fungible with the Initial Notes for U.S. federal income tax purposes, the Additional Notes will have a separate CUSIP number, if applicable.

SECTION 2.02 Form and Dating. Provisions relating to the Initial Notes and the Exchange Notes are set forth in Appendix A, which is hereby incorporated in and expressly made a part of this Indenture. The (i) Initial Notes and the Trustee’s certificate of authentication, (ii) any Additional Notes and the Trustee’s certificate of authentication and (iii) the Exchange Notes and the Trustee’s certificate of authentication shall each be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Issuers or any Subsidiary Guarantor is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Issuer). Each Note shall be dated the date of its authentication. The Notes shall be issuable only in registered form without interest coupons and in denominations of $2,000 and any integral multiples of $1,000 in excess thereof, provided that Notes may be issued in denominations of less than $2,000 solely to accommodate book-entry positions that have been created by the Depository in denominations of less than $2,000.

SECTION 2.03 Execution and Authentication. The Trustee shall authenticate and make available for delivery upon a written order of the Issuers signed by one Officer of each Issuer (a) Initial Notes for original issue on the date hereof in an aggregate principal amount of $[•], (b) subject to the terms of this Indenture, Additional Notes in an aggregate principal amount to be determined at the time of issuance and specified therein and (c) the Exchange Notes for issue in a Registered Exchange Offer pursuant to the Registration Rights Agreement for a like principal amount of Initial Notes exchanged pursuant thereto or otherwise pursuant to an effective registration statement under the Securities Act. Such order shall specify the amount of separate Note certificates to be authenticated, the principal amount of each of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated, whether the Notes are to be Initial Notes, Additional Notes or Exchange Notes, the registered holder of each of the Notes and delivery instructions. For the avoidance of doubt, the Issuers will not be required to deliver an Opinion of Counsel with respect to the authentication of the Initial Notes. Notwithstanding anything to the contrary in this Indenture or Appendix A, any issuance of Additional Notes after the Issue Date shall be in a principal amount of at least $2,000 and integral multiples of $1,000 in excess thereof.

One Officer shall sign the Notes for each of the Issuers by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee may appoint one or more authenticating agents reasonably acceptable to Holdings to authenticate the Notes. Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to Holdings. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

SECTION 2.04 Registrar and Paying Agent.

(a) The Issuers shall maintain (i) an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”) and (ii) an office or agency where Notes may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuers may have one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrars. The term “Paying Agent” includes the Paying Agent and any additional paying agents. The Issuers initially appoint the Trustee as Registrar, Paying Agent and the Notes Custodian with respect to the Global Notes.

(b) The Issuers may enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. Holdings shall notify the Trustee in writing of the name and address of any such agent. If the Issuers fail to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. Holdings or any of its domestically organized Subsidiaries may act as Paying Agent or Registrar.

(c) The Issuers may remove any Registrar or Paying Agent upon five Business Days’ prior written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) if applicable, acceptance of an appointment by a successor Registrar or Paying Agent, as the case may be, as evidenced by an appropriate agreement entered into by the Issuers and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Registrar or Paying Agent may resign at any time upon written notice to the Issuers and the Trustee; provided, however, that the Trustee may resign as Paying Agent or Registrar only if the Trustee also resigns as Trustee in accordance with Section 7.08.

SECTION 2.05 Paying Agent to Hold Money in Trust. Prior to or on each due date of the principal of and interest on any Note, the Issuers shall deposit with each Paying Agent (or if Holdings or a Subsidiary is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal and interest when so becoming due. The Issuers shall require each Paying Agent (other than the Trustee) to agree in writing that a Paying Agent shall hold in trust for the benefit of holders or the Trustee all money held by a Paying Agent for the payment of principal of and interest on the Notes, and shall notify the Trustee in writing of any default by the Issuers in making any such payment. If Holdings or a Subsidiary of Holdings acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it in trust for the benefit of the Persons entitled thereto. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section 2.05, a Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.06 Holder Lists. The Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of holders. If the Trustee is not the Registrar, Holdings shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of holders.

SECTION 2.07 Transfer and Exchange. The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer and in compliance with Appendix A. When a Note is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if its requirements therefor are met. When Notes are presented to the Registrar with a request to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate Notes at the Registrar’s request. The Issuers may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section. The Issuers shall not be required to make, and the Registrar need not register, transfers or exchanges of Notes selected for redemption (except, in the case of Notes to be redeemed in part, the portion thereof not to be redeemed) or of any Notes for a period of 15 days before a selection of Notes to be redeemed.

Prior to the due presentation for registration of transfer of any Note, the Issuers, the Subsidiary Guarantors, the Trustee, the Paying Agent and the Registrar may deem and treat the Person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Issuers, the Subsidiary Guarantors, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

Any holder of a beneficial interest in a Global Note shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by (a) the holder of such Global Note (or its agent) or (b) any holder of a beneficial interest in such Global Note, and that ownership of a beneficial interest in such Global Note shall be required to be reflected in a book entry.

All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depository participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

None of the Trustee, Registrar or Paying Agent shall have any responsibility for any actions taken or not taken by the Depository.

SECTION 2.08 Replacement Notes. If a mutilated Note is surrendered to the Registrar or if the holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuers shall issue and the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the holder (a) satisfies any requirement of the Issuers and the Trustee within a reasonable time after such holder has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Issuers and the Trustee prior to the Note being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchaser”) and (c) satisfies any other reasonable requirements of the Issuers and the Trustee. If required by the Trustee or the Issuers, such holder shall furnish an indemnity bond sufficient in the judgment of the Trustee, with respect to the Trustee, and the Issuers, with respect to the Issuers, to protect the Issuers, the Trustee, the Paying Agent and the Registrar, as applicable, from any loss or liability that any of them may suffer if a Note is replaced and subsequently presented or claimed for payment. The Issuers and the Trustee may charge the holder for their expenses in replacing a Note (including, without limitation, attorneys’ fees and disbursements in replacing such Note). In the event any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Issuers in their discretion may pay such Note instead of issuing a new Note in replacement thereof.

Every replacement Note is an additional obligation of the Issuers.

The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Notes.

SECTION 2.09 Outstanding Notes. Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.09 as not outstanding. Subject to Section 13.06, a Note does not cease to be outstanding because one of the Issuers or an Affiliate of one of the Issuers holds the Note.

If a Note is replaced pursuant to Section 2.08 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee and the Issuers receive proof satisfactory to them that the replaced Note is held by a protected purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.08.

If a Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, and no Paying Agent is prohibited from paying such money to the holders on that date pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.10 Cancellation. The Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and each Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment or cancellation and shall dispose of canceled Notes in accordance with its customary procedures. The Issuers may not issue new Notes to replace Notes they have redeemed, paid or delivered to the Trustee for cancellation. The Trustee shall not authenticate Notes in place of canceled Notes other than pursuant to the terms of this Indenture.

SECTION 2.11 Defaulted Interest. If the Issuers default in a payment of interest on the Notes, the Issuers shall pay the defaulted interest then borne by the Notes (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Issuers may pay the defaulted interest to the Persons who are holders on a subsequent special record date. The Issuers shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly deliver or cause to be delivered to each affected holder (with a copy to the Trustee) a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

SECTION 2.12 CUSIP Numbers, ISINs, Etc. The Issuers in issuing the Notes may use CUSIP numbers, ISINs and “Common Code” numbers (if then generally in use), and the Trustee shall use any such CUSIP numbers, ISINs and “Common Code” numbers in notices of redemption as a convenience to holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers, either as printed on the Notes or as contained in any notice of redemption, that reliance may be placed only on the other identification numbers printed on the Notes and that any such redemption shall not be affected by any defect in or omission of such numbers. The Issuers shall advise the Trustee in writing of any change in any such CUSIP numbers, ISINs and “Common Code” numbers.

SECTION 2.13 Calculation of Principal Amount of Notes. The aggregate principal amount of the Notes, at any date of determination, shall be the principal amount of the Notes at such date of determination. With respect to any matter requiring consent, waiver, approval or other action of the holders of a specified percentage of the principal amount of all the Notes, such percentage shall be calculated, on the relevant date of determination, by dividing (a) the principal amount, as of such date of determination, of Notes, the holders of which have so consented, by (b) the aggregate principal amount, as of such date of determination, of the Notes then outstanding, in each case, as determined in accordance with the preceding sentence, Section 2.09 and Section 13.06 of this Indenture. Any calculation of the Applicable Premium made pursuant to this Indenture or the Notes shall be made by Holdings and delivered to the Trustee pursuant to an Officers’ Certificate. The Trustee shall have no liability or responsibility for any calculation made hereunder or in connection herewith or for any information used in any such calculation.

ARTICLE III

REDEMPTION

SECTION 3.01 Redemption. The Notes may be redeemed, in whole or from time to time in part, subject to the conditions and at the redemption prices set forth in Paragraph 5 of the form of Note set forth in Exhibit A hereto, which is hereby incorporated by reference and made a part of this Indenture, together with accrued and unpaid interest and Additional Interest, if any, to, but excluding, the redemption date (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

SECTION 3.02 Applicability of Article. Redemption of Notes at the election of the Issuers or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article III.

SECTION 3.03 Notices to Trustee. If the Issuers elect to redeem Notes pursuant to the optional redemption provisions of Paragraph 5 of the Note, Holdings shall deliver to the Trustee in an Officers’ Certificate that states (i) the Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price. Holdings shall give notice to the Trustee provided for in this paragraph at least 30 days but not more than 60 days before a redemption date if the redemption is a redemption pursuant to Paragraph 5 of the Note. Holdings may also include a request in such Officers’ Certificate that the Trustee give the notice of redemption in the Issuers’ name and at their expense (and select the Notes to be redeemed in the case of a partial redemption) and setting forth the information to be stated in such notice as provided in Section 3.05. Any such notice may be canceled if written notice from the Issuer of such cancellation is actually received by the Trustee prior to notice of such redemption being mailed to any holder or otherwise delivered in accordance with the applicable procedures of the Depository and shall thereby be void and of no effect. The Issuers shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Notes to be redeemed pursuant to Section 3.04.

SECTION 3.04 Selection of Notes to Be Redeemed. In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed (and the Issuers shall notify the Trustee in writing of any such listing), or if the Notes are not so listed, on a pro rata basis to the extent practicable or by lot or by such other method as the Trustee shall deem fair and appropriate (and, in each case, in such manner that complies with the requirements of the Depository, if applicable); provided that no Notes of $2,000 or less shall be redeemed in part. The Trustee shall make the selection from outstanding Notes not previously called for redemption. The Trustee may select for redemption portions of the principal of Notes that have denominations larger than $2,000. Notes and portions of them the Trustee selects shall be in amounts of $2,000 or integral multiples of $1,000 in excess thereof. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. Upon selection, the Trustee shall notify the Issuers promptly of the Notes or portions of Notes to be redeemed.

SECTION 3.05 Notice of Optional Redemption.

(a) At least 30 but not more than 60 days before a redemption date pursuant to Paragraph 5 of the Note, the Issuers shall mail or cause to be mailed by first-class mail at its registered address, or otherwise deliver in accordance with the procedures of the Depository, a notice of redemption to each holder whose Notes are to be redeemed (with a copy to the Trustee), except that redemption notices may be mailed or otherwise delivered more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Article VIII.

Any such notice shall identify the Notes to be redeemed and shall state:

(i) the redemption date;

(ii) the redemption price and the amount of accrued interest (including Additional Interest, if any) to the redemption date;

(iii) the name and address of the Paying Agent;

(iv) that Notes called for redemption must be surrendered to the Trustee or Paying Agent to collect the redemption price, plus accrued and unpaid interest and Additional Interest, if any;

(v) if fewer than all the outstanding Notes are to be redeemed, the certificate numbers and principal amounts of the particular Notes to be redeemed, the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption;

(vi) that, unless the Issuers default in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

(vii) the CUSIP number, ISIN and/or “Common Code” number, if any, printed on the Notes being redeemed;

(viii) that no representation is made as to the correctness or accuracy of the CUSIP number or ISIN and/or “Common Code” number, if any, listed in such notice or printed on the Notes;

(ix) if the redemption is subject to the satisfaction of one or more conditions precedent, the notice thereof shall describe each such condition and, if applicable, shall state that, in the Issuers’ discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date as so delayed; and

(x) at the Issuers’ option, that the payment of the redemption price and performance of the Issuers’ obligations with respect to such redemption may be performed by another Person.

Notice of any redemption upon any corporate transaction or other event (including any Equity Offering, incurrence of Indebtedness, Change of Control or other transaction) may be given prior to the completion thereof. In addition, any redemption or notice thereof may, at the Issuers’ discretion, be subject to one or more conditions precedent, including, but not limited to, completion of a corporate transaction or other event.

(b) At Holdings’ request, the Trustee shall deliver the notice of redemption in the Issuers’ name and at the Issuers’ expense subject to the terms of Section 3.03 hereof. In such event, Holdings shall notify the Trustee of such request at least three (3) Business Days (or such shorter period as is acceptable to the Trustee) prior to the date such notice is to be provided to holders.

SECTION 3.06 Effect of Notice of Redemption. Once notice of redemption is mailed or otherwise delivered in accordance with Section 3.05, Notes called for redemption become due and payable on the redemption date and at the redemption price stated in the notice, except as provided in the final paragraph of Paragraph 5 of the Notes or Section 3.05(a). Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price stated in the notice, plus accrued and unpaid interest and Additional Interest, if any, to, but excluding, the redemption date; provided, however, that if the redemption date is after a regular Record Date and on or prior to the next Interest Payment Date, the accrued interest shall be payable to the holder of the redeemed Notes registered on the relevant Record Date. Failure to give notice or any defect in the notice to any holder shall not affect the validity of the notice to any other holder.

SECTION 3.07 Deposit of Redemption Price. With respect to any Notes, prior to 10:00 a.m., New York City time, on the redemption date, the Issuers shall deposit with the Paying Agent (or, if Holdings or a Subsidiary of Holdings is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued and unpaid interest and Additional Interest, if any, on all Notes or portions thereof to be redeemed on that date other than Notes or portions of Notes called for redemption that have been delivered by the Issuers to the Trustee for cancellation. On and after the redemption date, interest shall cease to accrue on Notes or portions thereof called for redemption so long as the Issuers have deposited with the Paying Agent funds sufficient to pay the principal of, plus accrued and unpaid interest and Additional Interest, if any, on, the Notes or portions therof to be redeemed, unless the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture.

SECTION 3.08 Notes Redeemed in Part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. Upon surrender and cancellation of a Note that is redeemed in part, the Issuers shall execute and the Trustee shall authenticate for the holder (at the Issuers’ expense) a new Note equal in principal amount to the unredeemed portion of the Note surrendered and cancelled.

ARTICLE IV

COVENANTS

SECTION 4.01 Payment of Notes. The Issuers shall promptly pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. An installment of principal of or interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds as of 11:00 a.m. New York City time money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the holders on that date pursuant to the terms of this Indenture.

The Issuers shall pay interest on overdue principal at the rate specified therefor in the Notes, and it shall pay interest on overdue installments of interest at the same rate borne by the Notes to the extent lawful.

SECTION 4.02 Reports and Other Information.

(a) Notwithstanding that Holdings may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, Holdings will file with the SEC (and provide the Trustee and holders with copies thereof, without cost to each holder, within 15 days after it files them with the SEC):

(i) within the time period specified in the SEC’s rules and regulations for non-accelerated filers, annual reports on Form 10-K (or any successor or comparable form) containing the information that would have been required to be contained therein (or required in such successor or comparable form) if Holdings were subject to Section 13 or 15(d) of the Exchange Act, except to the extent permitted to be excluded by the SEC;

(ii) within the time period specified in the SEC’s rules and regulations for non-accelerated filers, reports on Form 10-Q (or any successor or comparable form) containing the information that would have been required to be contained therein (or required in such successor or comparable form) if Holdings were subject to Section 13 or 15(d) of the Exchange Act, except to the extent permitted to be excluded by the SEC;

(iii) promptly from time to time after the occurrence of an event required to be therein reported (and in any event within the time period specified in the SEC’s rules and regulations), such other reports on Form 8-K (or any successor or comparable form) that would have been required if Holdings were subject to Section 13 or 15(d) of the Exchange Act; and

(iv) subject to the foregoing, any other information, documents and other reports which Holdings would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act;

provided, however, that Holdings shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event Holdings will make available such information to prospective purchasers of Notes in addition to providing such information to the Trustee and the holders, in each case within 15 days after the time Holdings would be required to file such information with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act. In addition to providing such information to the Trustee, Holdings shall make available to the holders, prospective investors, market makers affiliated with any initial purchaser of the Notes and securities analysts the information required to be provided pursuant to the foregoing clauses (i), (ii) and (iii), by posting such information to its website or on IntraLinks or any comparable online data system or website.

If Holdings has designated any of its Subsidiaries as an Unrestricted Subsidiary, then the annual and quarterly information required pursuant to clauses (i) and (ii) of this Section 4.02(a) shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, of the financial condition and results of operations of Holdings and its Restricted Subsidiaries separate from the financial condition and results of operations of such Unrestricted Subsidiaries.

(b) Notwithstanding the foregoing, Holdings will not be required to furnish any information, certificates or reports required by Items 307 or 308 of Regulation S-K prior to the effectiveness of the Exchange Offer Registration Statement or Shelf Registration Statement, as applicable.

(c) In the event that:

(i) the rules and regulations of the SEC permit Holdings and any direct or indirect parent of Holdings to report at such parent entity’s level on a consolidated basis and such parent entity is not engaged in any business in any material respect other than incidental to its ownership, directly or indirectly, of the capital stock of Holdings, or

(ii) any direct or indirect parent of Holdings is or becomes a Guarantor of the Notes,

consolidated reporting at such parent entity’s level in a manner consistent with that described in this Section 4.02 for Holdings will satisfy this Section 4.02, and Holdings is permitted to satisfy its obligations in this Section 4.02 with respect to financial information relating Holdings by furnishing financial information relating to such direct or indirect parent; provided that such financial information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such direct or indirect parent and any of its Subsidiaries other than Holdings and its Subsidiaries, on the one hand, and the information relating to Holdings, the Subsidiary Guarantors and the other Subsidiaries of Holdings on a standalone basis, on the other hand. In addition, Holdings will make such information available to prospective investors upon request.

(d) Holdings will make such information available to prospective investors upon request. Holdings shall, for so long as any Notes remain outstanding during any period when neither it nor another Reporting Entity is subject to Section 13 or 15(d) of the Exchange Act, or otherwise permitted to furnish the SEC with certain information pursuant to Rule 12g3-2(b) of the Exchange Act, furnish to the holders of the Notes and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(e) Notwithstanding the foregoing, Holdings will be deemed to have furnished the reports and information referred to in this Section 4.02 to the Trustee and the holders if Holdings has filed such reports with the SEC via the EDGAR filing system (or any successor system) and such reports are publicly available. In addition, the requirements of this Section 4.02 shall be deemed satisfied (1) prior to the commencement of the exchange offer contemplated by the Registration Rights Agreement relating to the Notes or the effectiveness of the Shelf Registration Statement, by the filing with the SEC of the Exchange Offer Registration Statement or Shelf Registration Statement in accordance with the provisions of such Registration Rights Agreement, and any amendments thereto, if such registration statement and/or amendments thereto are filed at times that otherwise satisfy the time requirements set forth in Section 4.02(a) or (2) the posting of reports and information that would be required to be provided to the holders on Holdings’ website (or that of any of Holdings’ parent companies).

(f) Holdings will also hold quarterly conference calls, beginning with the first full fiscal quarter ending after the Issue Date, for all holders of the Notes, prospective investors, market makers affiliated with any initial purchaser of the Notes and securities analysts to discuss such financial information no later than ten Business Days after the distribution of such information required by clauses (i) or (ii) of Section 4.02(a) and, prior to the date of each such conference call, will announce the time and date of such conference call and either include all information necessary to access the call or inform holders of the Notes, prospective investors, market makers affiliated with any initial purchaser of the Notes and securities analysts how they can obtain such information, including, without limitation, the applicable password or login information (if applicable).

(g) Delivery of such reports, information and documents to the Trustee pursuant to this Section 4.02 is for informational purposes only, and the Trustee’s receipt thereof shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuers’ compliance with any of their covenants under this Indenture (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

SECTION 4.03 Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.

(a) Holdings shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) or issue any shares of Disqualified Stock; and Holdings shall not permit any of its Restricted Subsidiaries (other than a Subsidiary Guarantor) to issue any shares of Preferred Stock; provided, however, that Holdings and any Subsidiary Guarantor may Incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any Restricted Subsidiary of Holdings that is not a Subsidiary Guarantor may Incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock or issue shares of Preferred Stock, in each case if the Fixed Charge Coverage Ratio of Holdings for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is Incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.25 to 1.00 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been Incurred (together with any other Indebtedness incurred pursuant to clause (b) below), or the Disqualified Stock or Preferred Stock had been issued (together with any other Disqualified Stock or Preferred Stock issued pursuant to clause (b) below), as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period; provided, further, that any Restricted Subsidiary that is not a Subsidiary Guarantor may not Incur Indebtedness or issue shares of Disqualified Stock or Preferred Stock in excess of an amount together with any Refinancing Indebtedness thereof pursuant to clause (b)(xv) below, equal to, after giving pro forma effect to such incurrence or issuance (including pro forma effect to the application of the net proceeds therefrom), $25.0 million (plus, in the case of any Refinancing Indebtedness, the Additional Refinancing Amount).

(b) The limitations set forth in Section 4.03(a) shall not apply to:

(i) the Incurrence by Holdings or any Restricted Subsidiary of Indebtedness under the Credit Agreement (or any permitted refinancing) not to exceed the greater of (x) $600.0 million and (y) the borrowing base (as defined in and determined from time to time pursuant to the Credit Agreement (or any permitted refinancing thereof)); provided, however, that the maximum principal amount of the borrowing base under the Credit Agreement (or any permitted refinancing thereof) shall not exceed either (1) the maximum amount of the borrowing base under the Credit Agreement (or any permitted refinancing thereof) at the time of Incurrence equal to the aggregate lending value to be ascribed to Oil and Gas Properties of the Issuers and the Subsidiary Guarantors against which the lenders thereunder are prepared to provide loans and letters of credit based on customary practices and standards at the time for reserve based loans and which are generally applied at the time by commercial lenders to borrowers in the Oil and Gas Business or (2) the Borrowing Base at the time of Incurrence; provided, further, that the Credit Agreement (or any permitted refinancing thereof) has a lender group that includes one or more commercial financial institutions which engage in oil and gas reserved based lending in the ordinary course of their respective businesses (an “RBL Lending Financial Institution”); provided, further,that the All-In Yield of such Credit Agreement (or any permitted refinancing thereof) shall not exceed Adjusted LIBOR (as calculated under the Credit Agreement as of the Issue Date) plus 6.00%; provided, further that if the lender group does not include at least one RBL Lending Financial Institution, then the maximum principal amount available under this Section 4.03(b)(i) shall not exceed $600.0 million;

(ii) the Incurrence by the Issuers and the Subsidiary Guarantors of Indebtedness represented by the Notes (including any guarantee thereof (including the Subsidiary Guarantees)) (including Exchange Notes and related guarantees thereof) (not including any Additional Notes);

(iii) Indebtedness existing on the Issue Date (other than Indebtedness described in clauses (i), (ii) and (iv) of this Section 4.03(b));

(iv) Indebtedness in respect of the Stone Notes, together with any Indebtedness, Disqualified Stock or Preferred Stock Incurred to refund, refinance or defease the Stone Notes, in an aggregate principal amount not exceed $[•] million3 (plus, in the case of any Indebtedness, Disqualified Stock or Preferred Stock Incurred to so refund, refinance or defease the Stone Notes, the Additional Refinancing Amount); provided, that any such Indebtedness, Disqualified Stock or Preferred Stock refunding, refinancing or defeasing the Stone Notes constitutes unsecured Indebtedness, Junior Lien Obligations or Other Second-Lien Obligations; provided, further, that to the extent any Indebtedness, Disqualified Stock or Preferred Stock refunding or refinancing the Stone Notes pursuant to this clause (iv) is secured, such Indebtedness, Disqualified Stock or Preferred Stock constituting Other Second-Lien Obligations shall be subject to the Senior Lien Intercreditor Agreement and any such Indebtedness, Disqualified Stock or Preferred Stock constituting Junior Lien Obligations shall be subject to a Customary Intercreditor Agreement; provided, further,that any such Indebtedness, Disqualified Stock or Preferred Stock refunding, refinancing or defeasing the Stone Notes shall (1) have a maturity date no earlier than the scheduled maturity of the Notes, (2) not have any scheduled amortization of principal prior to the scheduled maturity of the Notes (other than scheduled amortization of principal in an amount not to exceed 1.0% per annum), (3) not include covenants and events of default that are materially more restrictive than those contained in the Notes and (4) have an All-in-Yield no greater than the All-in-Yield of the Notes;

(v) Indebtedness Incurred by Holdings or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit and bank guarantees issued in the ordinary course of business, including without limitation letters of credit in respect of workers’ compensation claims, health, disability or other benefits to employees or former employees or their families or property, casualty or liability insurance or self-insurance, and letters of credit in connection with the maintenance of, or pursuant to the requirements of, environmental or other permits or licenses from governmental authorities, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims;

(vi) Indebtedness arising from agreements of Holdings or any of its Restricted Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred in connection with any acquisition or disposition of any business, assets or a Subsidiary in accordance with the terms of this Indenture, other than guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;

[3]	Note to Draft: To equal the amount of Stone Notes outstanding on the Issue Date.

(vii) Indebtedness of Holdings to a Restricted Subsidiary; provided that (except in respect of intercompany current liabilities Incurred in the ordinary course of business in connection with the cash management, tax and accounting operations of Holdings and its Subsidiaries) any such Indebtedness owed to a Restricted Subsidiary that is not a Subsidiary Guarantor is subordinated in right of payment to the obligations of the Issuers under the Notes; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to Holdings or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien but not the transfer thereof upon foreclosure) shall be deemed, in each case, to be an Incurrence of such Indebtedness not permitted by this clause (vii);

(viii) shares of Preferred Stock of a Restricted Subsidiary issued to Holdings or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary that holds such shares of Preferred Stock of another Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to Holdings or another Restricted Subsidiary) shall be deemed, in each case, to be an issuance of shares of Preferred Stock not permitted by this clause (viii);

(ix) Indebtedness of a Restricted Subsidiary to Holdings or another Restricted Subsidiary; provided that if a Subsidiary Guarantor incurs such Indebtedness to a Restricted Subsidiary that is not an Issuer or a Subsidiary Guarantor (except in respect of intercompany current liabilities incurred in the ordinary course of business in connection with the cash management, tax and accounting operations of Holdings and its Subsidiaries), such Indebtedness is subordinated in right of payment to the Subsidiary Guarantee of such Subsidiary Guarantor; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary holding such Indebtedness ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to Holdings or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien but not the transfer thereof upon foreclosure) shall be deemed, in each case, to be an Incurrence of such Indebtedness not permitted by this clause (ix);

(x) Hedging Obligations that are not Incurred for speculative purposes but (1) for the purpose of fixing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of this Indenture to be outstanding; (2) for the purpose of fixing or hedging currency exchange rate risk with respect to any currency exchanges; or (3) for the purpose of fixing or hedging commodity price risk with respect to any commodity purchases or sales (including, without limitation, any commodity Hedging Obligation that is intended in good faith, at inception of execution, to hedge or manage any of the risks related to existing and/or forecasted Hydrocarbon production (whether or not contracted)) and, in each case, extensions or replacements thereof;

(xi) obligations (including reimbursement obligations with respect to letters of credit and bank guarantees) in respect of performance, bid, appeal and surety bonds and completion guarantees provided by Holdings or any Restricted Subsidiary in the ordinary course of business or consistent with past practice or industry practice;

(xii) Indebtedness or Disqualified Stock of Holdings or Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount or liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and Incurred pursuant to this clause (xii), together with any Indebtedness, Disqualified Stock or Preferred Stock Incurred to refund, refinance or defease such Indebtedness, Disqualified Stock or Preferred Stock, does not exceed $50.0 million (plus, in the case of any Indebtedness, Disqualified Stock or Preferred Stock Incurred to so refund, refinance or defease such Indebtedness, Disqualified Stock or Preferred Stock, the Additional Refinancing Amount) (it being understood that any Indebtedness Incurred pursuant to this clause (xii) shall cease to be deemed Incurred or outstanding for purposes of this clause (xii) but shall be deemed Incurred for purposes of Section 4.03(a) from and after the first date on which Holdings, or the Restricted Subsidiary, as the case may be, could have Incurred such Indebtedness under Section 4.03(a) without reliance upon this clause (xii)); provided that to the extent Indebtedness Incurred pursuant to this clause (xii) is secured, such Indebtedness constituting First-Priority Lien Obligations and Other Second-Lien Obligations shall be subject to the Senior Lien Intercreditor Agreement and any Junior Lien Obligations shall be subject to a Customary Intercreditor Agreement; provided, further, that unsecured Indebtedness and Junior Lien Obligations shall not be exchanged for Other Second-Lien Obligations or Indebtedness that is secured on a senior basis to the Notes pursuant to this clause (xii);

(xiii) Indebtedness or Disqualified Stock of Holdings or any Restricted Subsidiary and Preferred Stock of any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference at any time outstanding not greater than 100.0% of the net cash proceeds received by Holdings and its Restricted Subsidiaries since immediately after the Issue Date from the issue or sale of Equity Interests of Holdings or any direct or indirect parent entity of Holdings (which proceeds are contributed to Holdings or its Restricted Subsidiary) or cash contributed to the capital of Holdings (in each case other than proceeds of Disqualified Stock or sales of Equity Interests to, or contributions received from, Holdings or any of its Subsidiaries) to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or to make other Investments, payments or exchanges pursuant to clause (b) of Section 4.04 or to make Permitted Investments (other than Permitted Investments specified in clauses (1) and (3) of the definition thereof);

(xiv) any guarantee by Holdings or any Restricted Subsidiary of Indebtedness or other obligations of Holdings or any Restricted Subsidiary so long as the Incurrence of such Indebtedness Incurred by Holdings or such Restricted Subsidiary is permitted under the terms of this Indenture; provided that (i) if such Indebtedness is by its express terms subordinated in right of payment to the Notes or the Subsidiary Guarantee of such

Restricted Subsidiary, as applicable, any such guarantee with respect to such Indebtedness shall be subordinated in right of payment to the Notes or such Subsidiary Guarantee, as applicable, substantially to the same extent as such Indebtedness is subordinated to the Notes or the Subsidiary Guarantee, as applicable and (ii) if such guarantee is of Indebtedness of Holdings, such guarantee is Incurred in accordance with, or not in contravention of, Section 4.11, solely to the extent such covenant is applicable;

(xv) the Incurrence by Holdings or any of the Restricted Subsidiaries of Indebtedness or Disqualified Stock or Preferred Stock of a Restricted Subsidiary that serves to refund, refinance or defease any Indebtedness Incurred or Disqualified Stock or Preferred Stock issued as permitted under Section 4.03(a) and clauses (ii), (iii), (iv), (xiii), (xv) and (xvi) of this Section 4.03(b) up to the outstanding principal amount (or, if applicable, the liquidation preference face amount, or the like) or, if greater, committed amount (only to the extent the committed amount could have been Incurred on the date of initial Incurrence) of such Indebtedness or Disqualified Stock or Preferred Stock, in each case at the time such Indebtedness was Incurred or Disqualified Stock or Preferred Stock was issued pursuant to Section 4.03(a) or clauses (ii), (iii), (iv), (xiii), (xv) and (xvi) of this Section 4.03(b), or any Indebtedness, Disqualified Stock or Preferred Stock Incurred to so refund, refinance or defease such Indebtedness, Disqualified Stock or Preferred Stock, in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced (plus, without duplication, any additional Indebtedness Incurred to pay interest, premiums or defeasance costs required by the instruments governing such existing Indebtedness (whether such existing Indebtedness is redeemed pursuant to a tender offer, optional redemption or otherwise) and fees and expenses Incurred in connection therewith) (subject to the following proviso, “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

(1) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred which is not less than the shorter of (x) the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded, refinanced or defeased and (y) the Weighted Average Life to Maturity that would result if all payments of principal on the Indebtedness, Disqualified Stock and Preferred Stock being refunded or refinanced that were due on or after the date that is one year following the last maturity date of any Notes then outstanding were instead due on such date (provided that this clause (1) will not apply to any refunding or refinancing of any First-Priority Lien Obligations);

(2) to the extent such Refinancing Indebtedness refinances (a) Indebtedness junior to the Notes or a Subsidiary Guarantee, as applicable, such Refinancing Indebtedness is junior to the Notes or the Subsidiary Guarantee, as applicable, (b) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness is Disqualified Stock or Preferred Stock or (c) unsecured Indebtedness, such Refinancing Indebtedness is unsecured Indebtedness; and

(3) shall not include (x) Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor that refinances Indebtedness of an Issuer or a Subsidiary Guarantor, or (y) Indebtedness of Holdings or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary;

provided, further, that to the extent Refinancing Indebtedness Incurred pursuant to this clause (xv) is secured, such Indebtedness constituting First-Priority Lien Obligations and Other Second-Lien Obligations shall be subject to the Senior Lien Intercreditor Agreement and any such Indebtedness constituting Junior Lien Obligations shall be subject to a Customary Intercreditor Agreement;

(xvi) Indebtedness, Disqualified Stock or Preferred Stock of (A) Holdings or any Restricted Subsidiary Incurred to finance an acquisition or (B) Persons that are acquired by Holdings or any Restricted Subsidiary or merged, consolidated or amalgamated with or into Holdings or any Restricted Subsidiary in accordance with the terms of this Indenture; provided that after giving effect to such acquisition or merger, consolidation or amalgamation, either:

(1) Holdings would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.03(a); or

(2) the Fixed Charge Coverage Ratio of Holdings would be no less than immediately prior to such acquisition or merger, consolidation or amalgamation;

(xvii) [reserved];

(xviii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, that such Indebtedness is extinguished within five Business Days of its Incurrence;

(xix) Indebtedness of Holdings or any Restricted Subsidiary supported by a letter of credit or bank guarantee issued pursuant to Bank Indebtedness, in a principal amount not in excess of the stated amount of such letter of credit;

(xx) Indebtedness of Restricted Subsidiaries that are not Subsidiary Guarantors and Indebtedness Incurred on behalf of, or representing guarantees of Indebtedness of, joint ventures of Holdings and any Restricted Subsidiary; provided, however, that the aggregate principal amount of Indebtedness Incurred under this clause (xx), when aggregated with the principal amount of all other Indebtedness then outstanding and Incurred pursuant to this clause (xx), does not exceed $25.0 million (it being understood that any Indebtedness Incurred pursuant to this clause (xx) shall cease to be deemed Incurred or outstanding for purposes of this clause (xx) but shall be deemed Incurred for the purposes of Section 4.03(a) from and after the first date on which such Restricted Subsidiary could have Incurred such Indebtedness under Section 4.03(a) without reliance upon this clause (xx));

(xxi) Indebtedness of Holdings or any Restricted Subsidiary consisting of (1) the financing of insurance premiums or (2) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business; and

(xxii) Indebtedness consisting of Indebtedness issued by Holdings or a Restricted Subsidiary to current or former officers, directors and employees thereof or any direct or indirect parent thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of Holdings or any direct or indirect parent of Holdings to the extent described in clause (iv) of Section 4.04(b).

For purposes of determining compliance with this Section 4.03:

(1) in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness described in clauses (i) through (xxii) of Section 4.03(b) above or is entitled to be Incurred pursuant to Section 4.03(a), then Holdings shall, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) in any manner that complies with this Section 4.03; provided that Indebtedness under the Credit Agreement outstanding on the Issue Date shall be deemed Incurred under Section 4.03(b)(i) and may not be reclassified;

(2) [reserved];

(3) if any Indebtedness denominated in U.S. dollars is exchanged, converted or refinanced into Indebtedness denominated in a foreign currency, then (in connection with such exchange, conversion or refinancing, and thereafter), the U.S. dollar amount limitations set forth in any of clauses (i) through (xxii) of Section 4.03(b) above with respect to such exchange, conversion or refinancing shall be deemed to be the amount of such foreign currency, as applicable, into which such Indebtedness has been exchanged, converted or refinanced at the time of such exchange, conversion or refinancing; and

(4) if any Indebtedness denominated in a foreign currency is exchanged, converted or refinanced into Indebtedness denominated in U.S. dollars, then (in connection with such exchange, conversion or refinancing, and thereafter), the U.S. dollar amount limitations set forth in any of clauses (i) through (xxii) of Section 4.03(b) with respect to such exchange, conversion or refinancing shall be deemed to be the amount of U.S. dollars into which such Indebtedness has been exchanged, converted or refinanced at the time of such exchange, conversion or refinancing.

Accrual of interest, the accretion of accreted value, the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock, as applicable, amortization of original issue discount, the accretion of liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an Incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this Section 4.03. Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness; provided that the Incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with this Section 4.03.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness other than as provided in clauses (3) and (4) above, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term debt, or first committed or first Incurred (whichever yields the lower U.S. dollar equivalent), in the case of revolving credit debt.

Notwithstanding any other provision of this Section 4.03, the maximum amount of Indebtedness that Subsidiaries that are not Subsidiary Guarantors may Incur pursuant to this Section 4.03 shall not exceed an aggregate principal amount or liquidation preference at any time outstanding of $50.0 million.

Notwithstanding any other provision of this Section 4.03, the maximum amount of Indebtedness that Holdings and its Restricted Subsidiaries may Incur pursuant to this Section 4.03 shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, solely as a result of fluctuations in the exchange rate of currencies.

SECTION 4.04 Limitation on Restricted Payments.

(a) Holdings shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

(i) declare or pay any dividend or make any distribution on account of any of Holdings’ or any of its Restricted Subsidiaries’ Equity Interests, including any payment made in connection with any merger, amalgamation or consolidation involving Holdings (other than (A) dividends or distributions payable solely in Equity Interests (other than Disqualified Stock) of Holdings; or (B) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary, Holdings or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities);

(ii) purchase or otherwise acquire or retire for value any Equity Interests of Holdings or any direct or indirect parent of Holdings held by Persons other than Holdings or a Restricted Subsidiary;

(iii) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case prior to any scheduled repayment or scheduled maturity, any Subordinated Indebtedness of Holdings or any Subsidiary Guarantor, any Other Second-Lien Obligations or Notes owned by Holdings or any Restricted Subsidiary thereof or any of their respective Affiliates, any Junior Lien Obligations of Holdings or any Subsidiary Guarantor and any unsecured Indebtedness representing Indebtedness for borrowed money of Holdings or any Subsidiary Guarantor, (collectively, the “Restricted Indebtedness”) (other than the payment, redemption, repurchase, defeasance, acquisition or retirement of (A) (i) in the case of Indebtedness not owned by Holdings or any Restricted Subsidiary thereof or any of their respective Affiliates, Subordinated Indebtedness, any Junior Lien Obligations and unsecured Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, redemption, repurchase, defeasance, acquisition or retirement, (ii) in the case of Indebtedness owned by Holdings or any Restricted Subsidiary thereof or any of their respective Affiliates, Subordinated Indebtedness, any Junior Lien Obligations and unsecured Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within 90 days of the date of such payment, redemption, repurchase, defeasance, acquisition or retirement, (B) Indebtedness permitted under clauses (vii) and (ix) of Section 4.03(b), and (C) the Talos 2018 Notes; or

(iv) make any Restricted Investment;

(all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(1) no Default shall have occurred and be continuing or would occur as a consequence thereof;

(2) immediately after giving effect to such transaction on a pro forma basis, Holdings could Incur $1.00 of additional Indebtedness under Section 4.03(a);

(3) immediately after giving effect to such transaction on a pro forma basis, the Consolidated Leverage Ratio is not greater than 3.00 to 1.00; and

(4) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Holdings and its Restricted Subsidiaries after the Issue Date (including Restricted Payments permitted by clauses (i), (ii) (with respect to the payment of dividends on Refunding Capital Stock (as defined below) pursuant to clause (C) thereof), (vi)(C), (viii) and (xiii)(B) of Section 4.04(b), but excluding all other Restricted Payments permitted by Section 4.04(b)), is less than the amount equal to the Cumulative Credit.

(b) The provisions of Section 4.04(a) shall not prohibit:

(i) the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration thereof, if at the date of declaration or the giving notice of such irrevocable redemption, as applicable, such payment would have complied with the provisions of this Indenture;

(ii) (A) the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Retired Capital Stock”) or Restricted Indebtedness of Holdings, any direct or indirect parent of Holdings or any Subsidiary Guarantor in exchange for, or out of the proceeds of, the substantially concurrent sale of, Equity Interests of Holdings or any direct or indirect parent of Holdings or contributions to the equity capital of Holdings (other than any Disqualified Stock or any Equity Interests sold to a Subsidiary of Holdings) (collectively, including any such contributions, “Refunding Capital Stock”),

(B) the declaration and payment of dividends on the Retired Capital Stock out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of Holdings) of Refunding Capital Stock, and

(C) if immediately prior to the retirement of Retired Capital Stock, the declaration and payment of dividends thereon was permitted under clause (vi) of this Section 4.04(b) and not made pursuant to clause (ii)(B), the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent of Holdings) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Retired Capital Stock immediately prior to such retirement;

(iii) (A) the redemption, repurchase, defeasance or other acquisition or retirement of Subordinated Indebtedness of Holdings or any Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of Holdings or a Subsidiary Guarantor which is Incurred in accordance with Section 4.03 so long as

(w) such new Indebtedness is in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being so redeemed, repurchased, defeased, acquired or retired for value (plus, without duplication, any additional Indebtedness Incurred to pay interest, premiums or defeasance costs, in each case in an amount equal to the amount required by the instruments governing such existing Indebtedness (whether such existing Indebtedness is redeemed pursuant to a tender offer, optional redemption or otherwise), and fees and expenses Incurred in connection therewith),

(x) such Indebtedness is subordinated to the Notes or the related Subsidiary Guarantee, as the case may be, at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, defeased, acquired or retired for value,

(y) such Indebtedness has a final scheduled maturity date equal to or later than the earlier of (i) the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired and (ii) 91 days following the last maturity date of any Notes then outstanding, and

(z) such Indebtedness has a Weighted Average Life to Maturity at the time Incurred which is not less than the shorter of (x) the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, defeased, acquired or retired and (y) the Weighted Average Life to Maturity that would result if all payments of principal on the Subordinated Indebtedness being redeemed, repurchased, defeased, acquired or retired that were due on or after the date that is one year following the last maturity date of any Notes then outstanding were instead due on such date;

(B) the redemption, repurchase, defeasance or other acquisition or retirement of Other Second-Lien Obligations or Notes of Holdings or any Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of Holdings or a Subsidiary Guarantor which is Incurred in accordance with Section 4.03 so long as

(w)	such new Indebtedness is in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being so redeemed, repurchased, defeased, acquired or retired for value (plus, without duplication, any additional Indebtedness Incurred to pay interest, premiums or defeasance costs, in each case in an amount equal to the amount required by the instruments governing such existing Indebtedness (whether such existing Indebtedness is redeemed pursuant to a tender offer, optional redemption or otherwise), and fees and expenses Incurred in connection therewith),

(x)	such Indebtedness constitutes Other Second-Lien Obligations, Notes, Junior Lien Obligations, Subordinated Indebtedness or unsecured Indebtedness,

(y)	such Indebtedness has a final scheduled maturity date equal to or later than the earlier of (i) the final scheduled maturity date of the Indebtedness being so redeemed, repurchased, acquired or retired and (ii) 91 days following the last maturity date of any Notes then outstanding, and

(z)	such Indebtedness has a Weighted Average Life to Maturity at the time Incurred which is not less than the shorter of (i) the remaining Weighted Average Life to Maturity of the Indebtedness being so redeemed, repurchased, defeased, acquired or retired and (ii) the Weighted Average Life to Maturity that would result if all payments of principal on the Indebtedness being redeemed, repurchased, defeased, acquired or retired that were due on or after the date that is one year following the last maturity date of any Notes then outstanding were instead due on such date;

(C) the redemption, repurchase, defeasance or other acquisition or retirement of Junior Lien Obligations of Holdings or any Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of Holdings or a Subsidiary Guarantor which is Incurred in accordance with Section 4.03 so long as

(w)	such new Indebtedness is in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being so redeemed, repurchased, defeased, acquired or retired for value (plus, without duplication, any additional Indebtedness Incurred to pay interest, premiums or defeasance costs, in each case in an amount equal to the amount required by the instruments governing such existing Indebtedness (whether such existing Indebtedness is redeemed pursuant to a tender offer, optional redemption or otherwise), and fees and expenses Incurred in connection therewith),

(x)	such Indebtedness constitutes Junior Lien Obligations, Subordinated Indebtedness or unsecured Indebtedness,

(y)	such Indebtedness has a final scheduled maturity date equal to or later than the earlier of (i) the final scheduled maturity date of the Indebtedness being so redeemed, repurchased, acquired or retired and (ii) 91 days following the last maturity date of any Notes then outstanding, and

(z)	such Indebtedness has a Weighted Average Life to Maturity at the time Incurred which is not less than the shorter of (i) the remaining Weighted Average Life to Maturity of the Indebtedness being so redeemed, repurchased, defeased, acquired or retired and (ii) the Weighted Average Life to Maturity that would result if all payments of principal on the Indebtedness being redeemed, repurchased, defeased, acquired or retired that were due on or after the date that is one year following the last maturity date of any Notes then outstanding were instead due on such date;

(D) the redemption, repurchase, defeasance or other acquisition or retirement of unsecured Indebtedness representing Indebtedness for borrowed money of Holdings or any Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of Holdings or a Subsidiary Guarantor which is Incurred in accordance with Section 6.03 so long as

(w)	such new Indebtedness is in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being so redeemed, repurchased, defeased, acquired or retired for value (plus, without duplication, any additional Indebtedness Incurred to pay interest, premiums or defeasance costs, in each case in an amount equal to the amount required by the instruments governing such existing Indebtedness (whether such existing Indebtedness is redeemed pursuant to a tender offer, optional redemption or otherwise), and fees and expenses Incurred in connection therewith),

(x)	such Indebtedness constitutes Subordinated Indebtedness or unsecured Indebtedness,

(y)	such Indebtedness has a final scheduled maturity date equal to or later than the earlier of (i) the final scheduled maturity date of the Indebtedness being so redeemed, repurchased, acquired or retired and (ii) 91 days following the last maturity date of any Notes then outstanding, and

(z)	such Indebtedness has a Weighted Average Life to Maturity at the time Incurred which is not less than the shorter of (i) the remaining Weighted Average Life to Maturity of the Indebtedness being so redeemed, repurchased, defeased, acquired or retired and (ii) the Weighted Average Life to Maturity that would result if all payments of principal on the Indebtedness being redeemed, repurchased, defeased, acquired or retired that were due on or after the date that is one year following the last maturity date of any Notes then outstanding were instead due on such date,

(iv) a Restricted Payment to pay for the repurchase, retirement or other acquisition for value of Equity Interests of Holdings or any direct or indirect parent of Holdings held by any future, present or former employee, director, manager or consultant of Holdings or any direct or indirect parent of Holdings or any Subsidiary of Holdings pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or other agreement or arrangement; provided, however, that the aggregate Restricted Payments made under this clause (iv) do not exceed $5.0 million in any calendar year, with unused amounts in any calendar year being permitted to be carried over to succeeding calendar years subject to a maximum of $10.0 million in any calendar year; provided, further, however, that such amount in any calendar year may be increased by an amount not to exceed:

(A) the cash proceeds received by Holdings or any of the Restricted Subsidiaries from the sale of Equity Interests (other than Disqualified Stock) of Holdings or any direct or indirect parent of Holdings (to the extent contributed to Holdings) to members of management, directors, managers or consultants of Holdings and its Restricted Subsidiaries or any direct or indirect parent of Holdings (provided that the amount of such cash proceeds utilized for any such repurchase, retirement, other acquisition or dividend will not increase the amount available for Restricted Payments under clause (iii) of the definition of “Cumulative Credit”, plus

(B) the cash proceeds of key man life insurance policies received by Holdings or any direct or indirect parent of Holdings (to the extent contributed to Holdings) or the Restricted Subsidiaries after the Issue Date;

provided, that Holdings may elect to apply all or any portion of the aggregate increase contemplated by clauses (A) and (B) above in any calendar year and provided, further, that cancellation of Indebtedness owing to Holdings or any of its Restricted Subsidiaries from any present or former employees, directors, officers or consultants of Holdings, any Restricted Subsidiary or the direct or indirect parents of Holdings in connection with a repurchase of Equity Interests of Holdings or any of its direct or indirect parents will not be deemed to constitute a Restricted Payment for purposes of this Section 4.04 or any other provision of this Indenture;

(v) the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of Holdings or any of its Restricted Subsidiaries issued or Incurred in accordance with Section 4.03;

(vi) (A) the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date;

(B) a Restricted Payment to any direct or indirect parent of Holdings, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of any direct or indirect parent of Holdings issued after the Issue Date; provided that the aggregate amount of dividends declared and paid pursuant to this clause (B) does not exceed the net cash proceeds actually received by Holdings from any such sale of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date; and

(C) the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (ii) of this Section 4.04(b);

provided, however, in the case of each of clauses (A) and (C) above of this clause (vi), that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock, after giving effect to such issuance (and the payment of dividends or distributions) on a pro forma basis (including a pro forma application of the net proceeds therefrom), Holdings would have had a Fixed Charge Coverage Ratio of at least 2.25 to 1.00;

(vii) [reserved];

(viii) [reserved];

(ix) [reserved];

(x) other Restricted Payments in an aggregate amount, when taken together with all other Restricted Payments made pursuant to this clause (x) that are at that time outstanding, not to exceed $10.0 million;

(xi) [reserved];

(xii) (A) with respect to any taxable period for which Holdings and/or any of its Subsidiaries are members of a consolidated, combined, affiliated, unitary or similar income tax group for U.S. federal and/or applicable state or local income tax purposes of which a direct or indirect parent of Holdings is the common parent, or for which Holdings is a partnership or disregarded entity for U.S. federal income tax purposes that is wholly-owned (directly or indirectly) by a C corporation for U.S. federal and/or applicable state or local income tax purposes, distributions to any direct or indirect parent of Holdings in an amount not to exceed the amount of any U.S. federal, state and/or local income taxes that Holdings and/or its Subsidiaries, as applicable, would have paid for such taxable period had Holdings and/or its Subsidiaries, as applicable, been a stand-alone corporate taxpayer or a stand-alone corporate group; and (B) with respect to any taxable period ending after the Issue Date for which Holdings is a partnership or disregarded entity for U.S. federal income tax purposes (other than a partnership or disregarded entity described in clause (A)), distributions to any direct or indirect parent of Holdings in an amount necessary to permit such direct or indirect parent of Holdings to make a pro rata distribution to its owners such that each direct or indirect owner of Holdings receives an amount from such pro rata distribution sufficient to enable such owner to pay its U.S. federal, state and/or local income taxes (as applicable) attributable to its direct or indirect ownership of Holdings and its Subsidiaries with respect to such taxable period (assuming that each owner is subject to tax at the highest combined marginal federal, state, and/or local income tax rate applicable to any owner for such taxable period and taking into account the deductibility of state and local income taxes for U.S. federal income tax purposes (and any limitations thereon), the alternative minimum tax, any cumulative net taxable loss of Holdings for prior taxable periods ending after the Issue Date to the extent such loss is of a character that would allow such loss to be available to reduce taxes in the current taxable period (taking into account any limitations on the utilization of such loss to reduce such taxes and assuming such loss had not already been utilized) and the character (e.g., long-term or short-term capital gain or ordinary or exempt) of the applicable income);

(xiii) any Restricted Payment, if applicable:

(A) in amounts required for any direct or indirect parent of Holdings (but not including any direct or indirect parent of a Public Parent Company) to pay fees and expenses (including franchise or similar taxes) required to maintain its corporate existence, customary salary, bonus and other benefits payable to, and indemnities provided on behalf of, officers and employees of any direct or indirect parent of Holdings (but not including any direct or indirect parent of a Public Parent Company) and general corporate operating and overhead expenses of any direct or indirect parent of Holdings (but not including any direct or indirect parent of a Public Parent Company) in each case to the extent such fees and expenses are attributable to the ownership or operation of Holdings, if applicable, and its Subsidiaries;

(B) in amounts required for any direct or indirect parent of Holdings, if applicable, to pay interest and/or principal on Indebtedness the proceeds of which have been contributed to Holdings or any Restricted Subsidiary and that has been guaranteed by, or is otherwise considered Indebtedness of, Holdings Incurred in accordance with Section 4.03; and

(C) in amounts required for any direct or indirect parent of Holdings (but not including any direct or indirect parent of a Public Parent Company) to pay fees and expenses related to any unsuccessful equity or debt offering of such parent;

(xiv) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(xv) [reserved];

(xvi) Restricted Payments by Holdings or any Restricted Subsidiary of Holdings to allow the payment of cash in lieu of the issuance of fractional shares upon the exercise of options or warrants or upon the conversion or exchange of Capital Stock of any such Person;

(xvii) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to provisions similar to those described in Section 4.06 and Section 4.08; provided that all Notes tendered by holders of the Notes in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value; and

(xviii) payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, amalgamation, merger or transfer of all or substantially all of the assets of Holdings and its Restricted Subsidiaries, taken as a whole, that complies with Section 5.01; provided that as a result of such consolidation, amalgamation, merger or transfer of assets, Holdings shall have made a Change of Control Offer (if required by this Indenture) and that all Notes tendered by holders in connection with such Change of Control Offer have been repurchased, redeemed or acquired for value;

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (vi)(B), (x) and (xiii)(B) of this Section 4.04(b), no Default shall have occurred and be continuing or would occur as a consequence thereof; provided, further, that any Restricted Payments made with property other than cash shall be calculated using the Fair Market Value (as determined in good faith by Holdings) of such property.

(c) As of the Issue Date, all of the Subsidiaries of Holdings shall be Restricted Subsidiaries. Holdings shall not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by Holdings and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated shall be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investments.” Such designation shall only be permitted if a Restricted Payment or Permitted Investment in such amount would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

SECTION 4.05 Dividend and Other Payment Restrictions Affecting Subsidiaries. Holdings shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(a) (i) pay dividends or make any other distributions to Holdings or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits; or (ii) pay any Indebtedness owed to Holdings or any of its Restricted Subsidiaries;

(b) make loans or advances to Holdings or any of its Restricted Subsidiaries; or

(c) sell, lease or transfer any of its properties or assets to Holdings or any of its Restricted Subsidiaries;

except in each case for such encumbrances or restrictions existing under or by reason of:

(1) (A) contractual encumbrances or restrictions in effect on the Issue Date and (B) contractual encumbrances or restrictions pursuant to the Credit Agreement and the other Credit Agreement Documents and, in each case, any similar contractual encumbrances effected by any amendments, modifications, restatements, renewals, supplements, refundings, replacements or refinancings of such agreements or instruments;

(2) this Indenture, the Notes (and any Exchange Notes) or the Subsidiary Guarantees;

(3) applicable law or any applicable rule, regulation or order;

(4) any agreement or other instrument of a Person acquired by Holdings or any Restricted Subsidiary which was in existence at the time of such acquisition (but not created in contemplation thereof or to provide all or any portion of the funds or credit support utilized to consummate such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired;

(5) contracts or agreements for the sale of assets, including any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of the Capital Stock or assets of such Restricted Subsidiary;

(6) Secured Indebtedness otherwise permitted to be Incurred pursuant to Section 4.03 and Section 4.12 that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(7) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(8) customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business;

(9) purchase money obligations for property acquired and Capitalized Lease Obligations in the ordinary course of business that impose restrictions of the nature discussed in clause (c) above on the property so acquired;

(10) customary provisions contained in leases, licenses and other similar agreements entered into in the ordinary course of business;

(11) in the case of clause (c) above, any encumbrance or restriction that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease (including leases governing leasehold interests or Farm-In Agreements or Farm-Out Agreements relating to leasehold interests in Oil and Gas Properties), license or similar contract, or the assignment or transfer of any such lease (including leases governing leasehold interests or Farm-In Agreements or Farm-Out Agreements relating to leasehold interests in Oil and Gas Properties), license (including without limitations, licenses of intellectual property) or other contracts;

(12) [reserved];

(13) other Indebtedness, Disqualified Stock or Preferred Stock (a) of Holdings or any Restricted Subsidiary that is a Subsidiary Guarantor or a Foreign Subsidiary or (b) of any Restricted Subsidiary that is not a Subsidiary Guarantor or a Foreign Subsidiary so long as such encumbrances and restrictions contained in any agreement or instrument will not materially affect the Issuers’ ability to make anticipated principal or interest payments on the Notes (as determined in good faith by Holdings), provided that in the case of each of clauses (a) and (b), such Indebtedness, Disqualified Stock or Preferred Stock is permitted to be Incurred subsequent to the Issue Date pursuant to Section 4.03;

(14) an Investment otherwise permitted by this Indenture;

(15) any customary encumbrances or restrictions imposed pursuant to any agreement of the type described in the definition of “Permitted Business Investment”; or

(16) any encumbrances or restrictions of the type referred to in clauses (a), (b) or (c) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (15) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of Holdings, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

For purposes of determining compliance with this Section 4.05, (i) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock and (ii) the subordination of loans or advances made to Holdings or a Restricted Subsidiary to other Indebtedness Incurred by Holdings or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

SECTION 4.06 Asset Sales.

(a) Holdings shall not, and shall not permit any Restricted Subsidiary to, cause or make an Asset Sale, unless (x) Holdings or any of its Restricted Subsidiaries, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (if the consideration for such Asset Sale is less than or equal to $25.0 million, as determined in good faith by Holdings or if the consideration for such Asset Sale exceeds $25.0 million, as determined by an Independent Financial Advisor) of the assets sold or otherwise disposed of and (y) at least 75% of the consideration therefor received by Holdings or such Restricted Subsidiary, as the case may be, is in the form of Cash Equivalents; provided that the amount of:

(i) any liabilities (as shown on Holdings’ or a Restricted Subsidiary’s most recent balance sheet or in the notes thereto) of Holdings or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets or that are otherwise cancelled or terminated in connection with the transaction with such transferee,

(ii) any notes or other obligations or other securities or assets received by Holdings or such Restricted Subsidiary from such transferee that are converted by Holdings or such Restricted Subsidiary into cash within 180 days of the receipt thereof (to the extent of the cash received),

(iii) with respect to any Asset Sale of Oil and Gas Properties by Holdings or any Restricted Subsidiary, the costs and expenses related to the exploration, development, completion or production of such Oil and Gas Properties and activities related thereto agreed to be assumed by the transferee (or an Affiliate thereof),

(iv) [reserved],

(v) [reserved], and

(vi) any Designated Non-cash Consideration received by Holdings or any Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value (as determined in good faith by Holdings), taken together with all other Designated Non-cash Consideration received pursuant to this clause (vi) that is at that time outstanding, not to exceed $25.0 million at the time of the receipt of such Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value), shall be deemed to be Cash Equivalents for the purposes of this Section 4.06.

(b) Within 365 days of an Issuer’s or any Restricted Subsidiary’s receipt of the Net Proceeds of any Asset Sale, the Issuers or such Restricted Subsidiary may apply the Net Proceeds from such Asset Sale, at its option:

(i) to repay (v) Indebtedness constituting First-Priority Lien Obligations (and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto), (w) Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor (provided that the assets disposed of in such Asset Sale were not assets of an Issuer or a Subsidiary Guarantor), (x) Obligations under the Notes, (D) other Pari Passu Indebtedness so long as the Net Proceeds from such Asset Sale are with respect to (A) assets that secure such other Pari Passu Indebtedness on a senior basis to the Notes Obligations or (B) assets not constituting Collateral) or (z) Other Second-Lien Obligations (provided that if an Issuer or any Subsidiary Guarantor shall so reduce Other Second-Lien Obligations under this clause (z) (which for the avoidance of doubt will not constitute Indebtedness under clauses (v), (w), (x) or (y), the Issuers will equally and ratably reduce Obligations under the Notes pursuant to Section 3.01, through open-market purchases (provided that such purchases are at or above 100% of the principal amount thereof or, in the event that the Notes were issued with significant original issue discount, 100% of the accreted value thereof) or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all holders to purchase at a purchase price equal to 100% of the principal amount thereof (or, in the event that the Notes were issued with significant original issue discount, 100% of the accreted value thereof), plus accrued and unpaid interest and Additional Interest, if any, the pro rata principal amount of Notes, in each case other than Indebtedness owed to Holdings or an Affiliate of Holdings;

(ii) to make an Investment in any one or more businesses (provided that if such Investment is in the form of the acquisition of Capital Stock of a Person, such acquisition results in such Person becoming a Restricted Subsidiary of Holdings), assets, or property or capital expenditures, in each case (x) used or useful in a Similar Business or (y) that replace the properties and assets that are the subject of such Asset Sale; provided that if the assets that were disposed of in the Asset Sale constituted Collateral, the assets acquired must also be Collateral; or

(iii) to invest in Additional Assets; provided that if the assets that were disposed of in the Asset Sale constituted Collateral, the Additional Assets must also be Collateral.

(c) Any Net Proceeds from any Asset Sale that are not applied as provided and within the time period set forth in the first sentence of this Section 4.06(b) (it being understood that any portion of such Net Proceeds used to make an offer to purchase Notes, as described in clause (i) of this Section 4.06(b), shall be deemed to have been invested whether or not such offer is accepted) will be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $20,000,000, the Issuers shall make an offer to all holders of Notes (and, at the option of the Issuers, to holders of any Other Second-Lien Obligations) (an

“Asset Sale Offer”) to purchase the maximum principal amount of Notes (and such Other Second-Lien Obligations), that is at least $2,000 and an integral multiple of $1,000 in excess thereof that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof (or, in the event the Notes or such Other Second-Lien Obligations was issued with significant original issue discount, 100% of the accreted value thereof), plus accrued and unpaid interest and Additional Interest, if any (or, in respect of such Other Second-Lien Obligations, such lesser price, if any, as may be provided for by the terms of such Other Second-Lien Obligations), to the date fixed for the closing of such offer, in accordance with the procedures set forth in this Section 4.06. The Issuers will commence an Asset Sale Offer with respect to Excess Proceeds within ten (10) Business Days after the date that Excess Proceeds exceeds $20,000,000 million by mailing the notice required pursuant to the terms of Sections 3.05 and 4.06(f), with a copy to the Trustee. To the extent that the aggregate amount of Notes (and such Other Second Lien Obligations) tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuers may use any remaining Excess Proceeds for any purpose that is not prohibited by this Indenture. If the aggregate principal amount of Notes (and such Other Second Lien-Obligations) surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased in the manner described in Section 4.06(e). Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

(d) Pending the final application of any such Net Proceeds pursuant to this Section 4.06, Holdings or such Restricted Subsidiary may temporarily reduce Indebtedness under a revolving credit facility, if any, or otherwise invest such Net Proceeds in any manner not prohibited by this Indenture.

(e) The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuers will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.

(f) Not later than the date upon which written notice of an Asset Sale Offer is delivered to the Trustee as provided above, Holdings shall deliver to the Trustee an Officers’ Certificate as to (i) the amount of the Excess Proceeds, (ii) the allocation of the Net Proceeds from the Asset Sales pursuant to which such Asset Sale Offer is being made and (iii) the compliance of such allocation with the provisions of Section 4.06(b). On such date, the Issuers shall also irrevocably deposit with the Trustee or with a paying agent (or, if an Issuer or a Wholly Owned Restricted Subsidiary is acting as the Paying Agent, segregate and hold in trust) an amount equal to the Excess Proceeds to be invested in Cash Equivalents, as directed in writing by Holdings and to be held for payment in accordance with the provisions of this Section 4.06. Upon the expiration of the period for which the Asset Sale Offer remains open (the “Offer Period”), the Issuers shall deliver to the Trustee for cancellation the Notes or portions thereof that have been properly tendered to and are to be accepted by the Issuers. The Trustee (or the Paying Agent, if not the Trustee) shall, on the date of purchase, mail or deliver payment to each tendering holder in the amount of the purchase price. In the event that the Excess Proceeds delivered by the Issuers to the Trustee are greater than the purchase price of the Notes tendered, the Trustee shall deliver the excess to the Issuers immediately after the expiration of the Offer Period for application in accordance with this Section 4.06.

(g) Holders electing to have a Note purchased shall be required to surrender the Note, with an appropriate form duly completed, to the Issuers at the address specified in the notice at least three Business Days prior to the purchase date. Holders shall be entitled to withdraw their election if the Trustee or an Issuer receives not later than one Business Day prior to the purchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of the Note which was delivered by the holder for purchase and a statement that such holder is withdrawing his election to have such Note purchased. If at the end of the Offer Period more Notes (and such Pari Passu Indebtedness) are tendered pursuant to an Asset Sale Offer than the Issuers are required to purchase, selection of such Notes for purchase shall be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed, or if such Notes are not so listed, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate (and in such manner as complies with applicable legal requirements); provided that no Notes of $2,000 or less shall be purchased in part. Selection of such Pari Passu Indebtedness shall be made pursuant to the terms of such Pari Passu Indebtedness.

(h) Notices of an Asset Sale Offer shall be mailed by first class mail, postage prepaid, at least 30 but not more than 60 days before the purchase date to each holder of Notes at such holder’s registered address. If any Note is to be purchased in part only, any notice of purchase that relates to such Note shall state the portion of the principal amount thereof that has been or is to be purchased.

SECTION 4.07 Transactions with Affiliates.

(a) Holdings shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of Holdings (each of the foregoing, an “Affiliate Transaction”) involving aggregate consideration in excess of $2.0 million, unless:

(i) such Affiliate Transaction is on terms that are not materially less favorable to Holdings or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by Holdings or such Restricted Subsidiary with an unrelated Person;

(ii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, Holdings delivers to the Trustee a resolution adopted in good faith by the majority of the Board of Directors of Holdings, approving such Affiliate Transaction and set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (i) above; and

(iii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, Holdings delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to Holdings or such Restricted Subsidiary from a financial point of view.

(b) The provisions of Section 4.07(a) shall not apply to the following:

(i) transactions between or among Holdings and/or any of its Restricted Subsidiaries (or an entity that becomes a Restricted Subsidiary as a result of such transaction) and any merger, consolidation or amalgamation of Holdings and any direct parent of Holdings; provided that such parent shall have no material liabilities and no material assets other than cash, Cash Equivalents and the Capital Stock of Holdings and such merger, consolidation or amalgamation is otherwise in compliance with the terms of this Indenture and effected for a bona fide business purpose;

(ii) Restricted Payments permitted by Section 4.04 and Permitted Investments;

(iii) the payment of reasonable and customary fees and reimbursement of expenses paid to, and indemnity provided on behalf of, officers, directors, managers, employees or consultants of Holdings, any Restricted Subsidiary, or any direct or indirect parent of Holdings (but not including any direct or indirect parent of a Public Parent Company);

(iv) transactions in which Holdings or any Restricted Subsidiary, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to Holdings or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (i) of Section 4.07(a);

(v) payments or loans (or cancellation of loans) to officers, directors, managers, employees or consultants of Holdings, any Restricted Subsidiary, or any direct or indirect parent of Holdings (but not including any direct or indirect parent of a Public Parent Company) which are approved by a majority of the Board of Directors of Holdings in good faith;

(vi) any agreement as in effect as of the Issue Date or any amendment thereto (so long as any such agreement together with all amendments thereto, taken as a whole, is not more disadvantageous to the holders of the Notes in any material respect than the original agreement as in effect on the Issue Date) or any transaction contemplated thereby as determined in good faith by Holdings;

(vii) [reserved];

(viii) the execution of the Transactions, and the payment of all fees and expenses related to the Transactions (but not including fees and expenses paid to the Co-Investors, other than reimbursement of certain expenses to Franklin Advisers, Inc., MacKay Shields LLC and any of their respective Affiliates);

(ix) (A) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, or transactions otherwise relating to the purchase or sale of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture, which are fair to Holdings and its Restricted Subsidiaries in the reasonable determination of the Board of Directors or the senior management of Holdings, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party or (B) transactions with joint ventures or Unrestricted Subsidiaries entered into in the ordinary course of business and consistent with past practice or industry norm;

(x) [reserved];

(xi) the issuance of Equity Interests (other than Disqualified Stock) of Holdings to any Person;

(xii) the issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock option and stock ownership plans or similar employee benefit plans approved by the Board of Directors of Holdings or any direct or indirect parent of Holdings or of a Restricted Subsidiary, as appropriate, in good faith;

(xiii) the entering into of any tax sharing agreement or arrangement that complies with clause (xii) of Section 4.04(b);

(xiv) any contribution to the capital of Holdings;

(xv) transactions permitted by, and complying with, Section 5.01;

(xvi) transactions between Holdings or any of its Restricted Subsidiaries and any Person, a director or manager of which is also a director or manager of Holdings or any direct or indirect parent of Holdings; provided, however, that such director or manager abstains from voting as a director or manager of Holdings or such direct or indirect parent, as the case may be, on any matter involving such other Person; provided, further, that such transaction is not with an Unrestricted Subsidiary;

(xvii) pledges of Equity Interests of Unrestricted Subsidiaries;

(xviii) the formation and maintenance of any consolidated group or subgroup for tax, accounting or cash pooling or management purposes in the ordinary course of business;

(xix) any employment agreements entered into by Holdings or any of its Restricted Subsidiaries in the ordinary course of business;

(xx) [reserved];

(xxi) [reserved];

(xxii) transactions undertaken in good faith (as certified by a responsible financial or accounting officer of Holdings in an Officers’ Certificate) for the purpose of improving the consolidated tax efficiency of Holdings and its Subsidiaries and not for the purpose of circumventing any covenant set forth in this Indenture;

(xxiii) [reserved]; and

(xxiv) customary agreements and arrangements with oil and gas royalty trusts and master limited partnership agreements that comply with the affiliate transaction provisions of such royalty trust or master limited partnership agreement.

SECTION 4.08 Change of Control.

(a) Upon the occurrence of a Change of Control, each holder shall have the right to require the Issuers to repurchase all or any part of such holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of the holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), in accordance with the terms contemplated in this Section 4.08; provided, however, that notwithstanding the occurrence of a Change of Control, the Issuer shall not be obligated to purchase any Notes pursuant to this Section 4.08 in the event that it has exercised its right to redeem such Notes in accordance with Article III of this Indenture. In the event that at the time of such Change of Control, the terms of the Bank Indebtedness restrict or prohibit the repurchase of Notes pursuant to this Section 4.08, then prior to the mailing of the notice to the holders provided for in Section 4.08(b) but in any event within 30 days following any Change of Control, the Issuers shall (i) repay in full all Bank Indebtedness or, if doing so will allow the purchase of Notes, offer to repay in full all Bank Indebtedness and repay the Bank Indebtedness of each lender and/or noteholder who has accepted such offer, or (ii) obtain the requisite consent under the agreements governing the Bank Indebtedness to permit the repurchase of the Notes as provided for in Section 4.08(b).

(b) Within 30 days following any Change of Control, except to the extent that the Issuers have exercised their right to redeem the Notes in accordance with Article III of this Indenture, the Issuers shall mail a notice (a “Change of Control Offer”) to each holder with a copy to the Trustee stating:

(i) that a Change of Control has occurred and that such holder has the right to require the Issuers to repurchase such holder’s Notes at a repurchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date of repurchase;

(ii) the circumstances and relevant facts and financial information regarding such Change of Control;

(iii) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed);

(iv) that unless the Issuers default in making the payment, all Notes accepted for repurchase pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Offer Payment Date;

(v) that holders of Notes electing to have any Notes repurchased pursuant to a Change of Control Offer will be required to notify the Trustee prior to the close of business on the third Business Day preceding the Change of Control Offer Payment Date; and

(vi) the other instructions determined by the Issuers or as reasonably requested by the Trustee, consistent with this Section 4.08, that a holder must follow in order to have its Notes purchased.

(c) Holders electing to have a Note purchased shall be required to surrender the Note, with an appropriate form duly completed, to the Issuers at the address specified in the notice at least three Business Days prior to the purchase date. The holders shall be entitled to withdraw their election if the Trustee or the Issuers receive not later than one Business Day prior to the purchase date a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of the Note which was delivered for purchase by the holder and a statement that such holder is withdrawing his election to have such Note purchased. Holders whose Notes are purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

(d) On the purchase date, all Notes purchased by the Issuers under this Section 4.08 shall be delivered to the Trustee for cancellation, and the Issuers shall pay the purchase price, plus accrued and unpaid interest and Additional Interest, if any, to the holders entitled thereto.

(e) A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

(f) Notwithstanding the foregoing provisions of this Section 4.08, the Issuers shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.08 applicable to a Change of Control Offer made by the Issuers and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

(g) [reserved].

(h) Notes repurchased by the Issuers pursuant to a Change of Control Offer will have the status of Notes issued but not outstanding or will be retired and canceled at the option of the Issuers. Notes purchased by a third party pursuant to clauses (f) and (g) will have the status of Notes issued and outstanding.

(i) At the time the Issuers deliver Notes to the Trustee which are to be accepted for purchase, Holdings shall also deliver an Officers’ Certificate stating that such Notes are to be accepted by the Issuers pursuant to and in accordance with the terms of this Section 4.08. A Note shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering holder.

(j) The Issuers shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.08, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under this Section by virtue thereof.

(k) If holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer and the Issuers, or any third party making a Change of Control Offer in lieu of the Issuers as described above, purchases all of the Notes validly tendered and not withdrawn by such holders, the Issuers or such third party will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer, to redeem all Notes that remain outstanding following such purchase at a price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to, but excluding, the date of redemption. Any such redemption shall be effected pursuant to Article III.

SECTION 4.09 Compliance Certificate. Holdings shall deliver to the Trustee within 120 days after the end of each fiscal year of Holdings, beginning with the fiscal year ending on December 31, 2018, an Officers’ Certificate stating that in the course of the performance by the signers of their duties as Authorized Officers of Holdings they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action Holdings is taking or proposes to take with respect thereto. The Issuers also shall comply with Sections 314(a)(4) and 314(b) of the TIA. In addition, Holdings shall deliver to the Trustee, within five Business Days after the occurrence thereof, written notice of any Default or Event of Default, its status and what action Holdings is taking or proposes to take in respect thereof.

SECTION 4.10 [Reserved].

SECTION 4.11 Future Guarantors. Holdings shall cause (i) each Wholly Owned Restricted Subsidiary (other than any Excluded Subsidiary), (ii) any Subsidiary that ceases to be an Excluded Subsidiary and is a Wholly Owned Restricted Subsidiary and (iii) any other Subsidiary that guarantees any Indebtedness of either of the Issuers or any of the Subsidiary Guarantors to execute and deliver to the Trustee a supplemental indenture substantially in the form of Exhibit C hereto pursuant to which such Subsidiary will guarantee the Issuers’ Obligations under the Notes and this Indenture on the terms and conditions set forth in this Indenture, a joinder to the Collateral Agreement, and, to the extent required pursuant to Section 4.16, a joinder agreement to each applicable Security Document or new Security Documents, and, if required by the Senior Lien Intercreditor Agreement, a joinder to the Senior Lien Intercreditor Agreement. Each Subsidiary Guarantee shall be released in accordance with Section 12.02.

SECTION 4.12 Liens.

(a) Holdings shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, Incur or suffer to exist any Lien (except Permitted Liens) on any asset or property of Holdings or such Restricted Subsidiary securing Indebtedness of Holdings or any of its Restricted Subsidiaries.

(b) [Reserved].

(c) For purposes of determining compliance with this Section 4.12, (i) a Lien securing an item of Indebtedness need not be permitted solely by reference to one category of permitted Liens described in the definition of “Permitted Liens” or pursuant to Section 4.12(a) but may be permitted in part under any combination thereof and (ii) in the event that a Lien securing an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of one or more of the categories of permitted Liens described in the definition of “Permitted Liens”, Holdings shall, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such Lien securing such item of Indebtedness (or any portion thereof) in any manner that complies with this Section 4.12 and will only be required to include the amount and type of such Lien or such item of Indebtedness secured by such Lien in one of the clauses of the definition of “Permitted Liens” and such Lien securing such item of Indebtedness will be treated as being Incurred or existing pursuant to only one of such clauses.

(d) With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the Incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The “Increased Amount” of any Indebtedness means any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms or in the form of common stock of Holdings, the payment of dividends on Preferred Stock in the form of additional shares of Preferred Stock of the same class, accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness described in clause (3) of the definition of “Indebtedness.”

SECTION 4.13 [Intentionally Omitted].

SECTION 4.14 Maintenance of Office or Agency.

(a) The Issuers shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee or Registrar) where Notes may be surrendered for registration of transfer or for exchange. The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations and surrenders may be made at the Corporate Trust Office of the Trustee as set forth in Section 13.02.

(b) The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve an Issuer of its obligation to maintain an office or agency for such purposes. The Issuers shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c) The Issuers hereby designates the Corporate Trust Office of the Trustee or its agent as such office or agency of the Issuers in accordance with Section 2.04.

SECTION 4.15 Covenant Suspension Event. If on any date following the Issue Date, (i) the Notes have Investment Grade Ratings from both Rating Agencies, and (ii) no Default has occurred and is continuing, then, beginning on that day (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), the following provisions of this Indenture will no longer be applicable (collectively, the “Suspended Covenants”):

(1) Section 4.03 (Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock);

(2) Section 4.04 (Limitation on Restricted Payments);

(3) Section 4.05 (Dividend and Other Payment Restrictions Affecting Subsidiaries);

(4) Section 4.06 (Asset Sales);

(5) Section 4.07 (Transactions with Affiliates);

(6) Section 4.11 (Future Guarantors);

(7) Section 4.16 (After-Acquired Property); and

(8) Section 5.01(a)(iv) (Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets).

In the event that Holdings and its Restricted Subsidiaries are not subject to the Suspended Covenants under this Indenture for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the Notes below an Investment Grade Rating, then Holdings and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants under this Indenture with respect to future events. The period of time between the Covenant Suspension Event and the Reversion Date is referred to as the “Suspension Period.”

On each Reversion Date, all Indebtedness Incurred, or Disqualified Stock or Preferred Stock issued, during the Suspension Period will be classified as having been Incurred or issued pursuant to Sections 4.03(a) or one of the clauses set forth in Section 4.03(b) (to the extent such Indebtedness or Disqualified Stock or Preferred Stock would be permitted to be Incurred or issued thereunder as of the Reversion Date and after giving effect to Indebtedness

Incurred or issued prior to the Suspension Period and outstanding on the Reversion Date). To the extent such Indebtedness or Disqualified Stock or Preferred Stock would not be so permitted to be Incurred or issued pursuant to Sections 4.03(a) or (b), such Indebtedness or Disqualified Stock or Preferred Stock will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under clause (iii) of Section 4.03(b). Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under Section 4.04 will be made as though Section 4.04 had been in effect since the Issue Date and prior to, but not during, the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will not reduce the amount available to be made as Restricted Payments under Section 4.04(a). No Default or Event of Default will be deemed to have occurred on the Reversion Date as a result of any actions taken by Holdings or its Restricted Subsidiaries during the Suspension Period. Within 30 days of such Reversion Date, Holdings must comply with the terms of Section 4.11.

For purposes of Section 4.06, on the Reversion Date, the unutilized Excess Proceeds amount will be reset to zero.

The Issuers shall provide the Trustee with written notice of each Covenant Suspension Event or Reversion Date within five Business Days of the occurrence thereof. The Trustee shall have no duty to monitor or provide notice to the holders of Notes of any such Covenant Suspension Event or Reversion Date.

SECTION 4.16 After-Acquired Property.

(a) Upon the acquisition by Holdings or any Subsidiary Guarantor of any First-Priority After-Acquired Property, or upon any additional Restricted Subsidiary becoming a Subsidiary Guarantor that has First-Priority After-Acquired Property, Holdings or such Subsidiary Guarantor shall execute and deliver such mortgages, deeds of trust, security instruments, financing statements and other Security Documents as shall be reasonably necessary to vest in the Collateral Agent a perfected second-priority security interest, subject only to Permitted Liens, in such First-Priority After-Acquired Property and to have such First-Priority After-Acquired Property (but subject to the limitations described in the Security Documents, the Senior Lien Intercreditor Agreement and limitations under applicable local law) added to the Collateral, and thereupon all provisions of this Indenture relating to the Collateral shall be deemed to relate to such First-Priority After-Acquired Property to the same extent and with the same force and effect.

(b) Notwithstanding the foregoing, if granting a security interest in any property pursuant to the foregoing clause (a) requires the consent of a third party, Holdings will use commercially reasonable efforts to obtain such consent with respect to such security interest for the benefit of the Collateral Agent on behalf of the Secured Parties. If such third party does not consent to the granting of such security interest after the use of such commercially reasonable efforts, the applicable entity will not be required to provide such security interest.

(c) Holdings shall review each Reserve Report prepared as of each June 30th and December 31st (which shall be prepared by no later than September 30th of the same year for Reserve Reports as of June 30th and March 31st of the following year for Reserve Reports as of December 31st) and the list of current Mortgaged Properties, to ascertain whether the PV-10 of the Mortgaged Properties (calculated at the time of redetermination) meets the Collateral Coverage Minimum after giving effect to exploration and production activities, acquisitions, dispositions and production. In the event that the PV-10 of the Mortgaged Properties (calculated at the time of review) does not meet the Collateral Coverage Minimum, then the Issuers shall use best efforts, and shall cause the Subsidiary Guarantors to use best efforts to, grant, no later than (i) with respect to the Reserve Report prepared as of December 31st, April 30th of the following fiscal year and (ii) with respect to the Reserve Report prepared as of June 30th, October 31st of the same fiscal year, to the Collateral Agent as security for the Obligations a first-priority Lien interest (subject to Liens permitted by this Indenture) on additional Oil and Gas Properties not already subject to a Lien of the Security Documents such that, after giving effect thereto, the PV-10 of the Mortgaged Properties (calculated at the time of review) meets the Collateral Coverage Minimum. All such Liens will be created and perfected by and in accordance with the provisions of the Security Documents, including, if applicable, any additional Mortgages. In order to comply with the foregoing, if any Restricted Subsidiary places a Lien on its property and such Subsidiary is not a Guarantor, then it shall become a Guarantor and comply with the provisions of Section 4.16(a) and (b).

Notwithstanding anything herein to the contrary, (i) if the Issuers or any Subsidiary Guarantor grants a lien on any assets to secure any Secured Bank Indebtedness, the Issuers or the applicable Subsidiary Guarantor shall be required to provide a perfected second-priority security interest in such assets, subject to only Permitted Liens, to secure the Notes Obligations and (ii) if the Issuers or any Subsidiary Guarantor grants a lien on any assets to secure any Other Second-Lien Obligations, the Issuers or the applicable Subsidiary Guarantor shall be required to provide a perfected second-priority security interest in such assets, pari passu with such Other Second-Lien Obligations, subject to only Permitted Liens, to secure the Notes Obligations.

ARTICLE V

SUCCESSOR COMPANY

SECTION 5.01 When Holdings May Merge or Transfer Assets.

(a) Holdings may not, directly or indirectly, consolidate, amalgamate or merge with or into or wind up or convert into (whether or not Holdings is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to any Person unless:

(i) Holdings is the surviving person or the Person formed by or surviving any such consolidation, amalgamation, merger, winding up or conversion (if other than Holdings) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (Holdings or such Person, as the case may be, being herein called the “Successor Company”);

(ii) the Successor Company (if other than Holdings) expressly assumes all the obligations of Holdings under this Indenture, the Security Documents and the Registration Rights Agreement pursuant to supplemental indentures;

(iii) immediately after giving pro forma effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company, or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction) no Default shall have occurred and be continuing;

(iv) immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period (and treating any Indebtedness which becomes an obligation of the Successor Company, or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company, or such Restricted Subsidiary at the time of such transaction), either

(A) the Successor Company would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.03(a); or

(B) the Fixed Charge Coverage Ratio for the Successor Company and its Restricted Subsidiaries would be no less than such ratio for Holdings and its Restricted Subsidiaries immediately prior to such transaction;

(v) if Holdings is not the Successor Company, each Subsidiary Guarantor, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its Subsidiary Guarantee shall apply to such Person’s obligations under this Indenture and the Notes; and

(vi) the Successor Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, amalgamation or transfer and such supplemental indentures (if any) comply with this Indenture.

The Successor Company (if other than Holdings) will succeed to, and be substituted for, Holdings under this Indenture and the Notes, and in such event Holdings shall be automatically released and discharged from its obligations under this Indenture and the Notes. Notwithstanding the foregoing clauses (iii) and (iv) of this Section 5.01, (a) Holdings or any Restricted Subsidiary may merge, consolidate or amalgamate with or transfer all or part of its properties and assets to Holdings or to a Restricted Subsidiary, and (b) Holdings may merge, consolidate or amalgamate with an Affiliate incorporated solely for the purpose of reincorporating Holdings in another state of the United States, the District of Columbia or any territory of the United States or may convert into a corporation, partnership or limited liability company, so long as the amount of Indebtedness of Holdings and its Restricted Subsidiaries is not increased thereby. This Article V will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among Holdings and the Restricted Subsidiaries.

For purposes of this Section 5.01(a) only, the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of Holdings, which properties and assets, if held by Holdings instead of such Subsidiaries, would constitute all or substantially all the properties and assets of Holdings on a consolidated basis, shall be deemed to be the transfer of all or substantially all the properties and assets of Holdings.

(b) Subject to the provisions of Section 12.02(b)(i), no Subsidiary Guarantor shall, and Holdings shall not permit any Subsidiary Guarantor to, consolidate, amalgamate or merge with or into or wind up into (whether or not such Subsidiary Guarantor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless:

(i) either (A) such Subsidiary Guarantor is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than such Subsidiary Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a company, corporation, partnership or limited liability company (in the case of such Subsidiary Guarantor) or similar entity organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Subsidiary Guarantor or such Person, as the case may be, being herein called the “Successor Subsidiary Guarantor”) and the Successor Subsidiary Guarantor (if other than such Subsidiary Guarantor) expressly assumes all the obligations of such Subsidiary Guarantor under this Indenture and the Notes or the Subsidiary Guarantee, as applicable, pursuant to a supplemental indenture, or (B) such sale or disposition or consolidation, amalgamation or merger is not in violation of Section 4.06; and

(ii) the Successor Subsidiary Guarantor (if other than such Subsidiary Guarantor) shall have delivered or caused to be delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

Except as otherwise provided in this Indenture, the Successor Subsidiary Guarantor (if other than such Subsidiary Guarantor) will succeed to, and be substituted for, such Subsidiary Guarantor under this Indenture and the Notes or the Subsidiary Guarantee, as applicable, and such Subsidiary Guarantor will automatically be released and discharged from its obligations under this Indenture and its Subsidiary Guarantee. Notwithstanding the foregoing, (1) a Subsidiary Guarantor may merge, amalgamate or consolidate with an Affiliate incorporated solely for the purpose of reincorporating such Subsidiary Guarantor in another state of the United States, the District of Columbia or any territory of the United States or may convert into a limited liability company, corporation, partnership or similar entity organized or existing under the laws of another state of the United States, the District of Columbia or any territory of the United States so long as the amount of Indebtedness of such Subsidiary Guarantor is not increased thereby and (2) a Subsidiary Guarantor may merge, amalgamate or consolidate with an Issuer or another Subsidiary Guarantor.

In addition, notwithstanding the foregoing, a Subsidiary Guarantor may consolidate, amalgamate or merge with or into or wind up into, liquidate, dissolve, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets to an Issuer or any Subsidiary Guarantor.

ARTICLE VI

DEFAULTS AND REMEDIES

SECTION 6.01 Events of Default. An “Event of Default” with respect to Notes occurs if:

(a) there is a default in any payment of interest (including any Additional Interest) on any Note when the same becomes due and payable, and such default continues for a period of 30 days,

(b) there is a default in the payment of principal or premium, if any, of any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise,

(c) there is a failure by Holdings for 60 days after receipt of written notice given by the Trustee or the holders of not less than 30% in aggregate principal amount of the Notes then outstanding (with a copy to the Trustee) to comply with any of its obligations, covenants or agreements in Section 4.02,

(d) there is a failure by Holdings or any of the Restricted Subsidiaries for 30 days after written notice given by the Trustee or the holders of not less than 30% in principal amount of the Notes then outstanding (with a copy to the Trustee) to comply with its other obligations, covenants or agreements (other than a default referred to in clauses (a), (b) or (c) above or (k) below) contained in the Notes, this Indenture or the Security Documents,

(e) there is a failure by Holdings or any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) to pay any Indebtedness (other than Indebtedness owing to Holdings or a Restricted Subsidiary) within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default, in each case, if the total amount of such Indebtedness unpaid or accelerated exceeds $25.0 million or its foreign currency equivalent,

(f) Holdings or any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) pursuant to or within the meaning of any Bankruptcy Law:

(i) commences a voluntary case;

(ii) consents to the entry of an order for relief against it in an involuntary case;

(iii) consents to the appointment of a Custodian of it or for any substantial part of its property; or

(iv) makes a general assignment for the benefit of its creditors or takes any comparable action under any foreign laws relating to insolvency,

(g) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against Holdings or any Significant Subsidiary in an involuntary case;

(ii) appoints a Custodian of Holdings or any Significant Subsidiary or for any substantial part of its property; or

(iii) orders the winding up or liquidation of Holdings or any Significant Subsidiary or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days,

(h) there is a failure by Holdings or any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) to pay final judgments aggregating in excess of $25.0 million or its foreign currency equivalent (net of any amounts which are covered by enforceable insurance policies issued by solvent carriers), which judgments are not discharged, waived or stayed for a period of 60 days,

(i) the Subsidiary Guarantee of a Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) with respect to the Notes ceases to be in full force and effect (except as contemplated by the terms thereof) or an Issuer or any Subsidiary Guarantor that qualifies as a Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) denies or disaffirms its obligations under this Indenture or any Subsidiary Guarantee with respect to the Notes and such Default continues for 10 days,

(j) unless such Liens have been released in accordance with the provisions of this Indenture, the Security Documents or the Senior Lien Intercreditor Agreement, Liens in favor of the Lenders with respect to Collateral with a Fair Market Value in excess of $100.0 million cease to be valid or enforceable and such Default continues for 30 days, or an Issuer shall assert or any Subsidiary Guarantor shall assert, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable and, in the case of any Subsidiary Guarantor, Holdings fails to cause such Subsidiary Guarantor to rescind such assertions within 30 days after Holdings has actual knowledge of such assertions; or

(k) there is a failure by Holdings to comply for 15 days after receipt of written notice given by the Trustee or the holders of not less than 30% in aggregate principal amount of the Notes then outstanding (with a copy to the Trustee) with any of its obligations, covenants or agreements under Section 5.01(a).

The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

However, a default under clause (c), (d) or (k) above shall not constitute an Event of Default until the Trustee or the holders of 30% in principal amount of outstanding Notes (with a copy to the Trustee) notify the Issuers of the Default and the Issuers do not cure such Default within the time specified in clause (c), (d) or (k) as applicable, after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.”

The term “Bankruptcy Law” means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

SECTION 6.02 Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(f) or (g) with respect to Holdings) occurs and is continuing, the Trustee or the holders of at least 30% in principal amount of outstanding Notes (with a copy to the Trustee) by notice to the Issuers may declare the principal of, premium, if any, and accrued but unpaid interest on all the Notes to be due and payable. Upon the Trustee’s or the holders’ of at least 30% in principal amount of outstanding Notes notification to the Issuers of such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(f) or (g) with respect to the Issuers occurs, the principal of, premium, if any, and interest on all the Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders. The holders of a majority in principal amount of outstanding Notes by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

In the event of any Event of Default specified in Section 6.01(e), such Event of Default and all consequences thereof (excluding, however, any resulting payment default) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the holders of the Notes, if within 20 days after such Event of Default arose the Issuers deliver an Officers’ Certificate to the Trustee stating that (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged or (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) the default that is the basis for such Event of Default has been cured, it being understood that in no event shall an acceleration of the principal amount of the Notes as described above be annulled, waived or rescinded upon the happening of any such events.

If the Notes are accelerated or otherwise become due prior to their maturity date, in each case, as a result of an Event of Default (including, but not limited to, upon the occurrence of a bankruptcy or insolvency event (including the acceleration of claims by operation of law)) on or after the first anniversary of the Issue Date, the amount of principal of, accrued and unpaid interest and premium on the Notes that becomes due and payable shall equal the optional redemption price, plus accrued and unpaid interest to such date, applicable with respect to an optional redemption of the Notes, in effect on the date of such acceleration as if such acceleration were an optional redemption of the Notes accelerated. If the Notes are accelerated or otherwise become due prior to their maturity date, in each case, as a result of an Event of Default

(including, but not limited to, upon the occurrence of a bankruptcy or insolvency event (including the acceleration of claims by operation of law)) prior to the first anniversary of the Issue Date, the amount of principal of, accrued and unpaid interest and premium on the Notes that becomes due and payable shall equal 100% of the principal amount of the Notes prepaid plus the Applicable Premium in effect on the date of such acceleration, plus accrued and unpaid interest to such date, as if such acceleration were an optional redemption of the Notes accelerated.

In any such case, the optional redemption price or the principal amount of the Notes plus the Applicable Premium, as applicable, shall constitute part of the Notes, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the Issuers and the Subsidiary Guarantors, on the one hand, and the holders of the Notes, on the other hand, as to a reasonable calculation of each holder’s lost profits as a result thereof. Any amounts payable pursuant to the above shall be presumed to be the liquidated damages sustained by each holder of Notes, and each of the Issuers and the Subsidiary Guarantors agrees that it is reasonable under the circumstances currently existing. The optional redemption price or the principal amount of the Notes plus the Applicable Premium, as applicable, shall also be payable in the event the Notes are satisfied or released by foreclosure (whether by power of judicial proceeding, deed in lieu of foreclosure or by any other means). EACH OF THE ISSUERS AND THE SUBSIDIARY GUARANTORS EXPRESSLY WAIVES (TO THE FULLEST EXTENT IT MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING AMOUNTS IN CONNECTION WITH ANY SUCH ACCELERATION. Each of the Issuers and the Subsidiary Guarantors expressly agrees (to the fullest extent it may lawfully do so) that: (A) each of the optional redemption price or the principal amount of the Notes plus the Applicable Premium, as applicable, is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (B) the optional redemption price or the principal amount of the Notes plus the Applicable Premium, as applicable, shall be payable notwithstanding the then prevailing market rates at the time payment is made; (C) there has been a course of conduct between the holders of the Notes, the Issuers and the Subsidiary Guarantors giving specific consideration in this transaction for such agreement to pay the optional redemption price or the principal amount of the Notes plus the Applicable Premium, as applicable; and (D) the Issuers and the Subsidiary Guarantors shall be estopped hereafter from claiming differently than as agreed to in this paragraph. Each of the Issuers and the Subsidiary Guarantors expressly acknowledges that its agreement to pay the optional redemption price or the principal amount of the Notes plus the Applicable Premium, as applicable, to the holders of the Notes as herein described is a material inducement to the holders of the Notes to receive the Notes.

SECTION 6.03 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy at law or in equity to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes, this Indenture or the Security Documents.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. To the extent required by law, all available remedies are cumulative.

SECTION 6.04 Waiver of Past Defaults. Provided the Notes are not then due and payable by reason of a declaration of acceleration, the holders of a majority in principal amount of the Notes then outstanding by written notice to the Trustee may waive an existing Default and its consequences except (a) a Default in the payment of the principal of or interest on a Note, (b) a Default arising from the failure to redeem or purchase any Note when required pursuant to the terms of this Indenture or (c) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each holder affected. When a Default is waived, it is deemed cured and the Issuers, the Trustee and the holders will be restored to their former positions and rights under this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

SECTION 6.05 Control by Majority. The holders of a majority in principal amount of then outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Article VII, that the Trustee determines is unduly prejudicial to the rights of any other holder or that would involve the Trustee in personal liability or expenses for which it is not adequately indemnified; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

SECTION 6.06 Limitation on Suits.

(a) Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder may pursue any remedy with respect to this Indenture, the Notes or the Security Documents unless:

(i) such holder has previously given the Trustee written notice that an Event of Default is continuing,

(ii) holders of at least 30% in principal amount of the outstanding Notes have requested the Trustee in writing to pursue the remedy,

(iii) such holders have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense,

(iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity, and

(v) the holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

(b) A holder may not use this Indenture to prejudice the rights of another holder or to obtain a preference or priority over another holder.

SECTION 6.07 Contractual Rights of the Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the contractual right of any holder to receive payment of principal of and interest on the Note held by such holder, on or after the respective due dates thereof, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such holder.

SECTION 6.08 Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuers or any other obligor on the Notes for the whole amount then due and owing (together with interest on overdue principal and (to the extent lawful) on any unpaid interest at the rate provided for in the Notes) and any amount due hereunder.

SECTION 6.09 Trustee May File Proofs of Claim. The Trustee may file such proofs of claim, statements of interest and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation, expenses disbursements and advances of the Trustee (including counsel, accountants, experts or such other professionals as the Trustee deems necessary, advisable or appropriate)) and the holders allowed in any judicial proceedings relative to the Issuer, the Subsidiary Guarantors, their creditors or their property, shall be entitled to participate as a member, voting or otherwise, of any official committee of creditors appointed in such matters and, unless prohibited by law or applicable regulations, may vote on behalf of the holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee hereunder. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any holder, or to authorize the Trustee to vote in respect of the claim of any holder in any such proceeding.

SECTION 6.10 Application of Funds. After the exercise of remedies (or after all Notes have automatically become immediately due and payable), any amounts received by the Trustee on account of the Obligations shall, subject to the Senior Lien Intercreditor Agreement, be applied by the Trustee in accordance with Section 4.02 of the Collateral Agreement.

SECTION 6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Article VI does not apply to a suit by the Trustee, a suit by a holder pursuant to Section 6.07 or a suit by holders of more than 10% in principal amount of the Notes.

SECTION 6.12 Waiver of Stay or Extension Laws. Neither the Issuers nor any Subsidiary Guarantor (to the extent it may lawfully do so) shall at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuers and the Subsidiary Guarantors (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VII

TRUSTEE

SECTION 7.01 Duties of Trustee.

(a) The Trustee, prior to the occurrence of an Event of Default with respect to the Notes and after the curing or waiving of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee (it being agreed that the permissive right of the Trustee to do things enumerated in this Indenture shall not be construed as a duty); and

(ii) the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee shall be under no duty to make any investigation as to any statement contained in any such instance, but may accept the same as conclusive evidence of the truth and accuracy of such statement or the correctness of such opinions. However, in the case of certificates or opinions required by any provision hereof to be provided to it, the Trustee shall examine the form of certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of paragraph (b) of this Section;

(ii) the Trustee shall not be liable for any error of judgment made in good faith unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it hereunder; and

(iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise Incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.

(f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01 and the TIA.

SECTION 7.02 Rights of Trustee.

(a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.

(c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be responsible or liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or gross negligence as determined by a court of competent jurisdiction in a final non-appealable order.

(e) The Trustee may consult with counsel of its own selection and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the holders of not less than a majority in principal amount of the Notes at the time outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuers, personally or by agent or attorney, at the expense of the Issuers and shall Incur no liability of any kind by reason of such inquiry or investigation.

(g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or the Security Documents at the written request or direction of any of the holders pursuant to this Indenture, unless, subject to the terms hereof, such holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be Incurred by it in compliance with such request or direction.

(h) The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder, including the Collateral Agent.

(i) The Trustee shall not be responsible or liable for any action taken or omitted by it in good faith at the direction of the holders of not less than a majority in principal amount of the Notes as to the time, method and place of conducting any proceedings for any remedy available to the Trustee or the exercising of any power conferred by this Indenture.

(j) Any action taken, or omitted to be taken, by the Trustee in good faith pursuant to this Indenture upon the request or authority or consent of any person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding upon future holders of Notes and upon Notes executed and delivered in exchange therefor or in place thereof.

(k) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office, and such notice references the Notes and this Indenture.

(l) The Trustee may request that the Issuers deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any Person authorized to sign an Officers’ Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(m) The Trustee shall not be responsible or liable for punitive, special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of actions.

(n) The Trustee shall not be required to give any bond or surety in respect of the execution of the trusts and powers under this Indenture.

(o) The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunction of utilities, computer (hardware or software) or communication services; accidents; labor disputes; and acts of civil or military authorities and governmental action.

SECTION 7.03 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers or their Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent or Registrar may do the same with like rights. However, the Trustee must comply with Section 7.10 and 7.11.

SECTION 7.04 Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Subsidiary Guarantees or the Notes, it shall not be accountable for the Issuers’ use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuers or any Subsidiary Guarantor in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication. The Trustee shall not be charged with knowledge of any Default or Event of Default under Sections 6.01(c), (d), (e), (f), (g), (h), (i), (j) or (k), or of the identity of any Significant Subsidiary unless either (a) a Trust Officer shall have actual knowledge thereof or (b) the Trustee shall have received written notice thereof in accordance with Section 13.02 hereof from the Issuers, any Subsidiary Guarantor or any holder. In accepting the trust hereby created, the Trustee acts solely as Trustee under this Indenture and not in its individual capacity and all persons, including without limitation the holders of Notes and the Issuers having any claim against the Trustee arising from this Indenture shall look only to the funds and accounts held by the Trustee hereunder for payment except as otherwise provided herein.

SECTION 7.05 Notice of Defaults. If a Default occurs and is continuing and is actually known to a Trust Officer, the Trustee shall mail, or deliver electronically if held by the Depository, to each holder of the Notes notice of the Default within the earlier of 90 days after it occurs or 30 days after it is actually known to a Trust Officer or written notice of it is received by the Trustee at the Corporate Trust Office. Except in the case of a Default in the payment of principal of, premium (if any) or interest on any Note, the Trustee may withhold notice if and so long it in good faith determines that withholding notice is in the interests of the noteholders. Holdings is required to deliver to the Trustee, annually, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year and whether such Default is continuing and, if so, proposed steps to cure such Default. Holdings also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action Holdings is taking or proposes to take in respect thereof.

SECTION 7.06 Reports by Trustee to the Holders. As promptly as practicable after each November 1 beginning with the November 1 following the date of this Indenture, and in any event prior to December 1 in each year, the Trustee shall mail to each holder a brief report dated as of such November 1 that complies with Section 313(a) of the TIA if and to the extent required thereby. The Trustee shall also comply with Section 313(b) of the TIA.

Pursuant to Section 313(d) of the TIA, a copy of each report at the time of its mailing to the holders shall be filed with the SEC and each stock exchange (if any) on which the Notes are listed if the Notes are listed. Holdings agrees to notify promptly the Trustee whenever the Notes become listed on any stock exchange and of any delisting thereof. All reports pursuant to this Section 7.06 shall be provided in accordance with Section 313(c) of the TIA.

SECTION 7.07 Compensation and Indemnity. The Issuers shall pay to the Trustee (acting in any capacity hereunder) and the Collateral Agent from time to time compensation for their acceptance of this Indenture and their services hereunder. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers shall reimburse the Trustee and the Collateral Agent upon request for all reasonable out-of-pocket expenses Incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s and the Collateral Agent’s agents, counsel, accountants and experts. The Issuers and the Subsidiary Guarantors, jointly and severally, shall indemnify the Trustee (acting in any capacity hereunder) and the Collateral Agent or any predecessor Trustee or Collateral Agent and their directors, officers, employees and agents against any and all loss, liability, claim, damage or expense (including reasonable attorneys’ fees and expenses and including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) Incurred by or in connection with the acceptance or administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture or any Subsidiary Guarantee against any Issuer or any Subsidiary Guarantor (including this Section 7.07) and defending itself against or investigating any claim (whether asserted by any Issuer, any Subsidiary Guarantor, any holder or any other Person). The obligation to pay such amounts shall survive the payment in full or defeasance of the Notes or the removal or resignation of the Trustee and/or the Collateral Agent. The Trustee shall notify the Issuers of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure so to notify the Issuers shall not relieve any Issuer or any Subsidiary Guarantor of its indemnity obligations hereunder. The Issuers shall defend the claim and the indemnified party shall provide reasonable cooperation at the Issuers’ expense in the defense. Such indemnified parties may have separate counsel and the Issuers and such Subsidiary Guarantors, as applicable, shall pay the fees and expenses of such counsel; provided, however, that the Issuers shall not be required to pay such fees and expenses if it assumes such indemnified parties’ defense and, in such indemnified parties’ reasonable judgment, there is no actual or potential conflict of interest between the Issuers and the Subsidiary Guarantor, as applicable, and such parties in connection with such defense. The Issuers need not reimburse any expense or indemnify against any loss, liability or expense Incurred by an indemnified party through such party’s own willful misconduct or gross negligence.

To secure the Issuers’ and the Subsidiary Guarantors’ payment obligations hereunder, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Notes.

The Issuers’ and the Subsidiary Guarantors’ payment obligations pursuant to this Indenture shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any Bankruptcy Law or the resignation or removal of the Trustee and/or the Collateral Agent. Without prejudice to any other rights available to the Trustee or the Collateral Agent under applicable law, when the Trustee or the Collateral Agent Incurs expenses after the occurrence of a Default specified in Section 6.01(f) or (g) with respect to the Issuer, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

No provision of this Indenture shall require the Trustee or the Collateral Agent to expend or risk its own funds or otherwise Incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if repayment of such funds or adequate indemnity against such risk or liability is not assured to its satisfaction.

SECTION 7.08 Replacement of Trustee.

(a) The Trustee may resign at any time by so notifying the Issuer. The holders of a majority in principal amount of the Notes may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Issuers may upon five Business Days’ notice remove the Trustee if:

(i) the Trustee fails to comply with Section 7.10;

(ii) the Trustee is adjudged bankrupt or insolvent;

(iii) a receiver or other public officer takes charge of the Trustee or its property; or

(iv) the Trustee otherwise becomes incapable of acting.

(b) If the Trustee resigns, is removed by the Issuers or by the holders of a majority in principal amount of the Notes and such holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuers shall promptly appoint a successor Trustee.

(c) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail, or otherwise deliver in accordance with the procedures of the Depository, a notice of its succession to the holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 7.07. The retiring (or removed) Trustee shall have no liability or responsibility for the actions or inaction of any successor Trustee.

(d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the holders of 10% in principal amount of the Notes may petition at the expense of the Issuers any court of competent jurisdiction for the appointment of a successor Trustee.

(e) If the Trustee fails to comply with Section 7.10, unless the Trustee’s duty to resign is stayed as provided in Section 310(b) of the TIA, any holder who has been a bona fide holder of a Note for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f) Notwithstanding the replacement of the Trustee pursuant to this Section 7.08, the Issuers’ obligations under Article VII shall continue for the benefit of the retiring Trustee.

SECTION 7.09 Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.10 Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of Section 310(a) of the TIA. The Trustee shall have a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition. The Trustee shall comply with Section 310(b) of the TIA, subject to its right to apply for a stay of its duty to resign under the penultimate paragraph of Section 310(b) of the TIA; provided, however, that there shall be excluded from the operation of Section 310(b)(1) of the TIA any series of securities issued under this Indenture and any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuers are outstanding if the requirements for such exclusion set forth in Section 310(b)(1) of the TIA are met.

SECTION 7.11 Preferential Collection of Claims Against the Issuers. The Trustee shall comply with Section 311(a) of the TIA, excluding any creditor relationship listed in Section 311(b) of the TIA. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the TIA to the extent indicated.

SECTION 7.12 Limitation on Duty of Trustee and Collateral Agent in Respect of Collateral; Indemnification.

(a) Beyond the exercise of reasonable care in the custody thereof, the Trustee and the Collateral Agent shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Trustee and the Collateral Agent shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Trustee and the Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Trustee and the Collateral Agent in good faith.

(b) The Trustee and the Collateral Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Issuers to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. Subject to Section 7.01 of this Indenture, the Trustee and the Collateral Agent shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture, the Senior Lien Intercreditor Agreement, the Collateral Agreement or any other Security Document by the Issuers, the Subsidiary Guarantors or the Collateral Agent (in the case of the Trustee). The Trustee and the Collateral Agent may act and rely and shall be protected in acting and relying in good faith on the opinion or advice of or information obtained from any counsel, accountant, appraiser or other expert or adviser, whether retained or employed by the Issuers or by the Trustee or the Collateral Agent, in relation to any matter arising in the administration of this Indenture or the Security Documents.

ARTICLE VIII

DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01 Discharge of Liability on Notes; Defeasance.

(a) This Indenture shall be discharged and shall cease to be of further effect (except as to surviving rights, indemnities and immunities of the Trustee and rights of registration or transfer or exchange of Notes, as expressly provided for in this Indenture) as to all outstanding Notes when:

(i) either (A) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuers and thereafter repaid to the Issuers or discharged from such trust) have been delivered to the Trustee for cancellation or (B) all of the Notes (1) have become due and payable, (2) will become due and payable at their Stated Maturity within one year or (3) if redeemable at the option of the Issuers, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers, and the Issuers have irrevocably deposited or caused to be deposited with the Trustee funds in U.S. dollars in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Issuers directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; provided that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any deficit as of the date of the redemption only required to be deposited with the Trustee on or prior to the date of the redemption;

(ii) the Issuers and/or the Subsidiary Guarantors have paid all other sums payable under this Indenture; and

(iii) the Issuers have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

(b) Subject to Sections 8.01(c) and 8.02, the Issuers at any time may terminate (i) all of their obligations under the Notes and this Indenture with respect to the holders of the Notes (“legal defeasance option”), and (ii) their obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.11, 4.12, 4.15, 4.16 and the operation of Section 5.01 for the benefit of the holders of the Notes, and Sections 6.01(c), 6.01(d), 6.01(e), 6.01(f), 6.01(g) (in the case of Sections 6.01(f) and 6.01(g) with respect to Significant Subsidiaries only), 6.01(h), 6.01(i) 6.01(j) and 6.01(k) (“covenant defeasance option”). The Issuers may exercise their legal defeasance option notwithstanding their prior exercise of their covenant defeasance option. In the event that the Issuers terminate all of their obligations under the Notes and this Indenture (with respect to such Notes) by exercising their legal defeasance option or their covenant defeasance option, the obligations of each Subsidiary Guarantor with respect to its Subsidiary Guarantee and the Security Documents shall be terminated simultaneously with the termination of such obligation.

If the Issuers exercises their legal defeasance option, payment of the Notes so defeased may not be accelerated because of an Event of Default. If the Issuers exercise their covenant defeasance option, payment of the Notes so defeased may not be accelerated because of an Event of Default specified in Sections 6.01(c), 6.01(d), 6.01(e), 6.01(f), 6.01(g) (in the case of Sections 6.01(f) and (g), with respect to Significant Subsidiaries only), 6.01(h), 6.01(i), 6.01(j) or 6.01(k) or because of the failure of Holdings to comply with Section 5.01(a)(iv).

Upon satisfaction of the conditions set forth herein and upon request of the Issuers, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuers terminate.

(c) Notwithstanding clauses (a) and (b) above, the Issuers’ obligations in Sections 2.04, 2.05, 2.06, 2.07, 2.08 and 2.09 and Article VII, including, without limitation, Sections 7.07 and 7.08, and in this Article VIII and the rights, indemnities and immunities of the Trustee under this Indenture shall survive until the Notes have been paid in full. Thereafter, the Issuers’ obligations in Sections 7.07, 7.08, 8.05 and 8.06 and the rights, indemnities and immunities of the Trustee under this Indenture shall survive such satisfaction and discharge.

SECTION 8.02 Conditions to Defeasance.

(a) The Issuers may exercise their legal defeasance option or their covenant defeasance option only if:

(i) the Issuers irrevocably deposit in trust with the Trustee cash in U.S. dollars, U.S. Government Obligations or a combination thereof sufficient to pay the principal of and premium (if any) and interest on the Notes when due at maturity or redemption, as the case may be;

(ii) the Issuers deliver to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal, premium, if any, and interest when due on all the Notes to maturity or redemption, as the case may be;

(iii) no Default specified in Section 6.01(f) or (g) with respect to the Issuers shall have occurred or is continuing on the date of such deposit;

(iv) the deposit does not constitute a default under any other material agreement or instrument binding on the Issuers;

(v) in the case of the legal defeasance option, the Issuers shall have delivered to the Trustee an Opinion of Counsel stating that (1) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling, or (2) since the date of this Indenture there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; provided that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any deficit as of the date of the redemption only required to be deposited with the Trustee on or prior to the date of the redemption. Notwithstanding the foregoing, the Opinion of Counsel required by the immediately preceding sentence with respect to a legal defeasance need not be delivered if all of the Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable or (y) will become due and payable at their Stated Maturity within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer;

(vi) such exercise does not impair the right of any holder to receive payment of principal of, premium, if any, and interest on such holder’s Notes on or after the due dates thereof or to institute suit for the enforcement of any payment on or with respect to such holder’s Notes;

(vii) in the case of the covenant defeasance option, the Issuers shall have delivered to the Trustee an Opinion of Counsel to the effect that the holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; and

(viii) the Issuers deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes to be so defeased and discharged as contemplated by this Article VIII have been complied with.

(b) Before or after a deposit, the Issuers may make arrangements satisfactory to the Trustee for the redemption of such Notes at a future date in accordance with Article III.

SECTION 8.03 Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations (including proceeds thereof) deposited with it pursuant to this Article VIII. The Trustee shall apply the deposited money and the money from U.S. Government Obligations through each Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Notes so discharged or defeased.

SECTION 8.04 Repayment to Issuer. Each of the Trustee and each Paying Agent shall promptly turn over to the Issuers upon request any money or U.S. Government Obligations held by it as provided in this Article VIII that, in the written opinion of a nationally recognized firm of independent public accountants delivered to the Trustee (which delivery shall only be required if U.S. Government Obligations have been so deposited), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent discharge or defeasance in accordance with this Article VIII.

Subject to any applicable abandoned property law, the Trustee and each Paying Agent shall pay to the Issuers upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, holders entitled to the money must look to the Issuers for payment as general creditors, and the Trustee and each Paying Agent shall have no further liability with respect to such monies.

SECTION 8.05 Indemnity for U.S. Government Obligations. The Issuers shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

SECTION 8.06 Reinstatement. If the Trustee or any Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers’ obligations under this Indenture and the Notes so discharged or defeased shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or any Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VIII; provided, however, that, if the Issuers have made any payment of principal of, or interest on, any such Notes because of the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or any Paying Agent.

ARTICLE IX

AMENDMENTS AND WAIVERS

SECTION 9.01 Without Consent of the Holders.

(a) The Issuers, the Trustee and the Collateral Agent may amend this Indenture, the Notes, the Subsidiary Guarantees, the Security Documents, the Senior Lien Intercreditor Agreement and/or any Customary Intercreditor Agreements without notice to or consent of any holder:

(i) to cure any ambiguity, omission, mistake, defect or inconsistency;

(ii) to provide for the assumption by a Successor Company (with respect to an Issuer) of the obligations of an Issuer under this Indenture, the Notes, the Security Documents and the Senior Lien Intercreditor Agreement;

(iii) to provide for the assumption by a Successor Subsidiary Guarantor (with respect to any Subsidiary Guarantor), as the case may be, of the obligations of a Subsidiary Guarantor under this Indenture, its Subsidiary Guarantee, the Security Documents and the Senior Lien Intercreditor Agreement;

(iv) to provide for uncertificated Notes in addition to or in place of certificated Notes, provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code;

(v) [reserved];

(vi) to add a Subsidiary Guarantee or collateral with respect to the Notes,

(vii) [intentionally omitted];

(viii) to release Collateral or a Subsidiary Guarantee as permitted by this Indenture, the Security Documents or the Senior Lien Intercreditor Agreement;

(ix) [intentionally omitted];

(x) to add to the covenants of the Issuers or any Subsidiaries for the benefit of the holders or to surrender any right or power herein conferred upon the Issuers or any Subsidiary;

(xi) to comply with any requirement of the SEC in connection with qualifying or maintaining the qualification of, this Indenture under the TIA;

(xii) to make any change that does not adversely affect the rights of any holder;

(xiii) to provide for the issuance of Additional Notes or Exchange Notes, which shall have terms substantially identical in all material respects to the Initial Notes, and which shall be treated, together with any outstanding Initial Notes, as a single issue of securities; or

(xiv) to effect any provision of this Indenture.

(b) The Senior Lien Intercreditor Agreement may be amended without the consent of any holder of Notes, the Trustee or the Collateral Agent in connection with the permitted entry into the Senior Lien Intercreditor Agreement of any class of additional secured creditors holding Other Second-Lien Obligations, First-Priority Lien Obligations or Junior Lien Obligations to effectuate such entry into the Senior Lien Intercreditor Agreement and to make the lien of such class equal and ratable with, as applicable, the lien of the First-Priority Lien Obligations, the Other Second-Lien Obligations or the Junior Lien Obligations, in each case, to the extent such First-Priority Lien Obligations, Other Second-Lien Obligations or Junior Lien Obligations are expressly permitted to be incurred pursuant to this Indenture.

(c) After an amendment under this Section 9.01 becomes effective, the Issuers shall mail, or otherwise deliver in accordance with the procedures of the Depository, to the holders a notice briefly describing such amendment. The failure to give such notice to all holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.01.

SECTION 9.02 With Consent of the Holders. The Issuers, the Trustee and the Collateral Agent may amend this Indenture, the Notes, the Subsidiary Guarantees, the Security Documents, the Senior Lien Intercreditor Agreement and/or any Customary Intercreditor Agreements with the consent of the Issuers and the holders of at least a majority in principal amount of the Notes then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange for the Notes). However, without the consent of each holder of an outstanding Note affected, an amendment may not:

(1) reduce the amount of Notes whose holders must consent to an amendment,

(2) reduce the rate of or extend the time for payment of interest on any Note,

(3) reduce the principal of or extend the Stated Maturity of any Note,

(4) reduce the premium payable (if any) upon the redemption of any Note or change the time at which any Note may be redeemed in accordance with Article III,

(5) make any Note payable in money other than that stated in such Note,

(6) expressly subordinate the Notes or any Subsidiary Guarantee to any other Indebtedness of an Issuer or any Subsidiary Guarantor,

(7) impair the contractual right of any holder to receive payment of principal of, premium, if any, and interest on such holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s Notes,

(8) make any change in the amendment provisions which require each holder’s consent or in the waiver provisions, or

(9) make any change in the provisions dealing with the application of proceeds of Collateral in the Senior Lien Intercreditor Agreement, the Security Documents or this Indenture that would adversely affect the holders of Notes.

Except as expressly provided by this Indenture or the Security Documents, without the consent of the holders of at least 66.67% in aggregate principal amount of the Notes then outstanding, no amendment may modify or release the Subsidiary Guarantee of any Significant Subsidiary in any manner adverse to the holders of Notes. Without the consent of the holders of at least 66.67% in aggregate principal amount of the Notes then outstanding, no amendment or waiver may release all or substantially all of the Collateral from the Lien of the Security Documents with respect to the Notes.

It shall not be necessary for the consent of the holders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

After an amendment under this Section 9.02 becomes effective, the Issuers shall mail, or otherwise deliver in accordance with the procedures of the Depository, to the holders a notice briefly describing such amendment. The failure to give such notice to all holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.

SECTION 9.03 Revocation and Effect of Consents and Waivers.

(a) A consent to an amendment or a waiver by a holder of a Note shall bind the holder and every subsequent holder of that Note or portion of the Note that evidences the same debt as the consenting holder’s Note, even if notation of the consent or waiver is not made on the Note. However, any such holder or subsequent holder may revoke the consent or waiver as to such holder’s Note or portion of the Note if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officers’ Certificate from Holdings certifying that the requisite principal amount of Notes have consented. After an amendment or waiver becomes effective, it shall bind every holder. An amendment or waiver becomes effective upon the (i) receipt by the Issuers or the Trustee of consents by the holders of the requisite principal amount of securities, (ii) satisfaction of conditions to effectiveness as set forth in this Indenture and any indenture supplemental hereto containing such amendment or waiver and (iii) execution of such amendment or waiver (or supplemental indenture) by the Issuers, the Subsidiary Guarantors and the Trustee.

(b) The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

SECTION 9.04 Notation on or Exchange of Notes. If an amendment, supplement or waiver changes the terms of a Note, the Issuers may require the holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the holder. Alternatively, if the Issuers or the Trustee so determine, the Issuers in exchange for the Note shall issue and, upon written order of each Issuer signed by an Officer, the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment, supplement or waiver.

SECTION 9.05 Trustee to Sign Amendments. The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment, the Trustee shall be entitled to receive indemnity satisfactory to it and shall be provided with, and (subject to Section 7.01) shall be fully protected in relying upon, (i) an Officers’ Certificate, (ii) an Opinion of Counsel stating that such amendment, supplement or waiver is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Issuers and any Subsidiary Guarantors, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof, (iii) a copy of the resolution of the Board of Directors, certified by the Secretary or Assistant Secretary of Holdings, authorizing the execution of such amendment, supplement or waiver and (iv) if such amendment, supplement or waiver is executed pursuant to Section 9.02, evidence reasonably satisfactory to the Trustee of the consent of the holders required to consent thereto.

SECTION 9.06 Additional Voting Terms; Calculation of Principal Amount. All Notes issued under this Indenture shall vote and consent together on all matters (as to which any of such Notes may vote) as one class and no Notes will have the right to vote or consent as a separate class on any matter. Determinations as to whether holders of the requisite aggregate principal amount of Notes have concurred in any direction, waiver or consent shall be made in accordance with this Article IX and Section 2.13.

SECTION 9.07 Compliance with Trust Indenture Act. From the date on which this Indenture is qualified under the TIA, every amendment, waiver or supplement to this Indenture or the Notes shall comply with the TIA as then in effect.

ARTICLE X

RANKING OF NOTE LIENS

SECTION 10.01 Relative Rights. The Senior Intercreditor Agreement governs the relative rights and remedies, as lienholders, among holders of Liens securing First-Priority Lien Obligations and holders of Liens securing Second Priority Lien Obligations.

ARTICLE XI

COLLATERAL

SECTION 11.01 Security Documents. The payment of the principal of and interest and premium, if any, on the Notes when due, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise and whether by the Issuers pursuant to the Notes or by the Subsidiary Guarantors pursuant to the Subsidiary Guarantees, the payment of all other Notes Obligations and the performance of all other obligations of the Issuers and the Subsidiary Guarantors under this Indenture, the Notes, the Subsidiary Guarantees and the Security Documents shall be secured as provided in the Security Documents, which the Issuers and the applicable Subsidiary Guarantors entered into on the Issue Date and will be secured by Security Documents hereafter delivered as required or permitted by this Indenture. Holdings shall, and shall cause each Restricted Subsidiary to, and each Restricted Subsidiary shall, make all filings (including filings of continuation statements and amendments to UCC financing statements that may be necessary to continue the effectiveness of such UCC financing statements) and all other actions as are necessary or required by the Security Documents to maintain (at the sole cost and expense of Holdings and the Restricted Subsidiaries) the security interest created by the Security Documents in the Collateral (other than with respect to any Collateral the security interest in which is not required to be perfected under the Security Documents) as a continuing perfected security interest subject only to Permitted Liens and Liens permitted by Section 4.12.

SECTION 11.02 Collateral Agent.

(a) The Collateral Agent is authorized and empowered to appoint one or more co-Collateral Agents or sub-agents as it deems necessary or appropriate.

(b) Subject to Section 7.01, neither the Trustee nor the Collateral Agent nor any of their respective officers, directors, employees, attorneys or agents will be responsible or liable for the existence, genuineness, value or protection of any Collateral, for the legality, enforceability, effectiveness or sufficiency of the Security Documents, for the creation, perfection, priority, sufficiency, continuation, maintenance or protection of any Lien securing Second Priority Lien Obligations or otherwise granted in connection with the Transactions, or for any defect or deficiency as to any such matters, or for any failure to demand, collect, foreclose or realize upon or otherwise enforce any of the Liens securing Second Priority Lien Obligations or the Security Documents or any delay in doing so.

(c) The Collateral Agent will be subject to such directions as may be given it by the Trustee from time to time (as required or permitted by this Indenture); provided that in the event of conflict between directions received pursuant to the Security Documents and the Senior Lien Intercreditor Agreement and directions received hereunder, the Collateral Agent will be subject to directions received pursuant to the Security Documents and the Senior Lien Intercreditor Agreement. Except as directed by the Trustee as required or permitted by this Indenture and any other representatives or pursuant to the Security Documents or the Senior Lien Intercreditor Agreement, the Collateral Agent will not be obligated:

(1) to act upon directions purported to be delivered to it by any other Person;

(2) to foreclose upon or otherwise enforce any Lien securing Second Priority Lien Obligations; or

(3) to take any other action whatsoever with regard to any or all of the Liens securing Second Priority Lien Obligations (or any Lien), Security Documents or Collateral.

(d) The Collateral Agent will be accountable only for amounts that it actually receives as a result of the enforcement of the Liens securing Second Priority Lien Obligations or the Security Documents.

(e) In acting as Collateral Agent or co-Collateral Agent, the Collateral Agent and each co-Collateral Agent may rely upon and enforce each and all of the rights, powers, immunities, indemnities and benefits of the Trustee under Article VII hereof.

(f) The holders of Notes agree that the Collateral Agent shall be entitled to the rights, privileges, protections, immunities, indemnities and benefits provided to the Collateral Agent by this Indenture and the Security Documents. Furthermore, each holder of a Note, by accepting such Note, consents to the terms of and authorizes and directs the Trustee (in each of its capacities) and the Collateral Agent to enter into and perform each of the Senior Lien Intercreditor Agreement and Security Documents in each of its capacities thereunder.

(g) If the Issuers (i) Incur First-Priority Lien Obligations at any time when no intercreditor agreement is in effect or at any time when Indebtedness constituting First-Priority Lien Obligations entitled to the benefit of the Senior Lien Intercreditor Agreement is concurrently retired, and (ii) deliver to the Collateral Agent an Officers’ Certificate so stating and requesting the Collateral Agent to enter into an intercreditor agreement (on substantially the same terms as the Senior Lien Intercreditor Agreement) in favor of a designated agent or representative for the holders of the First-Priority Lien Obligations so Incurred, the Collateral Agent shall (and is hereby authorized and directed to) enter into such intercreditor agreement, bind the holders on the terms set forth therein and perform and observe its obligations thereunder.

(h) At all times when the Trustee is not itself the Collateral Agent, the Issuers will deliver to the Trustee copies of all Security Documents delivered to the Collateral Agent and copies of all documents delivered to the Collateral Agent pursuant to this Indenture and the Security Documents.

(i) If the Issuers Incur any Other Second-Lien Obligations or any Junior Lien Obligations and deliver to the Collateral Agent and/or the Trustee, as applicable, an Officers’ Certificate requesting the Collateral Agent and/or the Trustee, as applicable, to enter into a Customary Intercreditor Agreement with a designated agent or representative for the holders of the Other Second-Lien Obligations or the Junior Lien Obligations, as applicable, so Incurred, the Collateral Agent and/or the Trustee, as applicable, shall (and each is hereby authorized to) enter into such Customary Intercreditor Agreement, bind the holders on the terms set forth therein and perform and observe its obligations thereunder.

SECTION 11.03 Authorizations of Actions to Be Taken. (a) Each holder of Notes, by its acceptance thereof, consents and agrees to the terms hereof and of each Security Document and the Senior Lien Intercreditor Agreement as originally in effect and as amended, supplemented or replaced from time to time in accordance with its terms or the terms of this Indenture, authorizes and directs the Trustee and/or the Collateral Agent to enter into the Senior Lien Intercreditor Agreement and the Security Documents to which it is a party, authorizes and empowers the Trustee to direct the Collateral Agent to enter into, and the Collateral Agent to execute and deliver, the Security Documents and the Senior Lien Intercreditor Agreement and authorizes and empowers the Trustee and the Collateral Agent to bind the holders of Notes and other holders of Obligations as set forth in the Security Documents to which it is a party and the Senior Lien Intercreditor Agreement and to perform its obligations and exercise its rights and powers thereunder.

(b) Subject to the provisions of the Senior Lien Intercreditor Agreement and the Security Documents, the Trustee and the Collateral Agent are authorized and empowered to receive for their benefit and for the benefit of the holders of Notes any funds collected or distributed under the Security Documents to which the Collateral Agent or Trustee is a party and to make further distributions of such funds to the holders of Notes according to the provisions of this Indenture.

(c) Subject to the provisions of Article VI, Section 7.01 and Section 7.02 hereof, the Senior Lien Intercreditor Agreement and the Security Documents, upon the occurrence and continuance of an Event of Default, the Trustee may, in its sole discretion and without the consent of the holders, direct, on behalf of the holders, the Collateral Agent to take all actions necessary or appropriate in order to:

(1) foreclose upon or otherwise enforce any or all of the Liens securing the Second Priority Lien Obligations;

(2) enforce any of the terms of the Security Documents to which the Collateral Agent or Trustee is a party; or

(3) collect and receive payment of any and all Notes Obligations.

Subject to the Senior Lien Intercreditor Agreement, the Trustee is authorized and empowered to institute and maintain, or direct the Collateral Agent to institute and maintain, such suits and proceedings as are necessary to protect or enforce the Liens securing the Second Priority Lien Obligations or the Security Documents to which the Collateral Agent or the Trustee is a party or to prevent any impairment of Collateral by any acts that may be unlawful or in violation of the Security Documents to which the Collateral Agent or the Trustee is a party or this Indenture, and such suits and proceedings as are necessary to preserve or protect its interests and the interests of the holders of Notes in the Collateral, including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of holders, the Trustee or the Collateral Agent.

SECTION 11.04 Release of Liens. (a) Notwithstanding anything to the contrary in the Security Documents, Collateral may be released from the Lien and security interest created by the Security Documents to secure the Notes and Obligations under this Indenture at any time or from time to time in accordance with the provisions of the Senior Lien Intercreditor Agreement or the Security Documents or as provided hereby. The applicable assets included in the Collateral shall be automatically released from the Liens securing the Notes, and the applicable Subsidiary Guarantor shall be automatically released from its obligations under this Indenture and the Security Documents, under any one or more of the following circumstances or any applicable circumstance as provided in the Senior Lien Intercreditor Agreement or the Security Documents:

(1) to enable the Issuers and its Subsidiaries to consummate the disposition of such property or assets to a Person that is not an Issuer or a Subsidiary Guarantor to the extent permitted under Section 4.06 or not otherwise constituting an Asset Sale;

(2) in respect of the property and assets of a Subsidiary Guarantor, (i) upon the designation of such Subsidiary Guarantor to be an Unrestricted Subsidiary in accordance with Section 4.04 and the definition of “Unrestricted Subsidiary”, and such Subsidiary Guarantor shall be automatically released from its obligations hereunder and under the Security Documents or (ii) upon the release or discharge of the Subsidiary Guarantee of such Subsidiary Guarantor in accordance with Section 12.02(b);

(3) in respect of the property and assets of the Issuers, upon the release or discharge of the Issuers’ Notes Obligations in accordance with this Indenture;

(4) [reserved];

(5) [reserved];

(6) pursuant to an amendment or waiver in accordance with Article IX; and

(7) if the Notes have been discharged or defeased pursuant to Section 8.01.

In addition, the security interests granted pursuant to the Security Documents securing the Obligations shall automatically terminate and/or be released all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the applicable Pledgors (as defined in the Collateral Agreement), as of the date when all the Obligations under this Indenture, the Notes and the Security Documents (other than contingent or unliquidated obligations or liabilities not then due) have been paid in full in cash or immediately available funds.

In connection with any termination or release pursuant to this Section 11.04(a), the Collateral Agent shall execute and deliver to any Pledgor (as defined in the Collateral Agreement), at such Pledgor’s expense, all documents that such Pledgor shall reasonably request to evidence such termination or release (including, without limitation, UCC termination statements), and will duly assign and transfer to such Pledgor, such of the Pledged Collateral (as defined in the Collateral Agreement) that may be in the possession of the Collateral Agent and has not theretofore been sold or otherwise applied or released pursuant to this Indenture or the Security Documents. Any execution and delivery of documents pursuant to this Section 11.04(a) shall be without recourse to or warranty by the Collateral Agent. In connection with any release pursuant to this Section 11.04(a), the Pledgors shall be permitted to take any action in connection therewith consistent with such release including, without limitation, the filing of UCC termination statements.

Upon the receipt of an Officers’ Certificate and Opinion of Counsel from the Issuers, as described in Section 11.04(b) below, if applicable, and any necessary or proper instruments of termination, satisfaction or release prepared by the Issuers, the Collateral Agent shall execute, deliver or acknowledge such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Indenture, the Security Documents or the Senior Lien Intercreditor Agreement.

(b) Notwithstanding anything herein to the contrary, in connection with (x) any release of Collateral pursuant to Section 11.04(a)(2) or (3), such Collateral may not be released from the Lien and security interest created by the Security Documents and (y) any release of Collateral pursuant to Section 11.04(a)(1) and (7), the Collateral Agent shall not be required to execute, deliver or acknowledge any instruments of termination, satisfaction or release unless, in each case, an Officer’s Certificate and Opinion of Counsel certifying that all conditions precedent, including, without limitation, this Section 11.04, have been met and stating under which of the circumstances set forth in Section 11.04(a) above the Collateral is being released have been delivered to the Collateral Agent on or prior to the date of such release or, in the case of clause (y) above, the date on which the Collateral Agent executes any such instrument.

(c) Notwithstanding anything herein to the contrary, at any time when a Default or Event of Default has occurred and is continuing and the maturity of the Notes has been accelerated (whether by declaration or otherwise) and the Trustee has delivered a notice of acceleration to the Collateral Agent, no release of Collateral pursuant to the provisions of this Indenture or the Security Documents will be effective as against the holders, except as otherwise provided in the Senior Lien Intercreditor Agreement.

SECTION 11.05 Powers Exercisable by Receiver or Trustee. In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article XI upon the Issuers or the Subsidiary Guarantors with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Issuers or the Subsidiary Guarantors or of any officer or officers thereof required by the provisions of this Article XI; and if the Trustee, the Collateral Agent or a nominee of the Trustee or the Collateral Agent shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee, the Collateral Agent or a nominee of the Trustee or the Collateral Agent.

SECTION 11.06 Release Upon Termination of the Issuers’ Obligations. In the event (i) that the Issuers deliver to the Trustee an Officers’ Certificate and Opinion of Counsel certifying that all the obligations under this Indenture, the Notes and the Security Documents have been satisfied and discharged by the payment in full of the Issuers’ obligations under the Notes, this Indenture and the Security Documents, and all such obligations have been so satisfied, or (ii) a discharge, legal defeasance or covenant defeasance of this Indenture occurs under Article VIII, the Trustee shall deliver to the Issuers and the Collateral Agent a notice stating that the Trustee, on behalf of the holders, disclaims and gives up any and all rights it has in or to the Collateral, and any rights it has under the Security Documents, and upon receipt by the Collateral Agent of such notice, the Collateral Agent shall be deemed not to hold a Lien in the Collateral on behalf of the Trustee and shall do or cause to be done all acts reasonably necessary at the request and expense of the Issuer to release such Lien as soon as is reasonably practicable.

SECTION 11.07 Designations. Except as provided in the next sentence, for purposes of the provisions hereof and the Senior Lien Intercreditor Agreement and any Customary Intercreditor Agreement requiring the Issuer to designate Indebtedness for the purposes of the terms First-Priority Lien Obligations, Other Second-Lien Obligations, Junior Lien Obligations or any other such designations hereunder or under the Senior Lien Intercreditor Agreement, any such designation shall be sufficient if the relevant designation provides in writing that such First-Priority Lien Obligations, Other Second-Lien Obligations, Junior Lien Obligations or such other designations are permitted under this Indenture and is signed on behalf of the Issuers by an Officer and delivered to the Trustee and the Collateral Agent. For all purposes hereof and the Senior Lien Intercreditor Agreement, the Issuers hereby designate the Obligations pursuant to the Credit Agreement as in effect on the Issue Date as “First-Priority Lien Obligations.”

SECTION 11.08 Certificates and Opinions. (a) Any release of Collateral permitted by Section 11.04 hereof will be deemed not to impair the Liens under this Indenture and the Security Documents in contravention thereof and any Person that is required to deliver an officer’s certificate or Opinion of Counsel pursuant to TIA Section 314(d) shall be entitled to rely upon the foregoing as a basis for delivery of such certificate or opinion. The Trustee may, to the extent permitted by Section 7.01 and 7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and Opinion of Counsel.

(b) If any Collateral is released in accordance with this Indenture, the Senior Lien Intercreditor Agreement or any Security Document and if the Issuers have delivered the certificates and documents required by the Security Documents and Section 11.04, the Trustee will determine whether it has received all documentation required by TIA Section 314(d) in connection with such release and, based on such determination, will, upon request, deliver a certificate to the collateral agent for the First-Priority Obligations setting forth such determination.

(c) Any certificate or opinion required pursuant to TIA Section 314(d) may be made by an Authorized Officer of the Issuers, except in cases where Section 314(d) requires that such certificate or opinion be made by an independent engineer, appraiser or other expert.

(d) Notwithstanding anything to the contrary herein, Holdings and its Subsidiaries will not be required to comply with all or any portion of TIA Section 314(d) if they determine, in good faith based on advice of counsel, that under the terms of that section and/or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, all or any portion of TIA Section 314(d) is inapplicable to the released Collateral.

Without limiting the generality of the foregoing, certain no action letters issued by the SEC have permitted an indenture qualified under the TIA to contain provisions permitting the release of collateral from Liens under such indenture in the ordinary course of business without requiring the issuer to provide certificates and other documents under TIA Section 314(d).

ARTICLE XII

GUARANTEE

SECTION 12.01 Subsidiary Guarantee.

(a) Each Subsidiary Guarantor hereby jointly and severally, irrevocably and unconditionally guarantees, on a senior basis, as a primary obligor and not merely as a surety, to each holder, to the Trustee and to the Collateral Agent and its successors and assigns (i) the performance and punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all obligations of the Issuers under this Indenture and the Notes, whether for payment of principal of, premium, if any, or interest (or Additional Interest, if any) on the Notes and all other monetary obligations of the Issuers under this Indenture and the Notes and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Issuers whether for fees, expenses, indemnification or otherwise under this Indenture and the Notes (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). The

Guaranteed Obligations of all Subsidiary Guarantors shall be secured by security interests (subject to Permitted Liens and Liens permitted by Section 4.12) in the Collateral owned by such Subsidiary Guarantor pursuant to the terms of the Security Documents (but subject to the terms and conditions of the Security Documents and the Senior Lien Intercreditor Agreement) Each Subsidiary Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from any Subsidiary Guarantor, and that each Subsidiary Guarantor shall remain bound under this Article XII notwithstanding any extension or renewal of any Guaranteed Obligation.

(b) Each Subsidiary Guarantor waives presentation to, demand of payment from and protest to the Issuers of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Subsidiary Guarantor waives notice of any default under the Notes or the Guaranteed Obligations. The obligations of each Subsidiary Guarantor hereunder shall not be affected by (i) the failure of any holder, the Collateral Agent or the Trustee to assert any claim or demand or to enforce any right or remedy against the Issuers or any other Person under this Indenture, the Notes or any other agreement or otherwise; (ii) any extension or renewal of this Indenture, the Notes or any other agreement; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (iv) the release of any security held by any holder, the Collateral Agent or the Trustee for the Guaranteed Obligations or each Subsidiary Guarantor; (v) the failure of any holder, the Collateral Agent or the Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (vi) any change in the ownership of each Subsidiary Guarantor, except as provided in Section 12.02(b). Each Subsidiary Guarantor hereby waives any right to which it may be entitled to have its obligations hereunder divided among the Subsidiary Guarantors, such that such Subsidiary Guarantor’s obligations would be less than the full amount claimed.

(c) Each Subsidiary Guarantor hereby waives any right to which it may be entitled to have the assets of the Issuers first be used and depleted as payment of the Issuers’ or such Subsidiary Guarantor’s obligations hereunder prior to any amounts being claimed from or paid by such Subsidiary Guarantor hereunder. Each Subsidiary Guarantor hereby waives any right to which it may be entitled to require that the Issuers be sued prior to an action being initiated against such Subsidiary Guarantor.

(d) Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any holder or the Trustee to any security held for payment of the Guaranteed Obligations.

(e) The Subsidiary Guarantee of each Subsidiary Guarantor is, to the extent and in the manner set forth in Article XII, equal in right of payment to all existing and future Pari Passu Indebtedness (but subject to the terms and conditions of the Security Documents and the Senior Lien Intercreditor Agreement), senior in right of payment to all existing and future Subordinated Indebtedness of such Subsidiary Guarantor.

(f) Except as expressly set forth in Sections 8.01(b), 12.02 and 12.06, the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any holder, the Collateral Agent or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Subsidiary Guarantor or would otherwise operate as a discharge of any Subsidiary Guarantor as a matter of law or equity.

(g) Each Subsidiary Guarantor agrees that its Subsidiary Guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations. Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any holder or the Trustee upon the bankruptcy or reorganization of the Issuers or otherwise.

(h) In furtherance of the foregoing and not in limitation of any other right which any holder, the Collateral Agent or the Trustee has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Issuers to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Subsidiary Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee or Collateral Agent, forthwith pay, or cause to be paid, in cash, to the holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by applicable law) and (iii) all other monetary obligations of the Issuers to the holders, the Collateral Agent and the Trustee.

(i) Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the holders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. Each Subsidiary Guarantor further agrees that, as between it, on the one hand, and the holders, the Collateral Agent and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of the Subsidiary Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article VI, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purposes of this Section 12.01.

(j) Each Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonable out-of-pocket attorneys’ fees and expenses) Incurred by the Trustee, the Collateral Agent or any holder in enforcing any rights under this Section 12.01.

(k) Upon request of the Trustee, each Subsidiary Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

SECTION 12.02 Limitation on Liability.

(a) Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by each Subsidiary Guarantor shall not exceed the maximum amount that can be hereby guaranteed by the applicable Subsidiary Guarantor without rendering the Subsidiary Guarantee or this Indenture, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally or capital maintenance or corporate benefit rules applicable to guarantees for obligations of affiliates.

(b) A Subsidiary Guarantee as to any Restricted Subsidiary that is (or becomes) a party hereto on the date hereof or that executes a supplemental indenture in accordance with Section 4.11 hereof and provides a guarantee shall terminate and be of no further force or effect and such Subsidiary Guarantee shall be deemed to be automatically released from all obligations under this Article XII upon any of the following:

(i) the sale, disposition, exchange or other transfer (including through merger, consolidation, amalgamation or otherwise) of the Capital Stock (including any sale, disposition or other transfer following which the applicable Subsidiary Guarantor is no longer a Restricted Subsidiary), of the applicable Subsidiary Guarantor if such sale, disposition, exchange or other transfer is made to a person that is not an Issuer or a Restricted Subsidiary of Holdings in a transaction that is permitted by this Indenture;

(ii) the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the provisions of Section 4.04 and the definition of “Unrestricted Subsidiary”;

(iii) [reserved];

(iv) the Issuers’ exercise of their legal defeasance option or covenant defeasance option under Article VIII or if the Issuers’ obligations under this Indenture are discharged in accordance with the terms of this Indenture;

(v) such Subsidiary ceasing to be a Subsidiary as a result of any foreclosure of any pledge or security interest in favor of First-Priority Lien Obligations or other exercise of remedies in respect thereof, subject to, in each case, the application of the proceeds of such foreclosure or exercise of remedies in the manner described in the Senior Lien Intercreditor Agreement; and

(vi) as provided in Article IX.

SECTION 12.03 [Reserved].

SECTION 12.04 Successors and Assigns. This Article XII shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the holders and, in the event of any transfer or assignment of rights by any holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 12.05 No Waiver. Neither a failure nor a delay on the part of either the Trustee or the holders in exercising any right, power or privilege under this Article XII shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article XII at law, in equity, by statute or otherwise.

SECTION 12.06 Modification. No modification, amendment or waiver of any provision of this Article XII, nor the consent to any departure by any Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Subsidiary Guarantor in any case shall entitle any Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.

SECTION 12.07 Execution of Supplemental Indenture for Future Subsidiary Guarantors. Each Subsidiary which is required to become a Subsidiary Guarantor of the Notes pursuant to Section 4.11 shall promptly execute and deliver to the Trustee a supplemental indenture in the form of Exhibit C hereto pursuant to which such Subsidiary shall become a Subsidiary Guarantor under this Article XII and shall guarantee the Notes.

SECTION 12.08 Non-Impairment. The failure to endorse a Subsidiary Guarantee on any Note shall not affect or impair the validity thereof.

ARTICLE XIII

MISCELLANEOUS

SECTION 13.01 Trust Indenture Act Controls. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision (an “incorporated provision”) included in this Indenture by operation of, Sections 310 to 318 of the TIA, inclusive, such imposed duties or incorporated provision shall control.

SECTION 13.02 Notices.

(a) Any notice or communication required or permitted hereunder shall be in writing and delivered in person, via facsimile or mailed by first-class mail addressed as follows:

if to the Issuers or a Subsidiary Guarantor:

c/o Talos Production LLC

1600 Smith Street, Suite 5000

Houston, TX 77002

Attention: Chief Financial Officer

Fax: 713-351-4100

with copies to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019

Attention: Gregory Ezring

Tracey Zaccone

Fax: 212-757-3990

if to the Trustee:

[•]

The Issuers or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

(b) Any notice or communication mailed to a holder shall be mailed, first class mail, to the holder at the holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

(c) Failure to mail a notice or communication to a holder or any defect in it shall not affect its sufficiency with respect to other holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it, except that notices to the Trustee are effective only if received.

The Trustee may, in its sole discretion, agree to accept and act upon instructions or directions pursuant to this Indenture sent by e-mail, facsimile transmission or other similar electronic methods. If the party elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Notwithstanding anything to the contrary contained herein, as long as the Notes are in the form of a Global Note, notice to the holders may be made electronically in accordance with procedures of the Depository.

SECTION 13.03 Communications by Holders with Other Holders. The holders may communicate pursuant to Section 312(b) of the TIA with other holders with respect to their rights under this Indenture or the Notes. The Issuer, the Trustee, the Registrar and other Persons shall have the protection of Section 312(c) of the TIA.

SECTION 13.04 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuers to the Trustee to take or refrain from taking any action under this Indenture, the Issuers shall furnish to the Trustee at the request of the Trustee:

(a) an Officers’ Certificate in form reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel in form reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

(c) no Opinion of Counsel shall be required to furnished by the Issuers to the Trustee for the execution and delivery to the Trustee of a supplemental indenture in the form of Exhibit C hereto pursuant to which a Subsidiary becomes a Subsidiary Guarantor in accordance with Article XII.

SECTION 13.05 Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than pursuant to Section 4.09) shall include:

(a) a statement that the individual making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.

SECTION 13.06 When Notes Disregarded. In determining whether the Holders of the requisite principal amount of the Notes have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other Act hereunder as of any date, Notes owned by the Issuers or any other obligor upon the Notes or any Affiliate of either Issuer or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Notes which a Trust Officer of the Trustee actually knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not an Issuer or any other obligor upon the Notes or any Affiliate of an Issuer or of such other obligor. Subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.

SECTION 13.07 Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of the holders. The Registrar and a Paying Agent may make reasonable rules for their functions.

SECTION 13.08 Legal Holidays. If a payment date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue on any amount that would have been otherwise payable on such payment date if it were a Business Day for the intervening period. If a regular Record Date is not a Business Day, the Record Date shall not be affected.

SECTION 13.09 GOVERNING LAW. THIS INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 13.10 No Recourse Against Others. No director, officer, employee, manager, incorporator or holder of any Equity Interests in Holdings or of any Subsidiary Guarantor or any direct or indirect parent companies, as such, shall have any liability for any obligations of the Issuers or any Subsidiary Guarantor under the Notes, the Subsidiary Guarantees or this Indenture, as applicable, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 13.11 Successors. All agreements of the Issuers and the Subsidiary Guarantors in this Indenture and the Notes shall bind such person’s successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 13.12 Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original (which may be delivered in original form or facsimile or an electronic file thereof), but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

SECTION 13.13 Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 13.14 Indenture Controls. If and to the extent that any provision of the Notes limits, qualifies or conflicts with a provision of this Indenture, such provision of this Indenture shall control.

SECTION 13.15 Severability. In case any provision in this Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

SECTION 13.16 Intercreditor Agreement. The terms of this Indenture are subject to the terms of the Senior Lien Intercreditor Agreement.

SECTION 13.17 Waiver of Jury Trial. EACH OF THE ISSUERS, THE SUBSIDIARY GUARANTORS, THE TRUSTEE AND THE COLLATERAL AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

SECTION 13.18 U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

TALOS PRODUCTION LLC

By:
Name:
Title:

TALOS PRODUCTION FINANCE INC.

By:
Name:
Title:

[Guarantors]

[Signature Page to Senior Notes Indenture]

[•], not in its individual capacity, but solely as Trustee

By:
Name:
Title:

[•], not in its individual capacity, but solely as Collateral Agent

By:
Name:
Title:

[Signature Page to Senior Secured Notes Indenture]

APPENDIX A

PROVISIONS RELATING TO INITIAL NOTES, ADDITIONAL NOTES AND EXCHANGE NOTES

1. Definitions.

1.1 Definitions.

For the purposes of this Appendix A the following terms shall have the meanings indicated below:

“Additional Interest” has the meaning set forth in the Registration Rights Agreement.

“Definitive Note” means a certificated Initial Note or Additional Note (bearing the Restricted Notes Legend if the transfer of such Note is restricted by applicable law) that does not include the Global Notes Legend.

“Depository” means The Depository Trust Company, its nominees and their respective successors.

“Global Notes Legend” means the legend set forth under that caption in the applicable Exhibit to this Indenture.

“IAI” means an institutional “accredited investor” as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Notes Custodian” means the custodian with respect to a Global Note (as appointed by the Depository) or any successor person thereto, who shall initially be the Trustee.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Registered Exchange Offer” means the offer by the Issuers, pursuant to the Registration Rights Agreement, to certain holders of Initial Notes, to issue and deliver to such holders, in exchange for the Initial Notes, a like aggregate principal amount of Exchange Notes registered under the Securities Act.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Notes” means all Initial Notes offered and sold outside the United States in reliance on Regulation S.

“Restricted Notes Legend” means the legend set forth in Section 2.2(f)(i) herein.

“Restricted Period,” with respect to any Notes, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Notes are first offered to persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S, notice of which day shall be promptly given by the Issuers to the Trustee, and (b) the Issue Date, and with respect to any Additional Notes that are Transfer Restricted Notes, it means the comparable period of 40 consecutive days.

Appendix A-1

“Rule 501” means Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Notes” means all Initial Notes initially offered and sold to QIBs in reliance on Rule 144A.

“Shelf Registration Statement” means the registration statement filed by the Issuers in connection with the offer and sale of Initial Notes pursuant to the Registration Rights Agreement.

“Transfer Restricted Definitive Notes” means Definitive Notes that bear or are required to bear or are subject to the Restricted Notes Legend.

“Transfer Restricted Global Notes” means Global Notes that bear or are required to bear or are subject to the Restricted Notes Legend.

“Transfer Restricted Notes” means the Transfer Restricted Definitive Notes and Transfer Restricted Global Notes.

“Unrestricted Definitive Notes” means Definitive Notes that are not required to bear, or are not subject to, the Restricted Notes Legend.

“Unrestricted Global Notes” means Global Notes that are not required to bear, or are not subject to, the Restricted Notes Legend.

1.2 Other Definitions.

Term:	Defined in Section:
Agent Members	2.1(b)
Global Notes	2.1(b)
Regulation S Global Notes	2.1(b)
Regulation S Permanent Notes	2.1(b)
Regulation S Temporary Global Notes	2.1(b)
Rule 144A Global Notes	2.1(b)

2. The Notes.

2.1 Form and Dating; Global Notes.

(a) The Initial Notes issued on the date hereof will be (i) privately placed by the Issuers pursuant to the Offering Memorandum and (ii) sold, initially only to (1) QIBs in reliance on Rule 144A and (2) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S. Such Initial Notes may thereafter be transferred to, among others, QIBs, purchasers in reliance on Regulation S and, except as set forth below, IAIs in accordance with Rule 501. Additional Notes offered after the date hereof may be offered and sold by the Issuers from time to time pursuant to one or more agreements in accordance with applicable law.

Appendix A-2

(b) Global Notes. (i) Except as provided in clause (d) of Section 2.2 below, Rule 144A Notes initially shall be represented by one or more Notes in definitive, fully registered, global form without interest coupons (collectively, the “Rule 144A Global Notes”).

Regulation S Notes initially shall be represented by one or more Notes in fully registered, global form without interest coupons (collectively, the “Regulation S Temporary Global Note” and, together with the Regulation S Permanent Global Note (defined below), the “Regulation S Global Notes”), which shall be registered in the name of the Depository or the nominee of the Depository for the accounts of designated agents holding on behalf of Euroclear Bank S.A./N.V., as operator of the Euroclear system (“Euroclear”) or Clearstream Banking, Société Anonyme (“Clearstream”).

Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in a permanent Global Note (the “Regulation S Permanent Global Note”) pursuant to the applicable procedures of the Depository. Simultaneously with the authentication of the Regulation S Permanent Global Note, the Trustee shall cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Note that are held by participants through Euroclear or Clearstream.

The term “Global Notes” means the Rule 144A Global Notes and the Regulation S Global Notes. The Global Notes shall bear the Global Note Legend. The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, in each case for credit to an account of an Agent Member, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear the Restricted Notes Legend.

Members of, or direct or indirect participants in, the Depository (collectively, the “Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Notes. The Depository may be treated by the Issuers, the Trustee and any agent of the Issuers or the Trustee as the absolute owner of the Global Notes for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuers, the Trustee or any agent of the Issuers or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository, or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Note.

Appendix A-3

(ii) Transfers of Global Notes shall be limited to transfer in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Definitive Notes only in accordance with the applicable rules and procedures of the Depository and the provisions of Section 2.2. In addition, a Global Note shall be exchangeable for Definitive Notes if (x) the Depository (1) notifies the Issuers that it is unwilling or unable to continue as depository for such Global Note and the Issuers thereupon fail to appoint a successor depository or (2) has ceased to be a clearing agency registered under the Exchange Act or (y) there shall have occurred and be continuing an Event of Default with respect to such Global Note and a request has been made for such exchange; provided that in no event shall the Regulation S Temporary Global Note be exchanged by the Issuers for Definitive Notes prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act. In all cases, Definitive Notes delivered in exchange for any Global Note or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depository in accordance with its customary procedures.

(iii) In connection with the transfer of a Global Note as an entirety to beneficial owners pursuant to subsection (i) of this Section 2.1(b), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Issuers shall execute, and, upon written order of each Issuer signed by an Officer, the Trustee shall authenticate and make available for delivery, to each beneficial owner identified by the Depository in writing in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations.

(iv) Any Transfer Restricted Note delivered in exchange for an interest in a Global Note pursuant to Section 2.2 shall, except as otherwise provided in Section 2.2, bear the Restricted Notes Legend.

(v) Notwithstanding the foregoing, through the Restricted Period, a beneficial interest in a Regulation S Global Note may be held only through Euroclear or Clearstream unless delivery is made in accordance with the applicable provisions of Section 2.2.

(vi) The holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a holder is entitled to take under this Indenture or the Notes.

2.2 Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except as set forth in Section 2.1(b). Global Notes will not be exchanged by the Issuers for Definitive Notes except under the circumstances described in Section 2.1(b)(ii). Global Notes also may be exchanged or replaced, in whole or in part, as provided in Section 2.08 of this Indenture. Beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.2(b).

Appendix A-4

(b) Transfer and Exchange of Beneficial Interests in Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depository, in accordance with the provisions of this Indenture and the applicable rules and procedures of the Depository. Beneficial interests in Transfer Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Beneficial interests in Global Notes shall be transferred or exchanged only for beneficial interests in Global Notes. Transfers and exchanges of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Transfer Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Transfer Restricted Global Note in accordance with the transfer restrictions set forth in the Restricted Notes Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in a Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person. A beneficial interest in an Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.2(b)(i).

(ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests in any Global Note that is not subject to Section 2.2(b)(i), the transferor of such beneficial interest must deliver to the Registrar (1) a written order from an Agent Member given to the Depository in accordance with the applicable rules and procedures of the Depository directing the Depository to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the applicable rules and procedures of the Depository containing information regarding the Agent Member account to be credited with such increase. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note pursuant to Section 2.2(g).

(iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in a Transfer Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Transfer Restricted Global Note if the transfer complies with the requirements of Section 2.2(b)(ii) above and the Registrar receives the following:

(A) if the transferee will take delivery in the form of a beneficial interest in a Rule 144A Global Note, then the transferor must deliver a certificate in the form attached to the applicable Note; and

Appendix A-5

(B) if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Note, then the transferor must deliver a certificate in the form attached to the applicable Note.

(iv) Transfer and Exchange of Beneficial Interests in a Transfer Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in a Transfer Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.2(b)(ii) above and the Registrar receives the following:

(A) if the holder of such beneficial interest in a Transfer Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form attached to the applicable Note; or

(B) if the holder of such beneficial interest in a Transfer Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form attached to the applicable Note, and, in each such case, if the Issuers or the Registrar so request or if the applicable rules and procedures of the Depository so require, an Opinion of Counsel in form reasonably acceptable to the Issuers and the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Notes Legend are no longer required in order to maintain compliance with the Securities Act. If any such transfer or exchange is effected pursuant to this subparagraph (iv) at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of a written order of Holdings in the form of an Officers’ Certificate in accordance with Section 2.01 of this Indenture, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred or exchanged pursuant to this subparagraph (iv).

(v) Transfer and Exchange of Beneficial Interests in an Unrestricted Global Note for Beneficial Interests in a Transfer Restricted Global Note. Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Transfer Restricted Global Note.

(c) Transfer and Exchange of Beneficial Interests in Global Notes for Definitive Notes. A beneficial interest in a Global Note may not be exchanged for a Definitive Note except under the circumstances described in Section 2.1(b)(ii). A beneficial interest in a Global Note may not be transferred to a Person who takes delivery thereof in the form of a Definitive Note except under the circumstances described in Section 2.1(b)(ii). In any case, beneficial interests in Global Notes shall be transferred or exchanged only for Definitive Notes.

Appendix A-6

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests in Global Notes. Transfers and exchanges of Definitive Notes for beneficial interests in the Global Notes also shall require compliance with either subparagraph (i), (ii) or (iii) below, as applicable:

(i) Transfer Restricted Definitive Notes to Beneficial Interests in Transfer Restricted Global Notes. If any holder of a Transfer Restricted Definitive Note proposes to exchange such Transfer Restricted Definitive Note for a beneficial interest in a Transfer Restricted Global Note or to transfer such Transfer Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Transfer Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A) if the holder of such Transfer Restricted Definitive Note proposes to exchange such Transfer Restricted Note for a beneficial interest in a Transfer Restricted Global Note, a certificate from such holder in the form attached to the applicable Note;

(B) if such Transfer Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate from such holder in the form attached to the applicable Note;

(C) if such Transfer Restricted Definitive Note is being transferred to a Non U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate from such holder in the form attached to the applicable Note;

(D) if such Transfer Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate from such holder in the form attached to the applicable Note;

(E) if such Transfer Restricted Definitive Note is being transferred to an IAI in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate from such holder in the form attached to the applicable Note, including the certifications, certificates and Opinion of Counsel, if applicable; or

(F) if such Transfer Restricted Definitive Note is being transferred to Holdings or a Subsidiary thereof, a certificate from such holder in the form attached to the applicable Note;

the Trustee shall cancel the Transfer Restricted Definitive Note, and increase or cause to be increased the aggregate principal amount of the appropriate Transfer Restricted Global Note.

Appendix A-7

(ii) Transfer Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A holder of a Transfer Restricted Definitive Note may exchange such Transfer Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note or transfer such Transfer Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

(A) if the holder of such Transfer Restricted Definitive Note proposes to exchange such Transfer Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form attached to the applicable Note; or

(B) if the holder of such Transfer Restricted Definitive Note proposes to transfer such Transfer Restricted Definitive Note to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form attached to the applicable Note, and, in each such case, if the Issuers or the Registrar so request or if the applicable rules and procedures of the Depository so require, an Opinion of Counsel in form reasonably acceptable to the Issuers and the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Notes Legend are no longer required in order to maintain compliance with the Securities Act. Upon satisfaction of the conditions of this subparagraph (ii), the Trustee shall cancel the Transfer Restricted Definitive Note and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note. If any such transfer or exchange is effected pursuant to this subparagraph (ii) at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of a written order of Holdings in the form of an Officers’ Certificate, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of the Transfer Restricted Note transferred or exchanged pursuant to this subparagraph (ii).

(iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A holder of an Unrestricted Definitive Note may exchange such Unrestricted Definitive Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes. If any such transfer or exchange is effected pursuant to this subparagraph (iii) at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of a written order of Holdings in the form of an Officers’ Certificate, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of the Unrestricted Definitive Note transferred or exchanged pursuant to this subparagraph (iii).

Appendix A-8

(iv) Unrestricted Definitive Notes to Beneficial Interests in Transfer Restricted Global Notes. An Unrestricted Definitive Note cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a beneficial interest in a Transfer Restricted Global Note.

(e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a holder of Definitive Notes and such holder’s compliance with the provisions of this Section 2.2(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such holder or by its attorney, duly authorized in writing. In addition, the requesting holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.2(e).

(i) Transfer Restricted Definitive Notes to Transfer Restricted Definitive Notes. A Transfer Restricted Note may be transferred to and registered in the name of a Person who takes delivery thereof in the form of a Transfer Restricted Definitive Note if the Registrar receives the following:

(A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form attached to the applicable Note;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904 under the Securities Act, then the transferor must deliver a certificate in the form attached to the applicable Note;

(C) if the transfer will be made pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate in the form attached to the applicable Note;

(D) if the transfer will be made to an IAI in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (A) through (D) above, a certificate in the form attached to the applicable Note; and

(E) if such transfer will be made to Holdings or a Subsidiary thereof, a certificate in the form attached to the applicable Note.

(ii) Transfer Restricted Definitive Notes to Unrestricted Definitive Notes. Any Transfer Restricted Definitive Note may be exchanged by the holder thereof for an Unrestricted Definitive Note or transferred to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:

(A) if the holder of such Transfer Restricted Definitive Note proposes to exchange such Transfer Restricted Definitive Note for an Unrestricted Definitive Note, a certificate from such holder in the form attached to the applicable Note; or

Appendix A-9

(B) if the holder of such Transfer Restricted Definitive Note proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form attached to the applicable Note, and, in each such case, if the Issuers or the Registrar so request, an Opinion of Counsel in form reasonably acceptable to the Issuers and the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Notes Legend are no longer required in order to maintain compliance with the Securities Act.

(iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A holder of an Unrestricted Definitive Note may transfer such Unrestricted Definitive Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note at any time. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the holder thereof.

(iv) Unrestricted Definitive Notes to Transfer Restricted Definitive Notes. An Unrestricted Definitive Note cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a Transfer Restricted Definitive Note.

At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.10 of this Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.

(f) Legend.

(i) Except as permitted by the following paragraph (iii), (iv) or (v), each Note certificate evidencing the Global Notes and any Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):

Appendix A-10

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT WITHIN [IN THE CASE OF RULE 144A NOTES: ONE YEAR] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUERS OR ANY AFFILIATE OF THE ISSUERS WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUERS OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUERS SO REQUEST), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.”

“THE TERMS OF THIS SECURITY ARE SUBJECT TO THE TERMS OF THE FIRST LIEN/SECOND LIEN INTERCREDITOR AGREEMENT AMONG [•], NATIONAL ASSOCIATION, AS FIRST LIEN FACILITY AGENT AND APPLICABLE FIRST LIEN AGENT, [•], AS SECOND LIEN FACILITY AGENT AND APPLICABLE SECOND LIEN AGENT, AND THE OTHER PARTIES FROM TIME TO TIME PARTY THERETO, ENTERED INTO ON THE ISSUE DATE, AS IT MAY BE AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME IN ACCORDANCE WITH THE INDENTURE.”

Appendix A-11

Each Regulation S Note shall bear the following additional legend:

“BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON, NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON, AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.”

Each Definitive Note shall bear the following additional legend:

“IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.”

(ii) Upon any sale or transfer of a Transfer Restricted Definitive Note, the Registrar shall permit the holder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Definitive Note if the holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Initial Note).

(iii) Upon a sale or transfer after the expiration of the Restricted Period of any Initial Note acquired pursuant to Regulation S, all requirements that such Initial Note bear the Restricted Notes Legend shall cease to apply and the requirements requiring any such Initial Note be issued in global form shall continue to apply.

(iv) After a transfer of any Initial Notes during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Notes, all requirements pertaining to the Restricted Notes Legend on any such Initial Note will cease to apply, the requirements requiring any such Initial Note issued to certain holders be issued in global form will continue to apply, and an Initial Note or an Initial Note in global form, in each case without restrictive transfer legends, will be available to the transferee of the holder of such Initial Notes upon exchange of such transferring holder’s certificated Initial Note or directions to transfer such holder’s interest in the Global Note, as applicable.

Appendix A-12

(v) Upon the consummation of a Registered Exchange Offer with respect to the Initial Notes pursuant to which holders of such Initial Notes are offered Exchange Notes in exchange for their Initial Notes, all requirements pertaining to such Initial Notes that Initial Notes issued to certain holders be issued in global form will still apply with respect to holders of such Initial Notes that do not exchange their Initial Notes, and Exchange Notes in certificated or global form, in each case without the Restricted Notes Legend, will be available to holders that exchange such Initial Notes in such Registered Exchange Offer.

(vi) Any Additional Notes sold in a registered offering shall not be required to bear the Restricted Notes Legend (other than the portion thereof relating to the Senior Lien Intercreditor Agreement).

(g) Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.10 of this Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.

(h) Obligations with Respect to Transfers and Exchanges of Notes.

(i) To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate, Definitive Notes and Global Notes at the Registrar’s request.

(ii) No service charge shall be made for any registration of transfer or exchange of Notes, but the Issuers may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges pursuant to Sections 3.06, 4.06, 4.08 and 9.05 of this Indenture).

(iii) Prior to the due presentation for registration of transfer of any Note, the Issuers, the Trustee, a Paying Agent or the Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Issuers, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

(iv) All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

Appendix A-13

(i) No Obligation of the Trustee.

(i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depository or any other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the holders and all payments to be made to the holders under the Notes shall be given or made only to the registered holders (which shall be the Depository or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

(ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depository participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Appendix A-14

EXHIBIT A

[FORM OF FACE OF INITIAL NOTE]

[Global Notes Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[Restricted Notes Legend for Notes Offered in Reliance on Regulation S]

BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON, NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON, AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

[Restricted Notes Legend]

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT WITHIN [IN THE CASE OF RULE 144A NOTES: ONE YEAR] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUERS OR ANY AFFILIATE OF THE ISSUERS WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY)

Exhibit A-1

RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUERS OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUERS SO REQUEST), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.”

“THE TERMS OF THIS SECURITY ARE SUBJECT TO THE TERMS OF THE FIRST LIEN/SECOND LIEN INTERCREDITOR AGREEMENT AMONG [•], AS FIRST LIEN FACILITY AGENT AND APPLICABLE FIRST LIEN AGENT, [•], AS SECOND LIEN FACILITY AGENT AND APPLICABLE SECOND LIEN AGENT, AND THE OTHER PARTIES FROM TIME TO TIME PARTY THERETO, ENTERED INTO ON THE ISSUE DATE, AS IT MAY BE AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME IN ACCORDANCE WITH THE INDENTURE.”

[Definitive Notes Legend]

“IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.”

[FORM OF INITIAL NOTE]

TALOS PRODUCTION LLC

TALOS PRODUCTION FINANCE INC.

No. [ ]	144A CUSIP No. [•]

144A ISIN No. [•]

REG S CUSIP No. [•]

REG S ISIN No. [•]

$[ ]

11.00% Second-Priority Senior Secured Note due 2022

TALOS PRODUCTION LLC, a Delaware limited liability company, and TALOS PRODUCTION FINANCE INC., a Delaware corporation, jointly and severally, promise to pay to Cede & Co., or registered assigns, the principal sum set forth on the Schedule of Increases or Decreases in Global Note attached hereto on the Notes Maturity Date.

Interest Payment Dates: [•] and [•], commencing [•], 2018

Record Dates: [•] and [•]

Additional provisions of this Note are set forth on the other side of this Note.

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

TALOS PRODUCTION LLC

By:
Name:
Title:

TALOS PRODUCTION FINANCE INC.

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

[•]	as Trustee, certifies that this is one of the Notes referred to in the Indenture.

By:
Authorized Signatory
Dated:

*/	If the Note is to be issued in global form, add the Global Notes Legend and the attachment from Exhibit A captioned “TO BE ATTACHED TO GLOBAL NOTES—SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE.”

[FORM OF REVERSE SIDE OF INITIAL NOTE]

11.00% Second-Priority Senior Secured Note Due 2022

1. Interest

TALOS PRODUCTION LLC, a Delaware limited liability company (such entity, and its successors and assigns under the Indenture hereinafter referred to, being herein called “Holdings”), and TALOS PRODUCTION FINANCE INC., a Delaware corporation (such entity, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Co-Issuer” and, together with Holdings, the “Issuer”), jointly and severally, promise to pay interest on the principal amount of this Note at the rate per annum shown above; provided, however, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, Additional Interest will accrue on this Note at a rate of 0.25% per annum from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. The Issuers shall pay interest semiannually on [•] and [•] of each year (each an “Interest Payment Date”), commencing [•], 2018. Interest on the Notes shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from [•]4, until the principal hereof is due. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Issuers shall pay interest on overdue principal at the rate borne by the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2. Method of Payment

The Issuers shall pay interest on the Notes (except defaulted interest) to the Persons who are registered holders at the close of business on [•] or [•] (each a “Record Date”) immediately preceding the Interest Payment Date even if Notes are canceled after the Record Date and on or before the Interest Payment Date (whether or not a Business Day). Holders must surrender Notes to the Paying Agent to collect principal payments. The Issuers shall pay principal, premium, if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Note (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depositary. The Issuers shall make all payments in respect of a certificated Note (including principal, premium, if any, and interest) at the office of the Paying Agent, except that, at the option of the Issuers, payment of interest may be made by mailing a check to the registered address of each holder thereof; provided, however, that payments on the Notes may also be made, in the case of a holder of at least $1,000,000 aggregate principal amount of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such holder elects payment by wire transfer by giving written notice to the Trustee or Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

[4]	To be the Issue Date.

3. Paying Agent and Registrar

Initially, [•], as trustee under the Indenture (the “Trustee”), will act as Paying Agent and Registrar. The Issuers may appoint and change any Paying Agent or Registrar without notice. The Issuers or any of their domestically incorporated Subsidiaries may act as Paying Agent or Registrar.

4. Indenture

The Issuers issued the Notes under an Indenture dated as of [•] (the “Indenture”), among the Issuers, the Subsidiary Guarantors party thereto and [•], as trustee and collateral agent. Capitalized terms used herein are used as defined in the Indenture, unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “TIA”). The Notes are subject to all terms and provisions of the Indenture, and the holders (as defined in the Indenture) are referred to the Indenture for a statement of such terms and provisions. If and to the extent that any provision of the Notes limits, qualifies or conflicts with a provision of the Indenture, such provision of the Indenture shall control.

The Notes are senior secured obligations of the Issuers. [This Note is one of the Initial Notes referred to in the Indenture.] The Notes include the Initial Notes and any Additional Notes. The Initial Notes and any Additional Notes are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of Holdings and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, Incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, issue or sell certain Capital Stock of Holdings and such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, create or Incur Liens and make Asset Sales. The Indenture also imposes limitations on the ability of each Issuer and each Subsidiary Guarantor to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of its property.

To guarantee the due and punctual payment of the principal and interest on the Notes and all other amounts payable by the Issuers under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the Subsidiary Guarantors have unconditionally guaranteed the Guaranteed Obligations pursuant to the terms of the Indenture and any Subsidiary Guarantor that executes a Subsidiary Guarantee will unconditionally guarantee the Guaranteed Obligations on a senior secured basis pursuant to the terms of the Indenture.

5. Redemption

On or after [•]5 the Issuers may redeem the Notes at their option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each holder’s registered address, or delivered electronically if held by DTC, at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest and Additional Interest, if any, to, but excluding, the redemption date (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the 12-month period commencing on [•] of the years set forth below:

Period	Redemption Price
20[•][6]	105.500%
20[•][6]	102.750%
20[•][7] and thereafter	100.000%

In addition, prior to [•], the Issuers may redeem the Notes at their option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ prior notice mailed by the Issuers by first-class mail to each holder’s registered address, or delivered electronically if held by DTC, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to, but excluding, the applicable redemption date (subject to the right of holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

Notwithstanding the foregoing, at any time and from time to time on or prior to [•], the Issuers may redeem in the aggregate up to 35% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) with the net cash proceeds of one or more Equity Offerings (1) by Holdings or (2) by any direct or indirect parent of Holdings to the extent the net cash proceeds thereof are contributed to the common equity capital of Holdings or are used to purchase Capital Stock (other than Disqualified Stock) of Holdings, at a redemption price (expressed as a percentage of principal amount thereof) of 111.000%, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date; provided, that such redemption shall occur within 90 days after the date on which any such Equity Offering is consummated upon not less than 30 nor more than 60 days’ notice mailed by the Issuer to each holder of Notes being redeemed, or delivered electronically if held by DTC, and otherwise in accordance with the procedures set forth in the Indenture.

Notice of any redemption upon any corporate transaction or other event (including any Equity Offering, incurrence of Indebtedness, Change of Control or other transaction) may be given prior to the completion thereof. In addition, any redemption described above or notice thereof may, at the Issuers’ discretion, be subject to one or more conditions precedent, including, but not limited to, completion of a corporate transaction or other event.

[5]	To be one year after the Issue Date.
[6]	To be two years after the Issue Date.
[7]	To be three years after the Issue Date.

6. Mandatory Redemption

The Issuers will not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.

7. Notice of Redemption

Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date, to each holder of Notes to be redeemed at its registered address (with a copy to the Trustee) or otherwise in accordance with the procedures of The Depository Trust Company (“DTC”), except that redemption notices may be mailed more than 60 days prior to the redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture pursuant to Article VIII thereof. If money sufficient to pay the redemption price of and accrued and unpaid interest on all Notes (or portions thereof) to be redeemed on the redemption date is deposited with a Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date, interest ceases to accrue on such Notes (or such portions thereof) called for redemption.

8. Repurchase of Notes at the Option of the Holders upon Change of Control and Asset Sales

Upon the occurrence of a Change of Control, each holder shall have the right, subject to certain conditions specified in the Indenture, to cause the Issuers to repurchase all or any part of such holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase (subject to the right of the holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), as provided in, and subject to the terms of, the Indenture.

In accordance with Section 4.06 of the Indenture, the Issuers will be required to offer to purchase Notes upon the occurrence of certain events.

9. Ranking and Collateral.

From the Issue Date, the Notes and the Subsidiary Guarantees will be secured by security interests (subject to Permitted Liens and Liens permitted by Section 4.12 of the Indenture) in the Collateral pursuant to the Security Documents (but subject to the terms and conditions of the Security Documents and the Senior Lien Intercreditor Agreement). The Liens upon any and all Collateral are, to the extent and in the manner provided in the Senior Lien Intercreditor Agreement, junior in ranking with all present and future Liens securing First-Priority Lien Obligations, are equal in ranking to all present and future Liens securing Other Second-Lien Obligations and will be senior in ranking to all present and future Liens securing Junior Lien Obligations.

10. Denominations; Transfer; Exchange

The Notes are in registered form, without coupons, in denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof. A holder shall register the transfer of or exchange of the Notes in accordance with the Indenture. Upon any registration of transfer or exchange, the Registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or to transfer or exchange any Notes for a period of 15 days prior to a selection of Notes to be redeemed.

11. Persons Deemed Owners

The registered holder of this Note shall be treated as the owner of it for all purposes.

12. Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee and a Paying Agent shall pay the money back to the Issuers at their written request unless an abandoned property law designates another Person. After any such payment, the holders entitled to the money must look to the Issuers for payment as general creditors and the Trustee and a Paying Agent shall have no further liability with respect to such monies.

13. Discharge and Defeasance

Subject to certain conditions, the Issuers at any time may terminate some of or all their obligations under the Notes and the Indenture if the Issuers deposit with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

14. Amendment; Waiver

Subject to certain exceptions set forth in the Indenture, (i) the Indenture, the Notes, the Subsidiary Guarantees, the Security Documents and the Senior Lien Intercreditor Agreement may be amended with the written consent of the holders of at least a majority in aggregate principal amount of the Notes then outstanding and (ii) any past default or compliance with any provisions may be waived with the written consent of the holders of at least a majority in principal amount of the Notes then outstanding.

Subject to certain exceptions set forth in the Indenture, without the consent of any holder, the Issuers, the Collateral Agent and the Trustee may amend the Indenture, the Notes, the Subsidiary Guarantees, the Security Documents and/or the Senior Lien Intercreditor Agreement (i) to cure any ambiguity, omission, mistake, defect or inconsistency; (ii) to provide for the assumption by a Successor Company (with respect to an Issuer) of the obligations of an Issuer under the Indenture, the Notes, the Security Documents and the Senior Lien Intercreditor Agreement; (iii) to provide for the assumption by a Successor Subsidiary Guarantor (with respect to any Subsidiary Guarantor), as the case may be, of the obligations of a Subsidiary Guarantor under the Indenture, its Subsidiary Guarantee, the Security Documents and the Senior Lien

Intercreditor Agreement; (iv) to provide for uncertificated Notes in addition to or in place of certificated Notes, provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code; (v) [reserved]; (vi) to add a Subsidiary Guarantee or collateral with respect to the Notes; (vii) to release collateral as permitted by the Indenture, the Security Documents and the Senior Lien Intercreditor Agreement; (viii) to comply with any requirement of the SEC in connection with qualifying or maintaining the qualification of the Indenture under the TIA, (ix) to add to the covenants of the Issuers for the benefit of the holders or to surrender any right or power herein conferred upon the Issuers; (x) to make any change that does not adversely affect the rights of any holder in any material respect; or (xi) to make changes to provide for the issuance of Additional Notes or Exchange Notes, which shall have terms substantially identical in all material respects to the Initial Notes, and which shall be treated, together with any outstanding Initial Notes, as a single issue of securities; or (xii) to effect any provision of the Indenture.

In addition, the Senior Lien Intercreditor Agreement may be amended without notice to or the consent of any holder, the Trustee or the Collateral Agent in connection with the permitted entry into the Senior Lien Intercreditor Agreement of any class of additional secured creditors holding First-Priority Lien Obligations or Other Second-Lien Obligations.

15. Defaults and Remedies

If an Event of Default (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of Holdings) occurs and is continuing, the Trustee by notice to the Issuer or the holders of at least 30% in principal amount of outstanding Notes by notice to the Issuer with a copy to the Trustee, may declare the principal of, premium, if any, and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest will be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuers occurs, the principal of, premium, if any, and interest on all the Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any holders. Under certain circumstances, the holders of a majority in principal amount of outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

If an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture or the Security Documents at the written request or direction of any of the holders unless such holders have offered to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense and certain other conditions are complied with. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder may pursue any remedy with respect to the Indenture or the Notes unless (i) such holder has previously given the Trustee written notice that an Event of Default is continuing, (ii) holders of at least 30% in principal amount of the outstanding Notes have requested in writing that the Trustee pursue the remedy, (iii) such holders have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity, and (v) the holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the holders of a majority in principal amount of outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee shall be entitled to indemnification reasonably satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

16. Trustee Dealings with the Issuers

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuers or their Affiliates and may otherwise deal with the Issuers or their Affiliates with the same rights it would have if it were not Trustee.

17. No Recourse Against Others

No director, officer, employee, manager, incorporator or holder of any Equity Interests in an Issuer or any Subsidiary Guarantor or any direct or indirect parent companies, as such, will have any liability for any obligations of an Issuer or any Subsidiary Guarantor under the Notes, the Indenture or the Subsidiary Guarantees, as applicable, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability.

18. Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

19. Abbreviations

Customary abbreviations may be used in the name of a holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

20. Governing Law

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

21. CUSIP Numbers; ISINs

The Issuers have caused CUSIP numbers and ISINs to be printed on the Notes and have directed the Trustee to use CUSIP numbers and ISINs in notices of redemption as a convenience to the holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuers will furnish to any holder of Notes upon written request and without charge to the holder a copy of the Indenture which has in it the text of this Note.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to:

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                    agent to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date:                                                                   Your Signature:

Sign exactly as your name appears on the other side of this Note.

Signature Guarantee:

Date:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee	Signature of Signature Guarantee

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR

REGISTRATION OF TRANSFER RESTRICTED NOTES

This certificate relates to $                 principal amount of Notes held in (check applicable space)          book-entry or              definitive form by the undersigned.

The undersigned (check one box below):

☐	has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depository a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above);

☐	has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate occurring while this Note is still a Transfer Restricted Definitive Note or a Transfer Restricted Global Note, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐	to the Issuers; or

(2)	☐	to the Registrar for registration in the name of the holder, without transfer; or

(3)	☐	pursuant to an effective registration statement under the Securities Act of 1933; or

(4)	☐	inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(5)	☐	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933 and such Note shall be held immediately after the transfer through Euroclear or Clearstream until the expiration of the Restricted Period (as defined in the Indenture); or

(6)	☐	to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements; or

(7)	☐	pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Issuers or the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Issuers or the Trustee have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Date:                                                                   Your Signature:

Sign exactly as your name appears on the other side of this Note.

Signature Guarantee:

Date:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee	Signature of Signature Guarantee

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:
NOTICE: To be executed by an executive officer

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The initial principal amount of this Global Note is $                    . The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.06 (Asset Sale) or 4.08 (Change of Control) of the Indenture, check the box:

Asset Sale ☐                 Change of Control ☐

If you want to elect to have only part of this Note purchased by the Issuers pursuant to Section 4.06 (Asset Sale) or 4.08 (Change of Control) of the Indenture, state the amount ($2,000 or any integral multiple of $1,000 in excess thereof):

$

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee

EXHIBIT B

[FORM OF TRANSFEREE LETTER OF REPRESENTATION]

TRANSFEREE LETTER OF REPRESENTATION

TALOS PRODUCTION LLC

TALOS PRODUCTION FINANCE INC.

c/o [•]

Ladies and Gentlemen:

This certificate is delivered to request a transfer of $[        ] principal amount of the 11.00% Second-Priority Senior Secured Notes due 2022 (the “Notes”) of TALOS PRODUCTION LLC and TALOS PRODUCTION FINANCE INC. (collectively with their successors and assigns, the “Issuers”).

Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID Number:

The undersigned represents and warrants to you that:

1. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor” at least $100,000 principal amount of the Notes, and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we invest in or purchase securities similar to the Notes in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

2. We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date that is one year after the later of the date of original issue and the last date on which either of the Issuers or any affiliate of such Issuers was the owner of such Notes (or any predecessor thereto) (the “Resale Restriction Termination Date”) only (a) in the United States to a person whom we reasonably believe is a qualified institutional buyer (as defined in rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A, (b) outside the United States in an offshore transaction in accordance with Rule 904 of Regulation S under the Securities Act, (c) pursuant to

B-1

an exemption from registration under the Securities Act provided by Rule 144 thereunder (if applicable) or (d) pursuant to an effective registration statement under the Securities Act, in each of cases (a) through (d) in accordance with any applicable securities laws of any state of the United States. In addition, we will, and each subsequent holder is required to, notify any purchaser of the Note evidenced hereby of the resale restrictions set forth above. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made to an institutional “accredited investor” prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Issuers and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Issuers and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes pursuant to clause 1(b), 1(c) or 1(d) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Issuers and the Trustee.

Dated:

TRANSFEREE:                                                      ,

By:

B-2

EXHIBIT C

[FORM OF SUPPLEMENTAL INDENTURE]

SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of [DATE], among [SUBSIDIARY GUARANTOR] (the “New Subsidiary Guarantor”), a subsidiary of TALOS PRODUCTION LLC (or its successor), a Delaware limited liability company (“Holdings”), and [•], as trustee under the indenture referred to below (the “Trustee”).

W I T N E S S E T H :

WHEREAS Holdings, Talos Production Finance Inc. (or its successor), a Delaware corporation (the “Co-Issuer” and, together with Holdings, the “Issuers”), certain Subsidiary Guarantors and the Trustee have heretofore executed an indenture, dated as of [•] (as amended, supplemented or otherwise modified, the “Indenture”), providing for the issuance of the Issuers’ 11.00% Second-Priority Senior Secured Notes due 2022 ( the “Notes”), initially in the aggregate principal amount of $[•];

WHEREAS Sections 4.11 and 12.07 of the Indenture provide that under certain circumstances Holdings is required to cause the New Subsidiary Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Subsidiary Guarantor shall unconditionally guarantee all the Issuers’ Obligations under the Notes and the Indenture pursuant to a Subsidiary Guarantee on the terms and conditions set forth herein; and

WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee and the Issuers are authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Subsidiary Guarantor, the Issuers and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “holders” in this Supplemental Indenture shall refer to the term “holders” as defined in the Indenture and the Trustee acting on behalf of and for the benefit of such holders. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular Section hereof.

2. Agreement to Guarantee. The New Subsidiary Guarantor hereby agrees, jointly and severally with all existing Subsidiary Guarantors (if any), to unconditionally guarantee the Issuers’ Obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Article XII of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of a Subsidiary Guarantor under the Indenture.

3. Notices. All notices or other communications to the New Subsidiary Guarantor shall be given as provided in Section 13.02 of the Indenture.

4. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

5. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

6. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

7. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

8. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

TALOS PRODUCTION LLC

By:
Name:
Title:

TALOS PRODUCTION FINANCE INC.

By:
Name:
Title:

[NEW SUBSIDIARY GUARANTOR] , as a Subsidiary Guarantor

By:
Name:
Title:

[•], not in its individual capacity, but solely as Trustee

By:
Name:
Title:

EXHIBIT B – Registration Rights

Registration Rights

The Issuers will enter into a registration rights agreement with certain of the holders of the New Second Lien Notes for the benefit of all holders of such Second Lien Notes pursuant to which the Issuers will file with the SEC and use commercially reasonable efforts to make effective a registration statement relating to an offer to exchange the New Second Lien Notes for an issue of SEC-registered notes with terms identical to the New Second Lien Notes (except that the New Second Lien Notes will not be subject to any restrictions on transfer or to any increase in annual interest rate as described below). The registration rights agreement will contain customary terms for a Rule 144A high-yield offering.

If the Issuers do not complete the exchange offer by the 180th day following the Closing Date, then additional interest will accrue on the principal amount of the New Second Lien Notes at a rate of 0.25% per annum until the exchange offer is completed or until a shelf registration statement covering the resale of the New Second Lien Notes has been declared effective.

EXHIBIT C – Form of Joinder Agreement

[FORM OF]

JOINDER AGREEMENT

This Joinder Agreement (“Joinder Agreement”) is a joinder to the Exchange Agreement, dated as of [•], 2017 (the “Agreement”), by and among Talos Production LLC, a Delaware limited liability company (the “Company”), Talos Production Finance Inc., a Delaware corporation (the “Co-Issuer” and, together with the Company, the “Issuers”), Stone Energy Corporation, a Delaware corporation (“Stone”), [New Stone], a Delaware Corporation (“New Stone”), the lenders listed on Schedule A to the Agreement (collectively, the “Institutional Bridge Loan Lenders”), the lenders listed on Schedule B to the Agreement (collectively, the “Sponsor Bridge Loan Lenders” and together with the Institutional Bridge Loan Lenders, the “Bridge Loan Lenders”), the noteholders listed on Schedule C to the Agreement (collectively, the “Sponsor Noteholders”) and the noteholders listed on Schedule D to the Agreement (the “Stone Noteholders”). Capitalized terms used but not defined in this Joinder Agreement shall have the meanings given to them in the Agreement. This Joinder Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. In the event of any conflict between this Joinder Agreement and the Agreement, the terms of this Joinder Agreement shall control.

The undersigned hereby joins and enters into the Agreement having acquired Bridge Loans, Stone Notes or Sponsor Notes, as applicable. By signing and returning this Joinder Agreement to the other parties to the Agreement, the undersigned (i) accepts and agrees to be bound by and subject to all of the terms and conditions of and agreements of a Bridge Loan Lender, Stone Noteholder or Sponsor Noteholder, as applicable, in the Agreement, with all attendant rights, duties and obligations of a Bridge Loan Lender, Stone Noteholder or Sponsor Noteholder thereunder and (ii) makes, as of the date hereof, each of the representations and warranties of a Bridge Loan Lender in Article II of the Agreement, a Stone Noteholder in Article III in the Agreement or a Sponsor Noteholder in Article IV of the Agreement, as applicable, as fully as if such representations and warranties were set forth herein. The parties to the Agreement shall treat the execution and delivery hereof by the undersigned as the execution and delivery of the Agreement by the undersigned and, upon receipt of this Joinder Agreement, the signature of the undersigned set forth below shall constitute a counterpart signature to the signature page of the Agreement.

Name:

Address for Notices:	With copies to:

Attention:

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Joinder Agreement to be executed and delivered by the undersigned or by its duly authorized attorney.

By:
Name:
Title:

EXHIBIT D – Opinions

1.	The Company and the Co-Issuer are each duly incorporated or formed, validly existing and in good standing under the laws of the State of Delaware. Each of the Subsidiary Guarantors that is incorporated in or formed in Delaware is validly existing and in good standing under the laws of the State of Delaware.

2.	Each of the Company and the Co-Issuer, and each of the Subsidiary Guarantors that is incorporated in or formed in Delaware, has all necessary limited liability company or corporate, as applicable, power to execute, deliver and perform its obligations under each of the New Second Lien Notes Indenture, the New Second Lien Notes and the Collateral Agreement to which it is a party. The execution, delivery and performance by each of the Company and the Co-Issuer, and each of the Subsidiary Guarantors that is incorporated in or formed in Delaware, of each of the New Second Lien Notes Indenture, the New Second Lien Notes and the Collateral Agreement to which it is a party have been duly authorized by all necessary limited liability company or corporate action on the part of such party and do not violate its organizational documents.

3.	The New Second Lien Notes have been duly authorized and executed by the Issuers. The New Second Lien Notes, when duly issued and delivered by the Issuers, will constitute the legal, valid and binding obligations of the Issuers entitled to the benefits of the New Second Lien Notes Indenture and enforceable against the Issuers in accordance with their terms.

4.	Each of the New Second Lien Notes Indenture and the Collateral Agreement has been duly executed and delivered by each of the Company and the Co-Issuer, and each of the Subsidiary Guarantors that is incorporated in or formed in Delaware, which is a party to it and constitutes the legal, valid and binding obligation of each of the Company, the Co-Issuer and the Subsidiary Guarantors which is a party to it, enforceable against that party in accordance with its terms.

5.	It is not necessary in connection with the offer, sale and delivery of the New Second Lien Notes to register the New Second Lien Notes under the Securities Act of 1933.

6.	No consent, approval, authorization or order of, or filing, registration or qualification with, any Governmental Authority, which has not been obtained, taken or made, is required by the Issuers under any applicable law for the issuance and sale of the New Second Lien Notes by the Issuers, the execution and delivery by the Issuers of the Indenture and the performance by the Issuers of their obligations thereunder, except as may be required in connection with the registration of the New Second Lien Notes. For purposes of this opinion, the term “Governmental Authority” means any executive, legislative, judicial, administrative or regulatory body of the State of Delaware, the State of New York or the United States of America.

7.	The Issuers and the Subsidiary Guarantors are not, and after giving effect to the issuance of the New Second Lien Notes will not be, required to be registered as an investment company under the Investment Company Act of 1940, as amended.

8.	The Collateral Agreement is effective to create a valid security interest in favor of the New Second Lien Notes Trustee, for the benefit of the holders of the New Second Lien Notes, to secure the obligations with respect to the New Second Lien Notes in which Company, the Co-Issuer and the Subsidiary Guarantors party to the Collateral Agreement have an interest to the extent that a security interest in that collateral may be created under Article 9 of the Uniform Commercial Code of the State of New York. For each of the Company and the Co-Issuer and each Subsidiary Guarantor that is incorporated or formed in Delaware, the Secretary of State of the State of Delaware is the office in the State of Delaware in which filings are required to perfect the security interest to the extent that it can be perfected by filing under the Uniform Commercial Code of the State of Delaware. Upon the proper filing of the financing statements (to be attached to opinion) the security interest granted by each of the Company and the Co-Issuer and each Subsidiary Guarantor that is incorporated or formed in Delaware will be perfected to the extent that a security interest in collateral may be perfected by filing under the Uniform Commercial Code of the State of Delaware.

9.	The execution and delivery by each of the Company and the Co-Issuer and each of the Subsidiary Guarantors of the New Second Lien Notes Indenture, the New Second Lien Notes and the Collateral Agreement and the performance of each of their obligations thereunder do not (i) violate any Covered Law[1] or (ii) breach or result in a default under, or require the creation of any lien (other than liens created pursuant to the New Second Lien Notes Indenture and the Collateral Agreement or liens permitted thereunder) upon any of the assets of the Issuers or the Subsidiary Guarantors pursuant to the Covered Agreements[2].

[1]	To include laws of the State of New York, General Corporation Law of the State of Delaware, the Limited Liability Company Act of the State of Delaware, the Delaware Uniform Commercial Code and the federal laws of the United States of America.
[2]	To include the New Credit Agreement and, if applicable, the Stone Indenture and the Talos 2018 Notes indenture.